UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

3845

(Primary Standard Industrial Classification Code Number)

30-0983531

(I.R.S. Employer Identification Number)

203 Redwood Shores Parkway, Suite 600
Redwood City, CA 94065

(904) 496-0027

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Waqaas Al-Siddiq

Chief Executive Officer

Biotricity Inc.

203 Redwood Shores Parkway, Suite 600

Redwood City, CA 94065

(904) 496-0027

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald S. McIntyre

rsm1636@telus.net

(604) 726-0640 (Tel.)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Emerging Growth Company ☒	Smaller reporting company ☒
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

BIOTRICITY INC.

44,117,647 SHARES OF COMMON STOCK

Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 13.

SUBJECT TO COMLETION, Dated _____, 2025

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SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” AND “OUR” REFERS TO BIOTRICITY INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Summary Information about BIOTRICITY INC.

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 13 and the financial statements and related notes included in this prospectus.

Overview

Biotricity Inc. (the “Company”, “Biotricity”, “we”, “us”, “our”) is a medical technology company focused on biometric data monitoring solutions. Our aim is to deliver innovative, remote monitoring solutions to the medical, healthcare, and consumer markets, with a focus on diagnostic and post-diagnostic solutions for lifestyle and chronic illnesses. We approach the diagnostic side of remote patient monitoring by applying innovation within existing business models where reimbursement is established. We believe this approach reduces the risk associated with traditional medical device development and accelerates the path to revenue. In post-diagnostic markets, we intend to apply medical grade biometrics to enable consumers to self-manage, thereby driving patient compliance and reducing healthcare costs. We first focused on a segment of the ambulatory diagnostic cardiac market, otherwise known as COM, while also providing the capability to perform all types of ambulatory cardiac studies.

We developed our Bioflux® (“Bioflux”) COM technology, which has received clearance from the U.S. Food and Drug Administration (“FDA”), comprised of a monitoring device and software components, which we made available to the market under limited release on April 6, 2018, to assess, establish and develop sales processes and market dynamics. Full market release of the Bioflux device for commercialization occurred in April 2019. The fiscal year ended March 31, 2021 marked our first year of expanded commercialization efforts, focused on sales growth and expansion. In 2021, we announced the initial launch of Bioheart, a direct-to-consumer heart monitor that offers the same continuous heart monitoring technology used by physicians. In addition to developing and receiving regulatory approval or clearance of other technologies that enhance our ecosystem, in 2022, we announced the launch of our Biotres Cardiac Monitoring Device (“Biotres”), a three-lead device for ECG and arrhythmia monitoring intended for lower risk patients, a much broader addressable market segment. We have since expanded our sales efforts to 33 states, with intention to expand further and compete in the broader US market using an insourcing business model. Our technology has a large potential total addressable market, which can include hospitals, clinics and physicians’ offices, as well as other Independent Diagnostic Testing Facilities (“IDTFs)”. We believe our technological and clinical advantage with our solution’s insourcing model, which empowers physicians with state-of-the-art technology and charges technology service fees for its use, has the benefit of a reduced operating overhead for us, and enables a more efficient market penetration and distribution strategy.

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We are a technology company focused on earning utilization-based recurring technology fee revenue. Our ability to grow this type of revenue is predicated on the size and quality of our sales force and their ability to penetrate the market and place devices with clinically focused, repeat users of our cardiac study technology. We plan to grow our sales force to address new markets and achieve sales penetration in the markets currently served.

Commercial History

Full market release of the Bioflux COM device for commercialization launched in April 2019, after receiving its second and final required FDA clearance. To commence commercialization, we ordered device inventory from our FDA-approved manufacturer and hired a small, captive sales force, with deep experience in cardiac technology sales; we expanded on our limited market release, which identified potential anchor clients who could be early adopters of our technology. By increasing our sales force and geographic footprint, we had launched sales in 33 U.S. states by December 31, 2023.

In 2021, we announced that we received a 510(k) clearance from the FDA for our Bioflux Software II System, engineered to improve workflows and reduce estimated review time from 5 minutes to 30 seconds.. This improvement in review time reduces operational costs and allows us to continue to focus on excellent customer service and industry-leading response times to physicians and their at-risk patients. Additionally, these advances mean we can focus our resources on high-level operations and sales.

During 2021 and the early part of 2022, we also commercially launched our Bioheart technology, which is a consumer technology whose development was forged out of prior the development of the clinical technologies that are already part of our technology ecosystem, the BioSphere. In recognition of our product development, in November 2022, Bioheart received recognition as one of TIME’s Best Inventions of 2022.

The COVID-19 pandemic has highlighted the importance of telemedicine and remote patient monitoring technologies. We continue to develop a telemedicine platform, with capabilities of real-time streaming of medical devices. Telemedicine offers patients the ability to communicate directly with their health care providers without the need of leaving their home. The introduction of a telemedicine solution is intended to align with our technology platform and facilitate remote visits and remote prescriptions for cardiac diagnostics, but it will also serve as a means of establishing referral and other synergies across the network of doctors and patients that use the technologies we are building within the Biotricity ecosystem. The intention is to continue to provide improved care to patients that may otherwise elect not to go to medical facilities and continue to provide economic benefits and costs savings to healthcare service providers and payers that reimburse. Our goal is to position ourselves as an all-in-one cardiac diagnostic and disease management solution. We continue to grow our data set of billions of patient heartbeats, allowing us to further develop its predictive capabilities relative to atrial fibrillation and arrythmias.

On January 24, 2022, we announced that we had received the 510(k) FDA clearance of our Biotres patch solution, which is a novel product in the field of Holter monitoring. This three-lead technology can provide connected Holter monitoring that is designed to produce more accurate arrythmia detection than is typical of competing remote patient monitoring solutions. It is also foundational, since already developed improvements to this technology will follow which are not known by us to be currently available in the market, for clinical and consumer patch solution applications. In October 2023, we launched the cellular version of this device, the Biotres Pro.

In October 2022, we launched our Biocare Cardiac Disease Management Solution (“Biocare”), after successfully piloting this technology in two facilities that provide cardiac care to more than 60,000 patients. This technology and other consumer technologies and applications such as the Biokit and Biocare have been developed to allow us to transform and use our strong cardiac footprint to expand into remote chronic care management solutions that will be part of the Biosphere. The technology puts actionable data into the hands of physicians to assist them in making effective treatment decisions quickly. During March 2023, we launched our patient-facing Biocare app on Android and Apple app stores. This further allows us to expand our footprint in providing full-cycle chronic care management solutions to our clinic and patient network. In January 2024, we appointed Dr. Fareeha Siddiqui, a scientist and expert in community health and diagnostics, to the position of VP of Healthcare to spearhead the roll-out and Biocare adoption to existing and new customers.

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We are also developing several other ancillary technologies, which will require application for further FDA clearances, which we anticipate applying for within the next twelve months. Among these are:

●	advanced ECG analysis software that can analyze and synthesize patient ECG monitoring data with the purpose of distilling it down to the important information that requires clinical intervention, while reducing the amount of human intervention necessary in the process;

●	the Bioflux® 2.0, which is the next generation of our award winning Bioflux®

We identified the importance of recent developments in accelerating our path to profitability, including the launch of important new products identified, which have a ready market through cross-selling to existing large customer clinics, and large new distribution partnerships that allow us to sell into large hospital networks. Additionally, in September 2022, we were awarded a NIH Grant from the National Heart, Blood, and Lung Institute for AI-Enabled real-time monitoring, and predictive analytics for stroke due to chronic kidney failure. This is a significant achievement that broadens our technology platform’s disease space demographic. The grant focuses on Bioflux-AI as an innovative system for real-time monitoring and prediction of stroke episodes in chronic kidney disease patients. We received $238,703 under this award in March 2023, which we used to defray research and development and other associated costs.

Management has indicated that its mission is to innovate and create transformative healthcare products while ensuring financial discipline, in order to drive margin and revenue growth to deliver value creation for our investors. Our commitment to innovation means that we harness data intelligently to explore novel avenues for enhancing healthcare outcomes. Through research and development, we believe we are redefining medical diagnostics and patient care and innovating new AI-driven solutions.

As a result of providing our Bioflux and Biotres products, Biotricity has monitored over two billion heartbeats for atrial fibrillation (afib), a leading cause of strokes. Over the past two years, these efforts have benefited over 28,000 patients diagnosed with afib, by providing them with the prospect of earlier medical intervention – which also produces significant healthcare savings to patients and the healthcare system.

We have announced that we are expanding our AI technology development in remote cardiac care, leveraging proprietary AI technology in order to provide a suite of predictive monitoring tools to enhance new disease profiling, improve patient management, and revolutionize the healthcare industry for disease prevention.

We have also strengthened relationships with Amazon and Google. The healthcare AI market opportunity is projected to grow to $208.2 billion by 2030 according to Grand View Research. Our Company has already established a strong foothold, having already built a powerful proprietary cardiac AI model that combines Google’s TensorFlow, AWS infrastructure, big data and a continuous learning engine. This combination allows us to rapidly improve our cardiac technology. In the near future, we believe the capabilities of our cardiac AI model will allow us to support healthcare professionals in handling exponentially more patients while identifying the most critical data. This will enable healthcare workers to elevate the quality of care while serving a larger number of patients. As growing patient numbers further stress the shortage of healthcare professionals, our technology could help alleviate this pressing issue. We have engineered our technology to not only improve patient care and outcomes, but to do so in a manner that supports more patients. This has led to increasing sales of our remote cardiac monitoring devices and the ramp-up of our subscription-based service, increasing our recurring revenue over the past few quarters and charting a clear path to profitability.

From a market perspective, increasing interest and demand continue to drive the adoption of our suite of products, which are focused on chronic cardiac disease prevention and management. Our efforts in commercialization and development have yielded tremendous progress in remote monitoring solutions for diagnostic and post-diagnostic products.

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Recent Developments

Securities Purchase Agreement and Series B Preferred Stock

On September 19, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) for the issuance and sale of 220 shares of our newly designated Series B Convertible Preferred Stock, $0.001 par value (the “Series B Preferred Stock”), at a purchase price of $9,090.91 per share of Series B Preferred Stock, pursuant to which we received gross proceeds of $2,000,000.

Shares of Series B Preferred Stock and shares of our Common Stock that are issuable upon conversion of, or as dividends on, the Series B Preferred Stock were offered, and will be issued, pursuant to the Prospectus Supplement, filed September 19, 2023, to the Prospectus included in our Registration Statement on Form S-3 (Registration No. 333-255544) filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2021, and declared effective May 4, 2021.

Pursuant to the Purchase Agreement, on September 19, 2023, we filed a certificate of designations of Series B Convertible Preferred Stock (the “Series B COD”) with the Nevada Secretary of State designating 600 shares of our Preferred Stock as Series B Preferred Stock and setting forth the voting and other powers, preferences and relative, participating, optional or other rights of the Preferred Shares. Each share of Series B Preferred Stock has a stated value of $10,000 per share (the “Stated Value”). The Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon our liquidation, dissolution and winding up, ranks senior to all of our capital stock unless the holders of the majority of the outstanding shares of Series B Preferred Stock consent to the creation of other capital stock that is senior or equal in rank to the Series B Preferred Stock. Holders of Series B Preferred Stock will be entitled to receive cumulative dividends (“Dividends”), in shares of Common Stock or cash on the Stated Value at an annual rate of 8% (which will increase to 15% after the occurrence and during the continuance of a Triggering Event (as defined in the Series B COD) until such time as any such Triggering Event is subsequently cured, in which case the adjustment shall cease to be effective as of the calendar day immediately following the date of such cure). Dividends will be payable upon conversion of the Series B Preferred Stock, upon any redemption, or upon any required payment upon any Bankruptcy Triggering Event (as defined in the Series B COD).

Holders of Series B Preferred Stock will be entitled to convert shares of Series B Preferred Stock into a number of shares of Common Stock determined by dividing the Stated Value (plus any accrued but unpaid dividends and other amounts due) by the conversion price. The initial conversion price is $3.50, subject to adjustment upon a stock split, stock dividend, stock combination, recapitalization or other similar transaction or in the event we sell or issue Common Stock at a price lower than the then-effective conversion price, including the issuance of options with an exercise price lower than the then-effective conversion price. Holders may not convert the Series B Preferred Stock to Common Stock to the extent such conversion would cause such holder’s beneficial ownership of Common Stock to exceed 4.99% of the outstanding Common Stock. In addition, we will not issue shares of Common Stock upon conversion of the Series B Preferred Stock in an amount exceeding 19.9% of the outstanding Common Stock as of the initial issuance date unless we receive shareholder approval for such issuances. Holders may elect to convert shares of Series B Preferred Stock to Common Stock at an alternate conversion price equal to 80% (or 70% if our Common Stock is suspended from trading on or delisted from a principal trading market or if we have effected a reverse split of the Common Stock) of the lowest daily volume weighed average price of the Common Stock during the Alternate Conversion Measuring Period (as defined in the Series B COD). In the event we receive a conversion notice that elects an alternate conversion price, we may, at our option, elect to satisfy our obligation under such conversion with payment in cash in an amount equal to 110% of the conversion amount. Upon the 24-month anniversary of the initial issuance date of the Series B Preferred Stock, all outstanding shares of Series B Preferred Stock will automatically convert to such number of shares of Common Stock determined by dividing the Stated Value of such shares of Series B Preferred Stock by the conversion price in effect at that time. At any time after the earlier of a holder’s receipt of a Triggering Event notice and such holder becoming aware of a Triggering Event and ending on the 20th trading day after the later of (x) the date such Triggering Event is cured and (y) such holder’s receipt of a Triggering Event notice, such holder may require us to redeem such holder’s shares of Series B Preferred Stock. Upon any Bankruptcy Triggering Event (as defined in the Series B COD), we will be required to immediately redeem all of the outstanding shares of Series B Preferred Stock. We have the right at any time to redeem all or any portion of the Series B Preferred Stock then outstanding at a price equal to 110% of the Stated Value plus any accrued but unpaid dividends and other amounts due.

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Holders of the Series B Preferred Stock have the right to vote on an as-converted basis using the Conversion Price (and not the Alternate Conversion Price) with the Common Stock, subject to the beneficial ownership limitation set forth in the Series B COD. In connection with the Purchase Agreement, we and certain of our stockholders entered into a voting agreement, agreeing to vote their shares in favor of the transactions contemplated under the Purchase Agreement and against any proposal or other corporate action that would result in a breach of the Purchase Agreement and any transaction document entered in connection therewith.

Subscription Agreement

On October 31, 2023, we entered into a subscription agreement (the “Agreement”) pursuant to which we issued an unsecured convertible preferred note (the “Note”) in the principal amount of $1,000,000 to an investor (“Investor”). The Note bears interest at a rate of 12% per annum, paid in cash monthly. The Note matures on the earlier of 18 months or if there is more than one closing, the 18-month anniversary of the last closing date of the offering (the “Maturity Date”).

The Note and accrued interest may be prepaid by us in whole or in part in cash or by a conversion, mutually consented to by us and the Investor, at a price that is equal to a 15% discount to the 10-day VWAP of our Common Stock. The Investor may, at its option, convert all of the outstanding balance and accrued interest on the Note, at any time subsequent to the consummation of a Qualified Financing through to earlier of the Early Payout Date or the Maturity Date, as such terms are defined in the Note, at a conversion price equal to a 20% discount to the lesser of (i) the actual price paid for the securities issued in the Qualified Financing or (ii) if there is no Qualified Financing as of the Maturity Date, by mutual consent and election of us and the Investor, at a 15% discount to the average VWAP for ten (10) consecutive trading days immediately prior to the Maturity Date.

The Note includes standard Events of Default, including, but not limited to: (i) failure to issue and deliver shares upon conversion, (ii) default in the payment of principal or interest, when same is due, (iii) the entry of a decree or order adjudging us as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of us, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of us or of any substantial part of our property, or ordering the winding-up or liquidation of our affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or (iv) our institution of proceedings to be adjudicated as bankrupt or insolvent, or the consent by us to the institution of bankruptcy or insolvency proceedings against us, or the filing by us of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law.

Nasdaq Listing

On August 4, 2023, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying us that, for the preceding 30 consecutive business days, our Market Value of Listed Securities (“MVLS”) was below the $35 million minimum requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq granted us 180 calendar days, or until January 29, 2024 (the “Compliance Date”), to regain compliance with the MVLS Requirement.

On January 30, 2024, we received a delisting determination letter (the “Letter”) from the Staff advising us that the Staff had determined that we did not regain compliance with the MVLS Requirement by the Compliance Date because our MVLS did not close at or above $35 million for a minimum of 10 consecutive business days prior to the Compliance Date.

On February 6, 2024, we submitted a hearing request to the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s delisting determination. The hearing request has stayed the suspension of our securities and the filing of a Form 25-NSE pending the Panel’s decision. At the hearing, we intend to present a plan to regain compliance with the MVLS Requirement.

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Corporate Information

Our principal executive office is located at 203 Redwood Shores Pkwy Suite 600, Redwood City, California, and our telephone number is (800) 590-4155. Our website address is www.biotricity.com. Our company was incorporated on August 29, 2012 in the State of Nevada.

iMedical Innovations Inc. (“iMedical”) was incorporated on July 3, 2014 under the Canada Business Corporations Act. On February 2, 2016, we completed the acquisition of iMedical and moved the operations of iMedical into Biotricity Inc. through a reverse take-over (the “Acquisition Transaction”).

Summary Risk Factors

An investment in our Company is subject to a number of risks, including risks relating to this offering. Set forth below is a high-level summary of some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” of this prospectus, for a more thorough description of these and other risks.

Risks Related to Our Financial Position

●	Our existing and future levels of indebtedness could adversely affect our financial health.
●	Our auditors have indicated doubt about our ability to continue as a going concern.
●	We require additional capital to support our present business plan and our anticipated business growth.
●	We cannot predict our future capital needs and we may not be able to secure additional financing.
●	The failure to comply with the terms of the Credit Agreement could result in a default.
●	Our ability to make payments under the Credit Agreement depends on factors beyond our control.
●	We are not in compliance with certain covenants contained within certain agreements.

Risks Related to this Offering

●	Our management will have broad discretion over the use of proceeds from this offering
●	This is a reasonable best efforts offering, with no minimum amount of securities required to be sold.
●	Investors in this offering will not receive a refund if we do not sell the expected amount of securities.
●	If you purchase Common Stock in this offering, you will experience immediate and substantial dilution.
●	The issuance of additional securities which will cause investors to experience dilution.
●	This offering may cause the trading price of our Common Stock to decrease.
●	The issuance of additional securities could adversely affect the rights of the holders of our Common Stock.
●	We do not intend to declare cash dividends on our shares of Common Stock in the foreseeable future.
●	There is no public market for the Pre-Funded Warrants being offered in this offering.
●	Holders of the Pre-Funded Warrants offered hereby will have no rights as Common Stockholders.
●	The Pre-Funded Warrants are speculative in nature.
●	Purchasers who purchase our Securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

Risks Related to Our Business

●	Natural disasters and other events beyond our control could materially adversely affect us.
●	We have a limited operating history upon which investors can rely to evaluate our future prospects.
●	We have not had a long history of producing revenues.
●	We may not meet our product development and commercialization milestones.
●	If we default on our obligations in the Credit Agreement the lender could foreclose on our assets.
●	If we are unsuccessful in convincing physicians in utilizing our solution, our revenue could decrease.
●	We are subject to extensive governmental regulations relating to the manufacturing, labeling and marketing.
●	If adequate levels of reimbursement for our products is unavailable, it could affect our business.
●	Our customers may experience difficulty in obtaining reimbursement for our services.
●	Many commercial payors refuse to enter into contracts to reimburse the fees associated with medical devices.

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●	Our failure to comply with Medicare regulations could decrease our revenue or subject us to penalties.
●	Payors could eliminate coverage of cardiac outpatient monitoring solutions or reducing reimbursement rates.
●	Product defects could adversely affect the results of our operations.
●	Interruptions in telecommunications systems could impair the delivery of our cardiac monitoring services.
●	Our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.
●	Declining general economic or business conditions may have a negative impact on our business.
●	Global climate change and related regulations could negatively affect our business.
●	We could be exposed to liability claims if we are unable to obtain insurance at adequate costs and levels.
●	We require additional capital to support our present business plan and our anticipated business growth.
●	We cannot predict our future capital needs and we may not be able to secure additional financing.
●	There can be no assurance of the continued commercial success of our products.
●	If we fail to attract and retain qualified personnel, our business could be harmed.
●	Executive and legislative actions, or legal proceedings that seek to amend, repeal, replace or further modify the Affordable Care Act may adversely affect our business.
●	We will not be profitable unless we can demonstrate that our products can be manufactured at low prices.
●	A failure to maintain regulatory approval of manufacturing facilities, may harm our business.
●	Our dependence on a limited number of suppliers may prevent us from delivering our devices timely.
●	Our operations in international markets involve inherent risks that we may not be able to control.
●	Our existing and future levels of indebtedness could adversely affect our business.

Risks Related to Our Industry

●	The industry in which we operate is highly competitive and subject to rapid technological change.
●	We face competition from other medical device companies that focus on similar markets.
●	Unsuccessful clinical trials of our products could have a material adverse effect on our prospects.
●	Intellectual property litigation and infringement claims could cause us to incur significant expenses.
●	If we are unable to protect the confidentiality of our trade secrets, our business would be harmed.
●	Enforcement of federal and state privacy and security laws may adversely affect our business.
●	We may become subject to federal and state health care fraud and abuse laws and regulations.
●	We may be subject to federal and state false claims laws which impose substantial penalties.
●	Changes in the health care industry could reduce the number of arrhythmia monitoring solutions ordered.

Risks Related to Our Securities and Other Risks

●	If we fail to comply with the continuing listing standards of the Nasdaq, our Common Stock could be delisted.
●	There is a limited existing market for our Common Stock.
●	The market price of our Common Stock has been volatile.
●	There may be a significant number of shares of Common Stock eligible for sale.
●	Our largest stockholder will substantially influence our Company for the foreseeable future.
●	Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) could cause our financial reports to be inaccurate.
●	Our issuance of additional Common Stock or preferred stock may cause our Common Stock price to decline.
●	Anti-takeover provisions in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or management and could make a third-party acquisition difficult.
●	Our Common Stock could become subject to the SEC’s penny stock rules.
●	We have not paid dividends in the past and do not expect to pay dividends in the future.

Risks Related to Intellectual Property

●	We have no utility patent protection, and have only limited design patent protection.
●	Any failure to obtain or maintain sufficient intellectual property protection could affect our business.
●	We may not be able to protect our intellectual property and proprietary rights throughout the world.
●	We may become involved in intellectual property litigation.
●	If we are sued for infringing intellectual property rights of third parties, it could be costly and time consuming.
●	We cannot provide assurance that we do not infringe the intellectual property rights of third parties.
●	We may also be subject to claims of wrongful use or disclosure of alleged trade secrets.
●	If our trademarks and trade names are not adequately protected, we may not be able to build name recognition.
●	If we are unable to protect our proprietary rights, our business prospects may be materially damaged.
●	Dependence on, or failing to protect, our proprietary rights may result in our payment of monetary damages.

Smaller Reporting Company

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. As a result of being considered a “smaller reporting company,” we will be entitled to certain exemptions regarding the disclosure that we are required to provide in our SEC filings. Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of Sarbanes-Oxley requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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THE OFFERING

Issuer	Biotricity Inc.

Common Stock Offered by us	Up to 44,117,647 shares of Common Stock based on an assumed public offering price of $0.34 per share of Common Stock, which is based on the last sale price of our Common Stock as reported by OTC Markeys on December 12, 2025.

Common stock outstanding prior to this offering	26,791,608 shares of Common Stock

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 13 and the similarly entitled sections in the documents incorporated by reference into this prospectus.

OTC Markets Symbol	Our common stock is quoted on OTC Markets on the OTCQB tier under the symbol “BTCY”.

Except as otherwise indicated herein, the number of shares of our Common Stock to be outstanding after this offering is based on 27,797,711 shares of Common Stock outstanding as of December 12, 2025, which includes 160,672 exchangeable shares, directly exchangeable into an equivalent number of shares of Common Stock (the “Exchangeable Shares”), and excludes:

●	3,067,830 shares of Common Stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $1.14 per share;

●	1,438,994, 808,927 and 868,098 shares of Common Stock issuable upon the exercise of outstanding warrants of advisors, consultants and Broker and investors at a weighted-average exercise price of $0.43, $3.26 and $4.176 per share respectively;

●	8,918,106 shares of Common Stock issuable upon the conversion of outstanding convertible notes, inclusive of accrued interest;

●	530,880 shares of Common Stock issuable upon the conversion of outstanding Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), inclusive of accrued dividends and assuming a conversion price of $[●] per share;

●	10,511,423 shares of Common Stock issuable upon the conversion of outstanding Series B Preferred Stock, inclusive of accrued dividends and assuming a conversion price of $[●] per share;

●	1,241,422 shares of Common Stock reserved for future issuance under our 2016 Equity Incentive Plan;

●	5,000,000 shares of Common Stock reserved for future issuance under our 2023 Incentive Plan; and

●	Nil shares of Common Stock reserved for future issuance under our Employee Stock Purchase Plan.

This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this registration statement before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The following risks are considered to be all the material risks to an investor regarding investing in the registration statement of BIOTRICITY INC., Inc. Any investment done in our Company should be viewed as a high-risk investment and speculative in nature. Our Company could fail and any investment done in our common stock could result in a complete loss of the invested amount. Please consider all the following risk factors before investing in our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements include, but are not limited to, statements about us and our industry, as well as statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We intend the forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	From time to time we have, and may in the future, experience a shortfall in cash.

●	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

●	We have incurred net losses in prior periods and there can be no assurance that we will generate income in the future.

●	We will need to raise additional capital to fund our existing operations.

●	We are dependent on the services of key personnel, a few customers and vendors.

●	The loss of one or a few customers or vendors could have a material adverse effect on us.

●	We can be adversely affected by failures of persons who act on our behalf to comply with applicable regulations.

●	Unfavorable global economic conditions, including any adverse macroeconomic conditions or geopolitical events could adversely affect our business, financial condition, results of operations or liquidity.

●	Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

●	We currently do not intend to pay dividends on our Common Stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our Common Stock.

●	We may issue shares of preferred stock or Common Stock in the future, which could dilute your percentage ownership of the Company.

●	Our failure to comply with continued listing requirements of the Nasdaq Capital Market.

●	Risks relating to ownership of our Common Stock, including high volatility and dilution.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors” in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our securities. Please note that the risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related To Our Financial Position

Our existing and future levels of indebtedness could adversely affect our financial health, ability to obtain financing in the future, ability to react to changes in our business and ability to fulfill our obligations under such indebtedness.

As of December 31, 2023, in addition to our accounts payable, lease obligations and derivative liabilities, we had other aggregate outstanding indebtedness of approximately $21.1 million compared to approximately $17.8 million for the year ended March 31, 2023. This level of indebtedness could:

●	Make it more difficult for us to satisfy our obligations with respect to our outstanding notes and other indebtedness, resulting in possible defaults on and acceleration of such indebtedness.
●	Require us to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of such cash flows to fund working capital, acquisitions, capital expenditures and other general corporate purposes.
●	Limit our ability to obtain additional financing for working capital, acquisitions, capital expenditures, debt service requirements and other general corporate purposes.
●	Limit our ability to refinance indebtedness or cause the associated costs of such refinancing to increase.
●	Increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations (because our borrowings are at variable rates of interest); and
●	Place us at a competitive disadvantage compared to our competitors with proportionately less debt or comparable debt at more favorable interest rates which, as a result, may be better positioned to withstand economic downturns.

Our auditors have indicated doubt about our ability to continue as a going concern.

As of September 30, 2025, we had approximately $308,460 in cash, accumulated deficit of $140,968,401 and a working capital deficiency of $18,077,700. We have incurred and expect to continue to incur significant costs in pursuit of its expansion and development plans. Our cash position fluctuates during any given month as we collect receivables and other incoming funds and pay payroll, other expenses or incur other outflows. These conditions raise doubt about our ability to continue as a going concern and accordingly our auditors have included a going concern opinion in our annual report for the year ended March 31, 2024. Management has taken certain action and continues to implement changes designed to improve our financial results and operating cash flows. The actions involve certain cost-saving initiatives and growing strategies, including (a) engage in very limited activities without incurring any liabilities that must be satisfied in cash; and (b) offer noncash consideration and seek for equity lines as a means of financing its operations. Additionally, our plan includes certain scheduled research and development activities and related clinical trials which may be deferred as needed. If we are unable to obtain revenue producing contracts or financing or if the revenue or financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

We require additional capital to support our present business plan and our anticipated business growth, and such capital may not be available on acceptable terms, or at all, which would adversely affect our ability to operate.

We will require additional funds to further develop our business plan. Based on our current operating plans, we plan to use an additional $8 million in capital to fund our planned operations and sales efforts necessary to propel the commercialization of Bioflux into broader markets. We may choose to raise additional capital beyond this in order to expedite and propel growth more rapidly. We can give no assurance that we will be successful in raising any additional funds. Additionally, if we are unable to generate sufficient planned revenues from our sales and operating activities, we may need to raise additional funds, doing so through debt and equity offerings, in order to meet our expected future liquidity and capital requirements, including capital required for the development completion and introduction of our other planned products and technologies. Any such financing that we undertake will likely be dilutive to current stockholders.

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We intend to continue to make investments to support our business growth, including patent or other intellectual property asset creation. In addition, we may also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, satisfying debt payment obligations, developing new lines of business and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek to raise additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our business plans.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We will need to raise additional funds in the future to fund our working capital needs and to fund further expansion of our business. We may require additional equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that necessary funds will be available for us to finance our development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our growth plans.

The failure to comply with the terms of the Credit Agreement with SWK Funding LLC could result in a default under the terms of the Credit Agreement, and, if uncured, it could potentially result in action against our pledged assets.

There is no assurance that we will generate sufficient revenue or raise sufficient capital to be able to make the required payments due under the Credit Agreement (the “Credit Agreement”) that we entered into with SWK Funding LLC (“SWK”). We have borrowed $12.4 million from SWK pursuant to the Credit Agreement (the “Term Loan”). The Credit Agreement is secured by all of our assets as well as the right, title and interest in our intellectual property. The Term Loan matures on December 21, 2026. If we fail to comply with the terms of the Credit Agreement and/or the related agreements, including the affirmative and negative covenants contained therein, SWK could declare a default and if the default were to remain uncured, SWK would have the right to proceed against any or all of the collateral securing the Term Loan pursuant to the Credit Agreement. Our failure to make such payments when due could result in an action against our pledged assets. Any action to proceed against our assets would likely have a serious disruptive effect on our business operations.

The Credit Agreement requires that we pay a significant amount of cash to the lender. Our ability to generate sufficient cash to make all required payments under the Credit Agreement depends on many factors beyond our control.

Our ability to make payments on and to potentially refinance the Term Loan, to fund planned capital expenditures and to maintain sufficient working capital depends on our ability to raise capital and generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or from other sources in an amount sufficient to enable us to service our debt or to fund our other liquidity needs. To date, we have generated minimal revenue and have financed a significant portion our capital needs from sales of our equity and most recently the Term Loan. There can be no assurance that financing options will be available to us when needed to make payments under the Term Loan or if available, that they will be on favorable terms. If our cash flow and capital resources are insufficient to allow us to make payments due under the Term Loan, we may need to seek additional capital or restructure or refinance all or a portion of the Term Loan on or before the maturity thereof, any of which could have a material adverse effect on our business, financial condition or results of operations. Although we plan to explore potential longer-term financing options, we cannot assure you that we will be able to secure other financing prior to the maturity date of the Term Loan or refinance the Term Loan on commercially reasonable terms or at all. If we are unable to generate sufficient cash flow to repay or refinance our debt on favorable terms, it could significantly adversely affect our financial condition. Our ability to restructure or refinance the Term Loan will depend on the condition of the capital markets and our financial condition. Any refinancing of the Term Loan could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. There can be no assurance that we will be able to obtain any financing when needed.

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The Credit Agreement, certain convertible promissory notes, and a securities purchase agreement that we entered into with an institutional investor require us to comply with certain covenants, some of which we are not in compliance with as of the date of this prospectus and which could harm our business.

The Credit Agreement, certain convertible promissory notes (the “May 2023 Notes”) that were issued to investors in a private placement offering conducted in May 2023 (the “May 2023 Offering”), and a securities purchase agreement that we entered into with an institutional investor for the issuance and sale of Series B Preferred Stock (the “Series B SPA”) require us to comply with certain covenants contained in such agreements. The Credit Agreement, and related transaction documents, contain covenants including restrictions on debt and registration rights related to a warrant that was issued to the lender, among others. The May 2023 Notes contain a covenant requiring us to register a resale registration statement covering the shares issuable upon conversion of such notes and the shares issuable upon exercise of the warrants issued to the investors and the placement agent in the May 2023 Offering. The covenants contained within the Series B SPA include registration rights of the securities issued pursuant to the Series B SPA and those shares issuable upon conversion of such securities and a prohibition on the issuance or sale of securities that would result in a dilutive issuance to the institutional investor, among others.

As of the date of this prospectus, we are not in compliance with all covenants contained within the Credit Agreement and the May 2023 Notes due to a failure to register the required shares pursuant thereto. We may also not be compliant with certain of the covenants contained within the Series B SPA if we did not register a sufficient number of shares representing the registrable securities pursuant to the Series B SPA or if this offering would result in a prohibited dilutive issuance to the institutional investor. A failure to comply with the covenants in the Credit Agreement could result in the lender declaring an event of default under the Credit Agreement, causing our indebtedness under the Credit Agreement to become immediately due and payable. In the event the lender exercises its rights to accelerate the repayment of the loan, our inability to repay the debt obligation in that scenario would cause substantial doubt about our ability to continue as a going concern. Our failure to comply with the covenants in the May 2023 Notes and the Series B SPA could subject us to damages sought by the respective investors by reason of our breach.

We intend to seek a waiver from the lender, the investors in the May 2023 Offering and the institutional investor related to our possible non-compliance with the covenants contained within the Credit Agreement, the May 2023 Notes and the Series B SPA, respectively. There can be no assurance that we will be able to obtain such waivers on terms acceptable to us. Any additional forbearance, amendment or waiver under the Credit Agreement may result in increased interest rates or premiums and more restrictive covenants and other terms less advantageous to us, and may require the payment of a fee for such forbearance, amendment or waiver. Even if the Lender does grant forbearance or an amendment to or waiver under the Credit Agreement, any future covenant non-compliance could give rise to an event of default thereunder.

Risks Related to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our Common Stock. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our Common Stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

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This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

If you purchase shares of our Common Stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our Common Stock being offered may be higher than the net tangible book value per share of our outstanding Common Stock prior to this offering, which may result in new investors in this offering incurring immediate dilution. To the extent outstanding shares of preferred stock are converted or outstanding stock options or warrants are exercised, there will be further dilution to new investors. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent additional stock options or warrants are issued, there will be further dilution to new investors.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors. We expect to require additional capital until our operations generate sufficient revenue to cover our expenses. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

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This offering may cause the trading price of our Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

Our Amended and Restated Articles of Incorporation, as amended, authorizes the issuance of 125,000,000 shares of our Common Stock and 10,000,000 shares of preferred stock, of which 1 share is designated as Special Voting Preferred Stock, par value $0.001 per share (the “Special Voting Preferred Stock”), 20,000 shares are designated as Series A Preferred Stock and 600 shares are designated as Series B Preferred Stock. In certain circumstances, the Common Stock, as well as the awards available for issuance under our stock incentive plan, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock, including pursuant to outstanding equity awards, would further dilute the percentage ownership of us held by holders of Common Stock. In addition, the issuance of certain securities, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

Because we will not declare cash dividends on our Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering. See “Dividend Policy.”

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on the Nasdaq or any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of the Pre-Funded Warrants offered hereby will have no rights as common stockholders with respect to the shares our Common Stock underlying the Pre-Funded Warrants until such holders exercise their Pre-Funded Warrants and acquire our Common Stock, except as otherwise provided in the Pre-Funded Warrants.

Until holders of the Pre-Funded Warrants acquire shares of our Common Stock upon exercise thereof, such holders will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants, except to the extent that holders of such Pre-Funded Warrants will have certain rights to participate in distributions or dividends paid on our Common Stock as set forth in the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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The Pre-Funded Warrants are speculative in nature.

Commencing on the initial exercise date, holders of the Pre-Funded Warrants may acquire shares of Common Stock issuable upon exercise of such Pre-Funded Warrants at an exercise price of $0.0001 per share of Common Stock. There can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering price. In the event the market price per share of our Common Stock does not exceed the exercise price of the Pre-Funded Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Purchasers who purchase our Securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement, including: (i) a covenant to not enter into variable rate financings for a period of 180 days following the closing of the offering, subject to an exception; (ii) a covenant to not enter into any equity financings for 90 days from closing of the offering, subject to certain exceptions.

Risks Related to Our Business

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. Pandemics or disease outbreaks such as COVID-19 and its variants (collectively, “COVID-19”) have had, and may continue to have, impacts on the Company’s business. These include, limited access to our facilities, customers, management, support staff and professional advisors and can, in future, impact our manufacturing supply chain. In addition, the general economic and other impacts related to responsive actions taken by governments and others to mitigate the spread of COVID-19, or in the future other pandemics or disease outbreaks, including but not limited to stay-at-home, shelter-in-place and other travel restrictions, social distancing requirements, mask mandates, limitations on certain businesses’ hours and operations, limits on public gatherings and other events, and restrictions on what, may continue to, result in similar declines in store traffic and overall demand, increased operating costs, and decreased or slower unit/store growth.

We have a limited operating history upon which investors can rely to evaluate our future prospects.

We have a limited operating history upon which an evaluation of its business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business and new industry. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that we are not able to upgrade and enhance our technologies and products to accommodate new features and expanded service offerings; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If unsuccessful with one or more of these issues, we and our business, financial condition and operating results could be materially and adversely affected.

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The current and future expense levels in our forecasts are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because our business is new and our market has not been fully developed. If our forecasts prove incorrect, the business, operating results and financial condition of the Company may be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenues. As a result, any significant reduction in revenues may immediately and adversely affect our business, financial condition and operating results.

We have not had a long history of producing revenues and we cannot predict when we will achieve sustained profitability.

We have not been profitable, and cannot definitely predict when we will achieve profitability, if ever. We have experienced net losses historically. We do not anticipate generating significant revenues until we successfully continue to develop, commercialize and sell our existing and proposed products, of which we can give no assurance. We are unable to determine when we will generate significant revenues from the sale of new products. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and our day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of December 31, 2023, we had an accumulated deficit of $123,099,681.

We may not meet our product development and commercialization milestones.

We have established milestones, based upon our expectations regarding our technologies at that time, which we use to assess our progress toward developing our products. These milestones relate to technology and design improvements as well as dates for achieving development goals. If our products exhibit technical defects or are unable to meet cost or performance goals, our commercialization schedule could be delayed and potential purchasers of our initial commercial products may decline to purchase such products or may opt to pursue alternative products.

We may also experience shortages of monitors, sensors or bases due to manufacturing difficulties. Multiple suppliers provide the components used in our devices. Our manufacturing operations could be disrupted by fire, earthquake or other natural disaster, a labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons. If there were a disruption to manufacturing facilities, we would be unable to manufacture devices until we have restored and re-qualified our manufacturing capability or developed alternative manufacturing facilities.

Generally, we have met our milestone schedules when making technological advances in our product. We can give no assurance that our commercialization schedule will continue to be met as we further develop the Bioflux and Biotres or any of our other proposed products.

We have entered into a Credit Agreement pursuant to which we have granted the lender a security interest in all of our assets including our intellectual property and if we default on our obligations in the Credit Agreement the lender could foreclose on our assets.

On December 21, 2021, we entered into a Credit Agreement (“Credit Agreement”) with SWK Funding LLC (“Lender”), wherein the Company has borrowed $12.3 million, with a maturity date of December 21, 2026. The principal will accrue interest at the LIBOR Rate plus 10.5% (subject to adjustment as set forth in the Credit Agreement). Pursuant to the Credit Agreement, we are required to make interest only payments for the first 24 months (which may be extended to 36 months under prescribed circumstances), after which payments will include principal amortization that accommodates a 40% balloon principal payment at maturity. Prepayment of amounts owing under the Credit Agreement are allowed under prescribed circumstances. Pursuant to the Credit Agreement we paid an Origination Fee in the amount of $120,000. Upon Termination of the Credit Agreement, we shall pay an Exit Fee of $600,000.

We also entered into a Guarantee and Collateral Agreement with the Lender wherein we agreed to secure the Credit Agreement with all of our assets. We also entered into an Intellectual Property Security Agreement with the Lender, dated December 21, 2021, wherein the Credit Agreement is also secured by our right title and interest in our Intellectual Property.

If we default on our obligations to the lender, the lender could foreclose on their security interests and liquidate some or all of these assets, which would harm our business, financial condition and results of operations and could require us to curtail or cease operations.

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Our business is dependent upon physicians utilizing our solution when prescribing cardiac monitoring; if we fail to continue to be successful in convincing physicians in utilizing our solution, our revenue could fail to grow and could decrease.

The success of our cardiac monitoring business is dependent upon physicians utilizing our solution when prescribing cardiac monitoring to their patients. The utilization of our solution by physicians for use in the prescription of cardiac monitoring is directly influenced by a number of factors, including:

●	the ability of the physicians with whom we work to obtain sufficient reimbursement and be paid in a timely manner for the professional services they provide in connection with the use of our monitoring solutions;

●	continuing to establish ourselves as a cardiac technology company;

●	our ability to educate physicians regarding the benefits of COM over alternative diagnostic monitoring solutions;

●	our demonstrating that our proposed products are reliable and supported by us in the field;

●	supplying and servicing sufficient quantities of products directly or through marketing alliances; and

●	pricing our devices and technology service fees in a medical device industry that is becoming increasingly price sensitive.

If we are unable to drive physician utilization, revenue from the provision of our arrhythmia monitoring solutions could fail to grow or even potentially decrease.

We are subject to extensive governmental regulations relating to the manufacturing, labeling and marketing of our products.

Our medical technology products and operations are subject to regulation by the FDA, Health Canada and other foreign and local governmental authorities. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical products.

Under the United States Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Our Bioflux and Biotres devices are Class II medical device and we believe our planned products will also be Class II medical devices. Class II devices are subject to additional controls, including full applicability of the Quality System Regulations, and requirements for 510(k) pre-market notification.

From time to time, the FDA may disagree with the classification of a new Class II medical device and require the manufacturer of that device to apply for approval as a Class III medical device. In the event that the FDA determines that our Class II medical products should be classified as Class III medical devices, we could be precluded from marketing the devices for clinical use within the United States for a period of time, the length of which depends on the specific change in the classification. Reclassification of our Class II medical products as Class III medical devices could significantly increase our regulatory costs, including the timing and expense associated with required clinical trials and other costs.

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

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The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

The FDA and non-U.S. regulatory authorities require that our products be manufactured according to rigorous standards. These regulatory requirements may significantly increase our production costs and may even prevent us from making our products in amounts sufficient to meet market demand. If we change our approved manufacturing process, the FDA may need to review the process before it may be used. Failure to comply with applicable regulatory requirements discussed could subject us to enforcement actions, including warning letters, fines, injunctions and civil penalties, recall or seizure of our products, operating restrictions, partial suspension or total shutdown of our production, and criminal prosecution.

Federal, state and non-U.S. regulations regarding the manufacture and sale of medical devices are subject to future changes. The complexity, timeframes and costs associated with obtaining marketing clearances are unknown. Although we cannot predict the impact, if any, these changes might have on our business, the impact could be material.

Following the introduction of a product, these agencies will also periodically review our design and manufacturing processes and product performance. The process of complying with the applicable good manufacturing practices, adverse event reporting, clinical trial and other requirements can be costly and time consuming, and could delay or prevent the production, manufacturing or sale of our products. In addition, if we fail to comply with applicable regulatory requirements, it could result in fines, delays or suspensions of regulatory clearances, closure of manufacturing sites, seizures or recalls of products and damage to our reputation. Recent changes in enforcement practice by the FDA and other agencies have resulted in increased enforcement activity, which increases the compliance risk for the Company and other companies in our industry. In addition, governmental agencies may impose new requirements regarding registration, labeling or prohibited materials that may require us to modify or re-register products already on the market or otherwise impact our ability to market our products in those countries. Once clearance or approval has been obtained for a product, there is an obligation to ensure that all applicable FDA, Health Canada and other regulatory requirements continue to be met.

Additionally, injuries caused by the malfunction or misuse of cardiac monitoring devices, even where such malfunction or misuse occurs with respect to one of our competitor’s products, could cause regulatory agencies to implement more conservative regulations on the medical cardiac monitoring industry, which could significantly increase our operating costs.

If our customers are not able to both obtain and maintain adequate levels of third-party reimbursement for services using our products, it would have a material adverse effect on our business.

Healthcare providers and related facilities are generally reimbursed for their services through payment systems managed by various governmental agencies worldwide, private insurance companies, and managed care organizations. The manner and level of reimbursement in any given case may depend on the site of care, the procedure(s) performed, the final patient diagnosis, the device(s) utilized, available budget, the efficacy, safety, performance and cost-effectiveness of our planned products and services, or a combination of these or other factors, and coverage and payment levels are determined at each payer’s discretion. The coverage policies and reimbursement levels of these third-party payers may impact the decisions of healthcare providers and facilities regarding which medical products they purchase and the prices they are willing to pay for those products. Thus, changes in reimbursement levels or methods may either positively or negatively impact sales of our products.

We have no direct control over payer decision-making with respect to coverage and payment levels for our medical device products. Additionally, we expect many payers to continue to explore cost-containment strategies (e.g., comparative and cost-effectiveness analyses, so-called “pay-for-performance” programs implemented by various public and private payers, and expansion of payment bundling schemes such as Accountable Care Organizations, and other such methods that shift medical cost risk to providers) that may potentially impact coverage and/or payment levels for our current products or products we develop.

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The ability of physicians and other providers to successfully utilize our cardiac monitoring solution and successfully allow payors to reimburse for the physicians’ technical and professional fees is critical to our business because physicians and their patients will select arrhythmia monitoring solutions other than ours in the event that payors refuse to adequately reimburse our technical fees and physicians’ professional fees.

Our customers may experience difficulty in obtaining reimbursement for our services from commercial payors that consider our technology to be experimental and investigational, which would adversely affect our revenue and operating results.

Many commercial payors refuse to enter into contracts to reimburse the fees associated with medical devices or services that such payors determine to be “experimental and investigational.” Commercial payors typically label medical devices or services as “experimental and investigational” until such devices or services have demonstrated product superiority evidenced by a randomized clinical trial.

Clinical trials have been performed on other cardiac outpatient monitoring devices, proving higher diagnostic yield than traditional event loop monitoring. Certain remaining commercial payors, however, have stated that they do not believe the data from the clinical trials justifies the removal of the experimental designation for mobile telemetry outpatient monitoring solutions. As a result, certain commercial payors may refuse to reimburse the technical and professional fees associated with cardiac monitoring solutions such as the one expected to be offered by Biotricity.

If commercial payors decide not reimburse physicians or providers for their services during the utilization of our cardiac monitoring solutions, our revenue could fail to grow and could decrease.

Reimbursement by Medicare is highly regulated and subject to change; our failure to comply with applicable regulations, could decrease our expected revenue and may subject us to penalties or have an adverse impact on our business.

The Medicare program is administered by the Centers for Medicare and Medicaid Services (“CMS”), which imposes extensive and detailed requirements on medical services providers, including, but not limited to, rules that govern how we structure our relationships with physicians, and how and where we provide our arrhythmia monitoring solutions. Our failure to comply with applicable Medicare rules could result in discontinuing the ability for physicians to receive reimbursement as they will likely utilize our cardiac monitoring solution under the Medicare payment program, civil monetary penalties, and/or criminal penalties, any of which could have a material adverse effect on our business and revenues.

Consolidation of commercial payors could result in payors eliminating coverage of mobile cardiac monitoring solutions or reducing reimbursement rates.

When payors combine their operations, the combined company may elect to reimburse physicians for cardiac monitoring services at the lowest rate paid by any of the participants in the consolidation. If one of the payors participating in the consolidation does not reimburse for these services at all, the combined company may elect not to reimburse at any rate. Reimbursement rates tend to be lower for larger payors. As a result, as payors consolidate, our expected average reimbursement rate may decline.

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Product defects could adversely affect the results of our operations.

The design, manufacture and marketing of our products involve certain inherent risks. Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products can lead to injury or other adverse events. These events could lead to recalls or safety alerts relating to our products (either voluntary or required by the FDA, Health Canada or similar governmental authorities in other countries), and could result, in certain cases, in the removal of a product from the market. A recall could result in significant costs, as well as negative publicity and damage to our reputation that could reduce demand for our products. Personal injuries relating to the use of our products could also result in product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in new product approvals.

Interruptions or delays in telecommunications systems or in the data services provided to us by cellular communication providers or the loss of our wireless or data services could impair the delivery of our cardiac monitoring services.

The success of Biotricity’s cardiac monitoring services will be dependent upon our ability to store, retrieve, process and manage data and to maintain and upgrade our data processing and communication capabilities. The monitoring solution relies on a third-party wireless carrier to transmit data over its data network. All data sent by our monitors via this wireless data network or via landline is expected to be routed directly to data centers and subsequently routed to the third-party ECG monitoring centers. We are therefore dependent upon third party wireless carrier to provide data transmission and data hosting services to us. If we lose wireless carrier services, we would be forced to seek alternative providers of data transmission and data hosting services, which might not be available on commercially reasonable terms or at all.

As we expand our commercial activities, an increased burden is expected to be placed upon our data processing systems and the equipment upon which they rely. Interruptions of our data networks, or the data networks of our wireless carrier, for any extended length of time, loss of stored data or other computer problems could have a material adverse effect on our business and operating results. Frequent or persistent interruptions in our arrhythmia monitoring services could cause permanent harm to our reputation and could cause current or potential users or prescribing physicians to believe that our systems are unreliable, leading them to switch to our competitors. Such interruptions could result in liability, claims and litigation against us for damages or injuries resulting from the disruption in service.

Our systems are also expected to be vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, computer viruses, break-ins, sabotage, and acts of vandalism. Despite any precautions that we may take, the occurrence of a natural disaster or other unanticipated problems could result in lengthy interruptions in these services. We do not carry business interruption insurance to protect against losses that may result from interruptions in service as a result of system failures. Moreover, the communications and information technology industries are subject to rapid and significant changes, and our ability to operate and compete is dependent on our ability to update and enhance the communication technologies used in our systems and services.

We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we collect, store and transmit large amounts of confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. The size and complexity of our information technology systems, and those of our third-party vendors with whom we contract, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors, from attacks by malicious third parties, or from intentional or accidental physical damage to our systems infrastructure maintained by us or by third parties. Maintaining the secrecy of this confidential, proprietary, or trade secret information is important to our competitive business position. While we have taken steps to protect such information and invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination, or misuse of critical or sensitive information. A breach of our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information, or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other reason, could enable others to produce competing products, use our proprietary technology or information, or adversely affect our business or financial condition. Further, any such interruption, security breach, loss or disclosure of confidential information, could result in financial, legal, business, and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations or cash flow.

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Declining general economic or business conditions may have a negative impact on our business.

Continuing concerns over U.S. health care reform legislation and energy costs, geopolitical issues, the availability and cost of credit and government stimulus programs in the United States and other countries have contributed to increased volatility and diminished expectations for the global economy. These factors, combined with low business and consumer confidence, could precipitate an economic slowdown and recession. Additionally, political changes in the U.S. and elsewhere in the world have created a level of uncertainty in the markets. If the economic climate does not improve or deteriorate, our business, as well as the financial condition of our suppliers and our third-party payors, could be adversely affected, resulting in a negative impact on our business, financial condition and results of operations.

Further, due to increasing inflation, operating costs for many businesses have increased and, in the future, could impact demand or pricing manufacturing of our drug candidates or services providers, employee wages. Inflation rates, particularly in the United States, have increased recently to levels not seen in years, and increased inflation may result in increases in our operating costs (including our labor costs), reduced liquidity and limits on our ability to access credit or otherwise raise capital. In addition, the Federal Reserve has raised, and may again raise, interest rates in response to concerns about inflation, which coupled with reduced government spending and volatility in financial markets may have the effect of further increasing economic uncertainty and heightening these risks.

Actual events involving reduced or limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank, was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation as receiver. Although we did not have any cash or cash equivalent balances on deposit with Silicon Valley Bank, uncertainty and liquidity concerns in the broader financial services industry remain and the failure of Silicon Valley Bank and its potential near- and long-term effects on the biotechnology industry and its participants such as our vendors, suppliers, and investors, may also adversely affect our operations and stock price.

In addition, the global macroeconomic environment could be negatively affected by, among other things, COVID-19 or other pandemics or epidemics, instability in global economic markets, increased U.S. trade tariffs and trade disputes with other countries, instability in the global credit markets, supply chain weaknesses, instability in the geopolitical environment as a result of the withdrawal of the United Kingdom from the European Union, the Russian invasion of Ukraine, the war in the Middle East and other political tensions, and foreign governmental debt concerns. Such challenges have caused, and may continue to cause, uncertainty and instability in local economies and in global financial markets.

We are actively monitoring the effects these disruptions and increasing inflation could have on our operations. These conditions make it extremely difficult for us to accurately forecast and plan future business activities.

Global climate change and related regulations could negatively affect our business.

The effects of climate change, such as extreme weather conditions, create financial risks to our business. For example, the demand for our products may be affected by unseasonable weather conditions. The effects of climate change could also disrupt our operations by impacting the availability and cost of materials needed for manufacturing and could increase insurance and other operating costs. We could also face indirect financial risks passed through the supply chain and disruptions that could result in increased prices for our products and the resources needed to produce them.

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Climate change is continuing to receive ever-increasing attention worldwide. Many scientists, legislators and others attribute climate change to increased levels of greenhouse gases, including carbon dioxide, which could lead to additional legislative and regulatory efforts to limit greenhouse gas emissions. For example, new federal or state restrictions on emissions of carbon dioxide that may be imposed on vehicles and automobile fuels could adversely affect demand for vehicles, annual miles driven or the products we sell or lead to changes in automotive technology. Compliance with any new or more stringent laws or regulations, or stricter interpretations of existing laws, could require increased capital expenditures to improve our product portfolio to meet such new laws, regulations and standards. While we have been committed to continuous improvements to our product portfolio to meet and exceed anticipated regulatory standard levels, there can be no assurance that our commitments will be successful, that our products will be accepted by the market, that proposed regulation or deregulation will not have a negative competitive impact or that economic returns will reflect our investments in new product development.

We could be exposed to significant liability claims if we are unable to obtain insurance at acceptable costs and adequate levels or otherwise protect ourselves against potential product liability claims.

The testing, manufacture, marketing and sale of medical devices entail the inherent risk of liability claims or product recalls. Product liability insurance is expensive and, if available, may not be available on acceptable terms at all periods of time. A successful product liability claim or product recall could inhibit or prevent the successful commercialization of our products, cause a significant financial burden on the Company, or both, which in either case could have a material adverse effect on our business and financial condition.

The results of our research and development efforts are uncertain and there can be no assurance of the continued commercial success of our products.

We believe that we will need to incur additional research and development expenditures to continue development of our existing proposed products as well as research and development expenditures to develop new products and services. The products and services we are developing and may develop in the future may not be technologically successful. In addition, the length of our product and service development cycle may be greater than we originally expected, and we may experience delays in product development. If our resulting products and services are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors’ products and services.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.

Our future success will depend upon the continued service of Waqaas Al-Siddiq, our President and Chief Executive Officer. We entered into an employment with Mr. Al-Siddiq on April 10, 2020 pursuant to which he continued to serve as Chief Executive officer for 12 months from the execution date, which was automatically renewed since that date, pursuant to its terms. Although we believe that our relationship with him is positive, there can be no assurance that his services will continue to be available to us in the future. We do not carry any key man life insurance policies on any of our executive officers.

Executive and legislative actions, or legal proceedings that seek to amend, repeal, replace or further modify the Affordable Care Act may adversely affect our business, financial condition and results of operations.

Since its adoption into law in 2010, the Affordable Care Act has been challenged before the U.S. Supreme Court, and Congress in order to delay, defund, or repeal implementation of or amend significant provisions of the Affordable Care Act. In addition, there continues to be ongoing litigation over the interpretation and implementation of certain provisions of the law. The net effect of the Affordable Care Act, as currently in effect, on our business is subject to a number of variables, including the law’s complexity, lack of complete implementing regulations and interpretive guidance, and the sporadic implementation of the numerous programs designed to improve access to and the quality of healthcare services. Additional variables of the Affordable Care Act impacting our business will be how states, providers, insurance companies, employers, and other market participants respond to any future challenges to the Affordable Care Act.

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We cannot predict whether the Affordable Care Act will be modified, or whether it will be repealed or replaced, in whole or in part, and, if so, what the replacement plan or modifications would be, when the replacement plan or modifications would become effective, or whether any of the existing provisions of the Affordable Care Act would remain in place.

We will not be profitable unless we can demonstrate that our products can be manufactured at low prices.

To date, we have focused primarily on research and development of the first-generation version of the Bioflux and Biotres, as well as other technologies we plan to introduce in our eco-system, and their proposed marketing and distribution. Consequently, we have little experience in manufacturing these products on a commercial basis. We may manufacture our products through third-party manufacturers. We can offer no assurance that either we or our manufacturing partners will develop efficient, automated, low-cost manufacturing capabilities and processes to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our products, especially at the low-cost levels we require to absorb the cost of near free distribution of our products pursuant to our proposed business plan. Even if we or our manufacturing partners are successful in developing such manufacturing capability and processes, we do not know whether we or they will be timely in meeting our product commercialization schedule or the production and delivery requirements of potential customers. A failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business and financial results.

Our profitability in part is dependent on material and other manufacturing costs. We are unable to offer any assurance that either we or a manufacturing partner will be able to reduce costs to a level which will allow production of a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

If we or our suppliers fail to achieve or maintain regulatory approval of manufacturing facilities, our growth could be limited, and our business could be harmed.

We currently assemble our devices in our California facility. To maintain compliance with FDA and other regulatory requirements, our manufacturing facilities must be periodically re-evaluated and qualified under a quality system to ensure they meet production and quality standards. Suppliers of components and products used to manufacture our devices must also comply with FDA regulatory requirements, which often require significant resources and subject us and our suppliers to potential regulatory inspections and stoppages. If we or our suppliers do not maintain regulatory approval for our manufacturing operations, our business could be adversely affected and we may not be able to manufacture our devices.

Our dependence on a limited number of suppliers may prevent us from delivering our devices on a timely basis.

We currently rely on a limited number of suppliers of components for our devices. If these suppliers became unable to provide components in the volumes needed or at an acceptable price, we would have to identify and qualify acceptable replacements from alternative sources of supply. The process of qualifying suppliers is lengthy. Delays or interruptions in the supply of our requirements could limit or stop our ability to provide sufficient quantities of devices on a timely basis or meet demand for our services, which could have a material adverse effect on our business, financial condition and results of operations.

Our operations in international markets involve inherent risks that we may not be able to control.

Our business plan includes the marketing and sale of our proposed products in international markets. Accordingly, our results could be materially and adversely affected by a variety of uncontrollable and changing factors relating to international business operations, including:

●	Macroeconomic conditions adversely affecting geographies where we intend to do business;

●	Foreign currency exchange rates;

●	Political or social unrest or economic instability in a specific country or region;

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●	Higher costs of doing business in foreign countries;

●	Infringement claims on foreign patents, copyrights or trademark rights;

●	Difficulties in staffing and managing operations across disparate geographic areas;

●	Difficulties associated with enforcing agreements and intellectual property rights through foreign legal systems;

●	Trade protection measures and other regulatory requirements, which affect our ability to import or export our products from or to various countries;

●	Adverse tax consequences;

●	Unexpected changes in legal and regulatory requirements;

●	Military conflict, terrorist activities, natural disasters and medical epidemics; and

●	Our ability to recruit and retain channel partners in foreign jurisdictions.

Risks Related to Our Industry

The industry in which we operate is highly competitive and subject to rapid technological change. If our competitors are better able to develop and market products that are safer, more effective, less costly, easier to use, or are otherwise more attractive, we may be unable to compete effectively with other companies.

The medical technology industry is characterized by intense competition and rapid technological change, and we will face competition on the basis of product features, clinical outcomes, price, services and other factors. Competitors may include large medical device and other companies, some of which have significantly greater financial and marketing resources than we do, and firms that are more specialized than we are with respect to particular markets. Our competition may respond more quickly to new or emerging technologies, undertake more extensive marketing campaigns, have greater financial, marketing and other resources than ours or may be more successful in attracting potential customers, employees and strategic partners.

Our competitive position will depend on multiple, complex factors, including our ability to achieve regulatory clearance and market acceptance for our products, develop new products, implement production and marketing plans, secure regulatory approvals for products under development and protect our intellectual property. In some instances, competitors may also offer, or may attempt to develop, alternative systems that may be delivered without a medical device or a medical device superior to ours. The development of new or improved products, processes or technologies by other companies may render our products or proposed products obsolete or less competitive. The entry into the market of manufacturers located in low-cost manufacturing locations may also create pricing pressure, particularly in developing markets. Our future success depends, among other things, upon our ability to compete effectively against current technology, as well as to respond effectively to technological advances or changing regulatory requirements, and upon our ability to successfully implement our marketing strategies and execute our research and development plan. Our research and development efforts are aimed, in part, at solving increasingly complex problems, as well as creating new technologies, and we do not expect that all of our projects will be successful. If our research and development efforts are unsuccessful, our future results of operations could be materially harmed.

We face competition from other medical device companies that focus on similar markets.

We face competition from other companies that have longer operating histories and may have greater name recognition and substantially greater financial, technical and marketing resources than us. Many of these companies also have FDA or other applicable governmental approval to market and sell their products, and more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations.

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Unsuccessful clinical or other trials or procedures relating to products under development could have a material adverse effect on our prospects.

The regulatory approval process for new products and new indications for existing products requires extensive clinical trials and procedures, including early clinical experiences and regulatory studies. Unfavorable or inconsistent clinical data from current or future clinical trials or procedures conducted by us, our competitors, or third parties, or perceptions regarding this clinical data, could adversely affect our ability to obtain necessary approvals and the market’s view of our future prospects. Such clinical trials and procedures are inherently uncertain and there can be no assurance that these trials or procedures will be completed in a timely or cost-effective manner or result in a commercially viable product. Failure to successfully complete these trials or procedures in a timely and cost-effective manner could have a material adverse effect on our prospects. Clinical trials or procedures may experience significant setbacks even after earlier trials have shown promising results. Further, preliminary results from clinical trials or procedures may be contradicted by subsequent clinical analysis. In addition, results from our clinical trials or procedures may not be supported by actual long-term studies or clinical experience. If preliminary clinical results are later contradicted, or if initial results cannot be supported by actual long-term studies or clinical experience, our business could be adversely affected. Clinical trials or procedures may be suspended or terminated by us, the FDA or other regulatory authorities at any time if it is believed that the trial participants face unacceptable health risks.

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The medical device industry in which we operate is characterized by extensive intellectual property litigation and, from time to time, we might be the subject of claims by third parties of potential infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert the time and effort of our management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in our payment of significant monetary damages and/or royalty payments, or it could negatively impact our ability to sell current or future products in the affected category and could have a material adverse effect on business, cash flows, financial condition or results of operations.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We plan on relying on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We will seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We will seek to protect our confidential proprietary information, in part, by entering into confidentiality and invention or intellectual property assignment agreements with our employees and consultants. Moreover, to the extent we enter into such agreements, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed. In general, any loss of trade secret protection or other unpatented proprietary rights could harm our business, results of operations and financial condition.

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Enforcement of federal and state laws regarding privacy and security of patient information may adversely affect our business, financial condition or operations.

The use and disclosure of certain health care information by health care providers and their business associates have come under increasing public scrutiny. Recent federal standards under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, establish rules concerning how individually identifiable health information may be used, disclosed and protected. Historically, state law has governed confidentiality issues, and HIPAA preserves these laws to the extent they are more protective of a patient’s privacy or provide the patient with more access to his or her health information. As a result of the implementation of the HIPAA regulations, many states are considering revisions to their existing laws and regulations that may or may not be more stringent or burdensome than the federal HIPAA provisions. We must operate our business in a manner that complies with all applicable laws, both federal and state, and that does not jeopardize the ability of our customers to comply with all applicable laws. We believe that our operations are consistent with these legal standards. Nevertheless, these laws and regulations present risks for health care providers and their business associates that provide services to patients in multiple states. Because these laws and regulations are recent, and few have been interpreted by government regulators or courts, our interpretations of these laws and regulations may be incorrect. If a challenge to our activities is successful, it could have an adverse effect on our operations, may require us to forego relationships with customers in certain states and may restrict the territory available to us to expand our business. In addition, even if our interpretations of HIPAA and other federal and state laws and regulations are correct, we could be held liable for unauthorized uses or disclosures of patient information as a result of inadequate systems and controls to protect this information or as a result of the theft of information by unauthorized computer programmers who penetrate our network security. Enforcement of these laws against us could have a material adverse effect on our business, financial condition and results of operations.

We may become subject, directly or indirectly, to federal and state health care fraud and abuse laws and regulations and if we are unable to fully comply with such laws, the Company could face substantial penalties.

Although not affected at this time, our operations may in the future become directly or indirectly affected by various broad state and federal health care fraud and abuse laws, including the Federal Healthcare Programs’ Anti-Kickback Statute and the Stark law, which among other things, prohibits a physician from referring Medicare and Medicaid patients to an entity with which the physician has a financial relationship, subject to certain exceptions. If our future operations are found to be in violation of these laws, we or our officers may be subject to civil or criminal penalties, including large monetary penalties, damages, fines, imprisonment and exclusion from Medicare and Medicaid program participation. If enforcement action were to occur, our business and results of operations could be adversely affected.

We may be subject to federal and state false claims laws which impose substantial penalties.

Many of the physicians and patients whom we expect to use our services will file claims for reimbursement with government programs such as Medicare and Medicaid. As a result, we may be subject to the federal False Claims Act if we knowingly “cause” the filing of false claims. Violations may result in substantial civil penalties, including treble damages. The federal False Claims Act also contains “whistleblower” or “qui tam” provisions that allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the government. In recent years, the number of suits brought in the medical industry by private individuals has increased dramatically. Various states have enacted laws modeled after the federal False Claims Act, including “qui tam” provisions, and some of these laws apply to claims filed with commercial insurers. We are unable to predict whether we could be subject to actions under the federal False Claims Act, or the impact of such actions. However, the costs of defending claims under the False Claims Act, as well as sanctions imposed under the False Claims Act, could adversely affect our results of operations.

Changes in the health care industry or tort reform could reduce the number of arrhythmia monitoring solutions ordered by physicians, which could result in a decline in the demand for our planned solutions, pricing pressure and decreased revenue.

Changes in the health care industry directed at controlling health care costs or perceived over-utilization of arrhythmia monitoring solutions could reduce the volume of solutions ordered by physicians. If more health care cost controls are broadly instituted throughout the health care industry, the volume of cardiac monitoring solutions could decrease, resulting in pricing pressure and declining demand for our planned services, which could harm our operating results. In addition, it has been suggested that some physicians order arrhythmia monitoring solutions, even when the services may have limited clinical utility, primarily to establish a record for defense in the event of a claim of medical malpractice against the physician. Legal changes increasing the difficulty of initiating medical malpractice cases, known as tort reform, could reduce the amount of our services prescribed as physicians respond to reduced risks of litigation, which could harm our operating results.

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Risks Related to Our Securities and Other Risks

If we fail to comply with the continuing listing standards of Nasdaq, our Common Stock could be delisted from the exchange.

On August 4, 2023, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying us that, for the preceding 30 consecutive business days, our Market Value of Listed Securities (“MVLS”) was below the $35 million minimum requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq granted us 180 calendar days, or until January 29, 2024 (the “Compliance Date”), to regain compliance MVLS Requirement.

On January 30, 2024, we received a delisting determination letter (the “Letter”) from the Staff advising us that the Staff had determined that we did not regain compliance with the MVLS Requirement by the Compliance Date because our MVLS did not close at or above $35 million for a minimum of 10 consecutive business days prior to the Compliance Date. As a result, trading of our Common Stock on the Nasdaq Capital Market was subject to suspension at the opening of business on February 8, 2024, and a Form 25-NSE would have been filed with the SEC to remove our securities from listing and registration on the Nasdaq Stock Market unless we requested an appeal of the Staff’s determination. On February 6, 2024, we submitted a hearing request to the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s delisting determination. Our request for a hearing has stayed the suspension of our securities and the filing of a Form 25-NSE pending the Panel’s decision. At the hearing, we intend to present a plan to regain compliance with the MVLS Requirement.

On January 20, 2023, the Company received a letter from Nasdaq informing it that although the Company’s Common Stock has not regained compliance with the minimum $1.00 bid price per share requirement, the Staff determined that we were eligible for an additional 180 calendar day period, or until July 19, 2023, to regain compliance. We were able to regain compliance with the bid price requirement after we effected a reverse stock split. On July18, 2023, we received a written notice from Nasdaq informing us that we regained compliance with Rule 5550(a)(2) and this matter is now closed.

If we fail to regain compliance with Nasdaq’s Listing Rules, we could be subject to suspension and delisting proceedings. If our securities lose their status on The Nasdaq Capital Market, our securities will likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

There is a limited existing market for our Common Stock and we do not know if a more liquid market for our Common Stock will develop to provide you with adequate liquidity.

Until August 25, 2021, our Common Stock was quoted on the OTCQB. As of August 26, 2021, our Common Stock began trading on the Nasdaq Capital Market. We cannot assure you that a more active trading market for our Common Stock will develop or if it does develop, that it will be maintained. You may not be able to sell your securities quickly or at the market price if trading in our securities is not active. In the absence of an active public trading market:

●	you may not be able to resell your securities at or above the public offering price;
●	the market price of our common stock may experience more price volatility; and
●	there may be less efficiency in carrying out your purchase and sale orders.

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The market price of our Common Stock has been volatile and can fluctuate substantially, which could result in substantial losses for purchasers of our Common Stock in this offering.

Investors should consider an investment in our Common Stock risky and invest only if they can withstand a significant loss and wide fluctuations in the market value of their investment. Investors who purchase our Common Stock may not be able to sell their shares at or above the purchase price. Our stock price has been volatile and may be volatile in the future. Since our securities began trading on Nasdaq, the closing price of our Common Stock has fluctuated between a high of $28.02 on December 13, 2021 and a low of $0.74 on February 7, 2024. Some of the factors that may cause the market price of our Common Stock to fluctuate including the following:

●	Our ability to successfully bring any of our proposed or planned products to market;

●	Actual or anticipated fluctuations in our quarterly or annual operating results;

●	Changes in financial or operational estimates or projections;

●	Conditions in markets generally;

●	Changes in the economic performance or market valuations of companies similar to ours;

●	Announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	Our intellectual property position; and

●	General economic or political conditions in the United States or elsewhere.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock.

There may be a significant number of shares of Common Stock eligible for sale, which could depress the market price of such stock.

We have 27,797,711 issued shares as of December 12, 2025 of which 13,930,360 are unrestricted shares of Common Stock, such that a large number of shares of our Common Stock could be made available for sale in the public market, which could harm the market price of the stock. We also have 160,672 Exchangeable Shares, directly exchangeable into an equivalent number of shares of Common Stock, which could be exchanged and made available for sale in public markets,

Our largest stockholder will substantially influence our Company for the foreseeable future, including the outcome of matters requiring shareholder approval and such control may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the Company’s stock price to decline.

Mr. Al-Siddiq, our chief executive officer and chairman of our board of directors, beneficially owns approximately 8.34% of our outstanding shares of common stock and common stock underlying the Exchangeable Shares as of December 12, 2025. As a result, coupled with his board seat, he will have the ability to influence the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those entities and individuals. Mr. Al-Siddiq also has significant control over our business, policies and affairs as an executive officer or director of our Company. He may also exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. In addition, the significant concentration of stock ownership may adversely affect the market value of the Company’s common stock due to investors’ perception that conflicts of interest may exist or arise.

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Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Act to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies and our independent registered public accounting firm may not be able to certify the effectiveness of our internal controls over financial reporting. In either case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

Our management has concluded that our internal controls over financial reporting were, and continue to be, effective, as of December 31, 2023. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business.

Our issuance of additional Common Stock or preferred stock may cause our Common Stock price to decline, which may negatively impact your investment.

Issuances of a substantial number of additional shares of our Common Stock or preferred stock, or the perception that such issuances could occur, may cause prevailing market prices for our Common Stock to decline. In addition, our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our Common Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue cumulative preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the market price of our Common Stock could decrease.

Anti-takeover provisions in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

Our articles of incorporation and bylaws contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. For example, our Articles of Incorporation permit the Board of Directors without stockholder approval to issue up to 10,000,000 shares of preferred stock (20,000 of these shares have been designated as Series A Preferred Stock, of which 6,304 are outstanding, 600 shares have been designated as Series B Preferred Stock, of which 180 are outstanding and one special voting preferred share is designated and outstanding) and to fix the designation, power, preferences, and rights of the shares and preferred stock). Furthermore, the Board of Directors has the ability to increase the size of the Board and fill newly created vacancies without stockholder approval. These provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

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Our Common Stock could become subject to the SEC’s penny stock rules and accordingly, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

● Make a special written suitability determination for the purchaser;

● Receive the purchaser’s prior written agreement to the transaction;

● Provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

● Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock became subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell your securities.

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our Common Stock. We plan to retain any future earning to finance growth.

Risks Related to Intellectual Property

We have no utility patent protection, and have only limited design patent protection and rely on unregistered copyright and trade secret protection.

We have no utility patent protection, and have only limited design patent protection and rely on unregistered copyright and trade secret protection. If we are unable to obtain and maintain patent protection for our products, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize our existing products and any products we may develop, and our technology may be adversely affected.

Any failure to obtain or maintain sufficient intellectual property protection with respect to our current and planned products could have a material adverse effect on our business, financial condition, and results of operations.

We rely on trade secret protection to protect proprietary know-how that may not be patentable or that we elect not to patent, processes for which patents may be difficult to obtain or enforce, and any other elements of our products and services that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can also be difficult to protect. If the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating any trade secrets. Misappropriation or unauthorized disclosure of our trade secrets could significantly affect our competitive position and may have a material adverse effect on our business. Furthermore, trade secret protection does not prevent competitors from independently developing similar technology. To the extent we also rely on copyright protection, it, too, does not prevent competitors from independently developing similar technology.

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Even if we were to obtain additional patent protection, such patents may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we own may be challenged, narrowed, circumvented, or invalidated by third parties. Consequently, we do not know whether our products will be protectable or remain protected by valid and enforceable patents. Our competitors or other third parties may be able to circumvent our intellectual property by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect our business, financial condition, results of operations and prospects.

We have made and will continue to make decisions regarding what patents and trademarks and other intellectual property to pursue and maintain in is business judgment balanced against the cost of obtaining and maintaining that intellectual property.

We may not be able to protect our intellectual property and proprietary rights throughout the world.

Third parties may attempt to commercialize competitive products or services in foreign countries where we do not have any patents or patent applications where legal recourse may be limited. This may have a significant commercial impact on our foreign business operations.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

Competitors may infringe our patents, trademarks, copyrights or other intellectual property. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming and divert the time and attention of our management and scientific personnel. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents, in addition to counterclaims asserting that our patents are invalid or unenforceable, or both. In any patent infringement proceeding, there is a risk that a court will decide that a patent of ours is invalid or unenforceable, in whole or in part, and that we do not have the right to stop the other party from using the invention at issue. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that we do not have the right to stop the other party from using the invention at issue on the grounds that our patent claims do not cover the invention. An adverse outcome in a litigation or proceeding involving our patents could limit our ability to assert our patents against those parties or other competitors, and may curtail or preclude our ability to exclude third parties from making and selling similar or competitive products. Any of these occurrences could adversely affect our competitive business position, business prospects and financial condition.

Similarly, if we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease use of such trademarks.

Even if we establish infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of shares of our common stock. Moreover, there can be no assurance that we will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. Even if we ultimately prevail in such claims, the monetary cost of such litigation and the diversion of the attention of our management and scientific personnel could outweigh any benefit we receive as a result of the proceedings.

Our commercial success depends, in part, on our ability to develop, manufacture, market and sell our product candidates without infringing the intellectual property and other proprietary rights of third parties. If any third-party patents or patent applications are found to cover our product candidates or their methods of use, we may not be free to manufacture or market our product candidates as planned without obtaining a license, which may not be available on commercially reasonable terms, or at all.

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There is a substantial amount of intellectual property litigation in the pharmaceutical medical device industry, and we may become party to, or threatened with, litigation or other adversarial proceedings regarding intellectual property rights with respect to our product candidates, including interference and other administrative proceedings before the USPTO. Third parties may assert infringement claims against us based on existing or future intellectual property rights. The outcome of intellectual property litigation is subject to uncertainties that cannot be adequately quantified in advance. The pharmaceutical industry has produced a significant number of patents, and it may not always be clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we were sued for patent infringement, we would need to demonstrate that our product candidates, products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid or unenforceable, and we may not be able to do this. In the United States, proving invalidity (except in proceedings before the USPTO) requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Even if we are successful in these proceedings, we may incur substantial costs and the time and attention of our management and scientific personnel could be diverted in pursuing these proceedings, which could significantly harm our business and operating results. In addition, we may not have sufficient resources to bring these actions to a successful conclusion.

If we are found to infringe a third-party’s intellectual property rights, we could be forced, including by court order, to cease developing, manufacturing or commercializing the infringing product candidate or product. Alternatively, we may be required to obtain a license from such third-party in order to use the infringing technology and continue developing, manufacturing or marketing the infringing product candidate. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In addition, we could be found liable for monetary damages, including treble damages and attorney’s fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

We have not done any investigation of and thus cannot provide assurance that our products or methods do not infringe the patents or other intellectual property rights of third parties.

If our business is successful, the possibility may increase that others will assert infringement claims against us.

Infringement and other intellectual property claims and proceedings brought against us, whether successful or not, could result in substantial costs and harm to our reputation. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of the business. We cannot be certain that we will successfully defend against allegations of infringement of patents and intellectual property rights of others. In the event that we become subject to a patent infringement or other intellectual property lawsuit and if the other party’s patents or other intellectual property were upheld as valid and enforceable and we were found to infringe the other party’s patents or violate the terms of a license to which we are a party, we could be required to do one or more of the following:

●	cease selling or using any of our products that incorporate the asserted intellectual property, which would adversely affect our revenue;
●	pay substantial damages for past use of the asserted intellectual property;
●	obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all, and which could reduce profitability; and
●	redesign or rename, in the case of trademark claims, our products to avoid violating or infringing the intellectual property rights of third parties, which may not be possible and could be costly and time-consuming if it is possible to do so.

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Third-party claims of intellectual property infringement, misappropriation or other violation against may also prevent or delay the sale and marketing of our products.

We may also be subject to claims that our employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what we regard as our own intellectual property.

If we fail in defending any such claims, it could have a material adverse effect on our business, financial condition, and results of operations. Even if we are successful in defending against such claims, litigation could result in substantial costs to us and be a distraction to management.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected. None identified.

Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be violating or infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement or dilution claims brought by owners of other trademarks. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our business, financial condition, and results of operations.

If we are unable to protect our proprietary rights, or if we infringe on the proprietary rights of others, our competitiveness and business prospects may be materially damaged.

We have received one industrial design patent in Canada and in the U.S have filed 2 patents, one for Biotres and one for Bioheart. We may continue to seek patent protection for our designs and may seek patent protection for our proprietary technology if warranted. Seeking patent protection is a lengthy and costly process, and there can be no assurance that patents will be issued from any pending applications, or that any claims allowed from existing or pending patents will be sufficiently broad or strong to protect our designs or our proprietary technology. There is also no guarantee that any patents we hold will not be challenged, invalidated or circumvented, or that the patent rights granted will provide competitive advantages to us. Our competitors have developed and may continue to develop and obtain patents for technologies that are similar or superior to our technologies. In addition, the laws of foreign jurisdictions in which we develop, manufacture or sell our products may not protect our intellectual property rights to the same extent, as do the laws of Canada or the United States.

Adverse outcomes in current or future legal disputes regarding patent and other intellectual property rights could result in the loss of our intellectual property rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties on terms that may not be reasonable or favorable to us, prevent us from manufacturing, importing or selling our products, or compel us to redesign our products to avoid infringing third parties’ intellectual property. As a result, we may be required to incur substantial costs to prosecute, enforce or defend our intellectual property rights if they are challenged. Any of these circumstances could have a material adverse effect on our business, financial condition and resources or results of operations.

Dependence on our proprietary rights and failing to protect such rights or to be successful in litigation related to such rights may result in our payment of significant monetary damages or impact offerings in our product portfolios.

Our long-term success largely depends on our ability to market technologically competitive products. If we fail to obtain or maintain adequate intellectual property protection, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products. Also, our currently pending industrial design patent or any future patents applications may not result in issued patents, and issued patents are subject to claims concerning priority, scope and other issues.

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Furthermore, to the extent we do not file applications for patents domestically or internationally, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products in other countries.

Use of Proceeds.

We estimate that we will receive net proceeds from this offering of approximately $15 million (assuming the sale of the maximum number of securities offered hereby), based upon an assumed public offering price of $0.34 per share (which is the last reported sale price of our Common Stock on Nasdaq on December 12, 2025, after deducting the estimated offering expenses because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $11 million, $7.5 million, and $3.7 million, respectively, after deducting estimated offering expenses payable by us, and assuming no issuance of any Pre-Funded Warrants. We will only receive additional proceeds from the exercise of the Pre-Funded Warrants we are selling in this offering if the Pre-Funded Warrants are exercised for cash. We cannot predict when or if these Pre-Funded Warrants will be exercised. It is possible that these Pre-Funded Warrants may never be exercised.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. This intended use of proceeds will not change if a smaller number of securities than the maximum amount being offered are sold. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of the offering. However, our management will have significant flexibility and discretion in the timing and application of the net proceeds of the offering. Unforeseen events or changed business conditions may result in application of the proceeds of the offering in a manner other than as described in this prospectus. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value.

Determination of Offering Price.

Our common stock is quoted on OTC Markets OTCQB tier. Our offering price is the closing price on December 12, 2025 as quoted on OTC Markets.

Dilution.

If you invest in our Securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of Common Stock and the as adjusted net tangible book value per share of our Common Stock after this offering.

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Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders:

Based on the last re--ported sale price of our Common Stock on OTC Markets on December 12, 2025, our pro forma net tangible book value as of September 30, 2025 would have been ($6,322772) million, or ($0.236) per share. After giving further effect to the assumed issuance and sale of the maximum of 44,117,647 shares of Common Stock in this offering at an assumed public offering price of $0.34 per share, and the other expenses related to this S-1 and the distrution of common stock (assuming 44,117,647 shares are sold), and based on the last reported sale price of our Common Stock on OTC Markets on December 12, 2025, This represents an immediate decrease in net tangible book value per share of $0.089 to existing stockholders, compared to the pro forma net tangible book value per share, and immediate dilution of $0.189 per share to investors purchasing securities in this offering. Dilution per share to investors is determined by subtracting pro forma as adjusted net tangible book value per share before this offering from the pro forma as adjusted net tangible book value per share after this offering. The following table illustrates this dilution on a per share basis:

Pro forma net tangible book value as of September 30, 2025	Per share pro forma net tangible book value as of September 30, 2025	Pro forma net tangible book value as of December 12, 2025	Per Share pro forma net tangible book value as of December 12, 2025
$(6,322,772)	$(0.236)	$(6,322,772)	$(0.089)

N/A

Plan of Distribution.

No common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 44,117,647 shares of its common stock at the price of $0.34 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

The Company will receive all proceeds from the sale of those shares. The price per share may be fixed at $0.34 for the duration of this offering.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.34 per share

The offering will conclude on the earlier of; (1) when all 44,117,647 shares of common stock have been sold, or (2) 180 days after this registration statement becomes effective with the Securities and Exchange Commission. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. BIOTRICITY INC. may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which BIOTRICITY INC. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

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In connection with the Company’s selling efforts in the offering, our officers and directors will be selling shares on the Company’s behalf. Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not, nor have he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

BIOTRICITY IBC. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Regulation M

Our officers and directors, who will offer and sell the shares, offered hereby, are aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Description of Securities to be Registered

Common Stock

Our authorized capital stock consists of 125,000,000 shares of common stock, par value $0.001 per share and 10,000 shares of preferred stock, par value of $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholder(s) will own approximately 76.9% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholder(s). The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

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Anti-Takeover Provisions

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

Preferred Stock

Our authorized preferred stock currently has 10,000,000 shares authorized.

For the Series B Convertible Redeemable preferred stock, $0.001 par value, 600 shares authorized as of September 30, 2025 and March 31, 2025, respectively, 360 and 385 shares issued and outstanding as of September 30, 2025 and March 31, 2025, respectively – see Note 9 in the financial statements dated September 30, 2025.

For our Preferred stock, $0.001 par value, 9,979,400 shares are authorized as of September 30, 2025 and March 31, 2025, respectively, 1 share Special Voting Preferred Stock issued and outstanding as of September 30, 2025 and March 31, 2025.

For our Series A Preferred stock, $0.001 par value, 20,000 shares are authorized as at September 30, 2025 and March 31, 2025, respectively, 201 and 201 shares issued and outstanding as at September 30, 2025 and as at March 31, 2025, respectively- see Note 9 in the financial statements dated September 30, 2025.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

Stock Transfer Agent

Action Stock Transfer Corporation is the transfer agent for our shares of Common Stock. Its address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121; Telephone: (801) 274-1088.

Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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The financial statements included in this registration statement have been audited by SRCO Professional Corporation, Park Place Corporate Centre 15 Wertheim Court, Suite 409 Richmond Hill, ON L4B 3H7. Tel: 416 671 7292 | 905 882 9500, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Frank J. Hariton, Esq. has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Mr. Hariton owns 10,000 shares of our common stock.

DESCRIPTION OF BUSINESS

Business Development

Biotricity Inc. (the “Company”, “Biotricity”, “we”, “us”, “our”) is a medical technology company focused on biometric data monitoring solutions. Our aim is to deliver innovative, remote monitoring solutions to the medical, healthcare, and consumer markets, with a focus on diagnostic and post-diagnostic solutions for lifestyle and chronic illnesses. We approach the diagnostic side of remote patient monitoring by applying innovation within existing business models where reimbursement is established. We believe this approach reduces the risk associated with traditional medical device development and accelerates the path to revenue. In post-diagnostic markets, we intend to apply medical grade biometrics to enable consumers to self-manage, thereby driving patient compliance and reducing healthcare costs. We first focused on a segment of the ambulatory diagnostic cardiac outpatient market, otherwise known as Mobile Cardiac Outpatient Monitoring (“COM”), while also providing the capability to perform all types of ambulatory cardiac studies.

We developed our Bioflux® (“Bioflux”) COM technology, which has received clearance from the U.S. Food and Drug Administration (“FDA”), comprised of a monitoring device and software components, which we made available to the market under limited release on April 6, 2018, to assess, establish and develop sales processes and market dynamics. Full market release of the Bioflux device for commercialization occurred in April 2019. The fiscal year ended March 31, 2021 marked our first year of expanded commercialization efforts, focused on sales growth and expansion. In 2021, we commenced the initial launch of Bioheart, a direct-to-consumer heart monitor that offers the same continuous heart monitoring technology used by physicians. In addition to developing and receiving regulatory approval or clearance of other technologies that enhance our ecosystem, in 2022, we announced the launch of our Biocore Cardiac Monitoring Device (“Biocore”, previously branded as Biotres), a three-lead device for ECG and arrhythmia monitoring intended for lower risk patients, a much broader addressable market segment. Late in 2024, we launched the cellular version of that same device, the Biocore Pro, which is now our flagship technology. During this period of development, we have expanded our sales efforts to 35 states and intend to expand further and compete in the broader US market using an insourcing business model. Our technology has a large potential total addressable market, which can include hospitals, clinics and physicians’ offices, as well as other Independent Diagnostic Testing Facilities (“IDTFs)”. Cardiac disease is ranked as the number one chronic care disease in the US and most markets globally, making our technology useful across the globe. As such, we are pursuing and have achieved regulatory approvals in several key jurisdictions in preparation of future distribution efforts outside of the US. We believe our technological and clinical advantage combined with our solution’s insourcing model, which empowers physicians with state-of-the-art technology and charges technology service fees for its use, has the benefit of a reduced operating overhead for us, and enables a more efficient market penetration and distribution strategy.

We are a technology company focused on earning utilization-based recurring technology fee revenue. Our ability to grow this type of revenue is predicated on the size and quality of our sales efforts and our ability to penetrate the market and place devices with clinically focused, repeat users of our cardiac study technology. We plan to grow our sales force to address new markets and achieve sales penetration in the markets currently served.

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Our principal executive office is located at 203 Redwood Shores Pkwy Suite 600, Redwood City, California, and our telephone number is (800) 590-4155. Our website address is www.biotricity.com. The information on our website is not part of this Annual Report on Form 10-K.

Commercial History

Full market release of the Bioflux device for commercialization launched in April 2019, after receiving its second and final required FDA clearance. To commence commercialization, we ordered device inventory from our FDA-approved manufacturer and hired a small, captive sales force, with deep experience in cardiac technology sales; we expanded on our limited market release, which identified potential anchor clients who could be early adopters of our technology. We then expanded our sales force and geographic footprint.

In 2021, we received a 510(k) clearance from the FDA for our Bioflux Software II System, engineered to improve workflows and reduce estimated review time from 5 minutes to 30 seconds. This improvement in review time reduces operational costs and allows us to continue to focus on excellent customer service and industry-leading response times to physicians and their at-risk patients. Additionally, these advances mean we can focus our resources on high-level operations and sales.

During 2021 and the early part of 2022, we also commercially launched our Bioheart technology, which is a consumer technology whose development was forged out of the clinical technologies that are already part of our technology ecosystem, the Biosphere. In recognition of our innovations, in November 2022, Bioheart received recognition as one of TIME’s Best Inventions of 2022.

We continue to develop our telemedicine capabilities of real-time streaming of medical data. We are expanding our platform to include remote patient monitoring, chronic care management, and implantable device management, creating a single unified cardiac platform for medical facilities. Our focus has always been and continues to remain on developing technology that supports clinics while driving economic benefits and costs savings to healthcare service providers within the traditional reimbursement and value based care payer models. Our goal is to position ourselves as an all-in-one cardiac diagnostic and disease management solution. We continue to grow our data set of billions of patient heartbeats, allowing us to further develop our predictive capabilities relative to atrial fibrillation and arrythmias.

In January 2022, we received the 510(k) FDA clearance of our Biocore (previously named Biotres) patch solution, which is a novel product in the field of Holter monitoring. This three-lead technology can provide connected Holter monitoring that is designed to produce more accurate arrythmia detection than is typical of competing remote patient monitoring solutions. It is also foundational, since this platform technology has a pipeline of development expansions focused on clinical applications which are currently unavailable in the market. In October 2023, we launched the cellular version of this device, the Biocore Pro.

Since then, we have launched Biocare, after successfully piloting this technology in two facilities that provide cardiac care to more than 60,000 patients. This technology and other consumer technologies and applications such as the Biokit and Biocare have been developed to allow us to transform and use our strong cardiac footprint to expand into remote chronic care management solutions that will be part of the Biosphere. The technology puts actionable data into the hands of physicians to assist them in making effective treatment decisions quickly.

This supports us in expanding our footprint within existing customer sites to provide full-cycle chronic care management solutions to our clinic and patient network.

We are also developing several other ancillary technologies, which will require application for further FDA clearances, which we anticipate applying for within the next twelve months. Among these are:

●	advanced ECG algorithms and analysis software for further improvements in sensitivity and specificity to analyze and synthesize patient ECG monitoring data with the purpose of distilling it down to the important information that requires clinical intervention, while reducing the amount of human intervention necessary in the process;

●	the Biocore® Pro 2.0, which is the next generation of our award winning Biocore®

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We identified the importance of recent developments in accelerating our path to profitability, including the launch of important new products, which have a ready market through cross-selling to existing customer clinics, and large new distribution partnerships that allow us to sell into large hospital networks.

Our mission is to innovate and create transformative healthcare products while ensuring financial discipline, to drive margin and revenue growth while delivering value creation for our investors. Our commitment to innovation means that we harness data intelligently to explore novel avenues for enhancing healthcare outcomes. Through research and development, we believe we are redefining medical diagnostics and patient care by developing new AI-driven solutions.

We are expanding our AI technology development in remote cardiac care, leveraging proprietary AI technology to provide a suite of predictive monitoring tools to enhance new disease profiling, improve patient management, and revolutionize the healthcare industry for disease prevention.

We have also strengthened relationships with Amazon and Google. The healthcare AI market opportunity is projected to grow to $208.2 billion by 2030 according to Grand View Research. We have already established a strong foothold, having already built a powerful proprietary cardiac AI model that combines Google’s TensorFlow, AWS infrastructure, big data and a continuous learning engine. This combination allows us to rapidly improve our cardiac technology. In the near future, we believe the capabilities of our cardiac AI model will allow us to support healthcare professionals in handling exponentially more patients while identifying the most critical data. This will enable healthcare workers to elevate the quality of care while serving a larger number of patients. As growing patient numbers further stress the shortage of healthcare professionals, our technology could help alleviate this pressing issue. We have engineered our technology to not only improve patient care and outcomes, but to do so in a manner that supports more patients. This has led to increasing sales of our remote cardiac monitoring devices and the ramp-up of our subscription-based service, increasing our recurring revenue over the past few quarters and charting a clear path to profitability.

From a market perspective, increasing interest and demand continue to drive the adoption of our suite of products, which are focused on chronic cardiac disease prevention and management. Our efforts in commercialization and development have yielded tremendous progress in remote monitoring solutions for diagnostic and post-diagnostic products.

Market Overview

Chronic diseases are the number one burden on the healthcare system, driving up costs year over year. Lifestyle related illnesses such as obesity and hypertension are the top contributing factors of chronic conditions including diabetes and heart disease. Government and healthcare organizations are focused on driving costs down by shifting to evidence-based healthcare where individuals, especially those suffering from chronic illnesses, engage in self-management. This has led to growth in the connected health market, which according to an October 2023 report by MarketUs is projected to reach $150 billion by 2024 at a compound annual growth rate (CAGR) of 25%.

According to the American Heart Association, the number one cost to the healthcare system is cardiovascular disease, estimated by the CDC Foundation to be responsible for 1 in every 6 healthcare dollars spent in the US. Since cardiovascular disease is the number one cause of death worldwide, early detection, diagnosis, and management of chronic cardiac conditions are necessary to relieve the increasing burden on the healthcare infrastructure. Diagnostic tests such as ECGs are used to detect, diagnose and track certain types of cardiovascular conditions. We believe that the rise of lifestyle related illnesses associated with heart disease has created a need to develop cost-effective diagnostic solutions to fill a hole in the current ECG market. These solutions will not only deliver faster and earlier diagnoses but also build the foundation for disease management, supporting the transition from diagnosis to disease management.

A report by Grand View Research projects that the global ECG equipment market will grow at a CAGR of 6.5% from 2023 to 2030, with the US market valued at $2.01 billion in 2022. The factors driving this market include an aging population, an increase in chronic diseases related to lifestyle choices, improved technology in diagnostic ECG devices, and high growth rates of ECG device sales.

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In the US, COM tests are primarily conducted through outsourced IDTFs that are reimbursed at an estimated average rate of approximately $850 per diagnostic test, based on pricing information provided by the Centers for Medicare & Medicaid Services, a part of the U.S. Department of Health and Human Services, and weighted towards the largest markets of New York, California, Texas and Florida. Reimbursement rates can be lower in smaller markets, although the national average is $801. Further, we believe private insurers provide for similar or better reimbursement rates.

Our initial device offerings intended to revolutionize the COM and Holter markets by providing convenient, cost-effective, integrated solutions, inclusive of both software and hardware for physician providers and their patients. Biotricity, however, has a broader strategic vision to offer an ecosystem of technologies that engage the patient-user and their medical practitioner(s) in sustained monitoring, diagnosis, communication and pro-active treatment and management of chronic care conditions. Our core solution is designed as a platform to encompass multiple segments of the remote monitoring market, and its future growth.

Market Opportunity

Cardiac Diagnostics

ECGs are a key diagnostic test utilized in the diagnosis of cardiovascular disease, the number one cause of death worldwide. The American Heart Association reported that there were approximately 128 million adults in the US living with cardiovascular disease in 2020.

The US ECG market is divided into three major product segments:

1.	Event monitoring systems;
2.	Stress ECG systems; and
3.	Resting (non-stress) ECG systems.

Event monitoring systems are projected to grow the fastest due to a shift from in-hospital/clinic monitoring to outpatient monitoring. This shift is expected to help reduce health care costs by limiting the number of overnight hospital stays for patient monitoring. We believe that physicians prefer event monitoring systems over resting and stress ECG systems because they provide better insight to the patient’s condition for diagnostic purposes.

The event monitoring market is divided into the Holter/Extended Holter, Event Loop and COM product segments, of which Holter, and its variant Extended Holter, and Event Loop are the current market leaders. Among event monitoring systems, we believe that the preferred choice of physicians and cardiologists is COM, because of its ability to continuously analyze patient data and transmit, thereby speeding up diagnoses. COM devices have built-in arrhythmia analysis and regular communication, which allow physicians to prescribe the device for a longer period of time; thereby enabling prolonged data collection and delivering a more complete picture for diagnosis.

Typical Holter/Extended Holter and Event Loop solutions lack the ability to alert the patient or provider in case of an anomaly. Holters are typically used as a short-term solution, up to 3 days, whereas Event Loop is used for up to 30 days. Extended Holter, the long-term variant of Holter can be used for up to 21 days. It is the most recent of the cardiac monitoring options and was created for longer term holter recordings. Since Event Loop is also long term, reimbursement for Extended Holter and Event Loop are converging. Reimbursement for these is much lower compared to COM due to the nature of the solution, recording vs monitoring. With Holter and Event Loop monitoring, ECG data is not uploaded or transmitted regularly. Comparatively, if the patient were monitored through a COM device with regular ECG data transfer and cellular connectivity, then in the event of cardiac anomalies, the monitoring center could send communication to the patient’s physician.

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Since COM requires an FDA-cleared device (meaning for our purposes that it can be used to review medical ECG data from ECG devices), FDA-cleared ECG reporting software, and remote monitoring capabilities, regulatory and development hurdles have resulted in relatively few companies being able to successfully develop an all-encompassing solution. We believe that there are currently only 5 COM solutions within the market. Some of these solutions are sold to the market through solutions providers that have not developed and do not manufacture their own device.

Of the COM systems currently available in the market, most are IDTFs who employ an outsourcing business model, focused on providing clinical services for which they can earn reimbursement; this means that they would typically not sell their devices to physicians, but offer their clinical services. Some COM providers choose to sell their solution by charging high prices for devices and upfront software costs, as well as a per cardiac study monitoring fee. Among these are solutions that are not scalable; some lack monitoring software, requiring a customer to acquire third party software and incur integration expenses. These would require an investment by the physician, to incur upfront costs that would take time to recoup before profits are realized.

The limited number of competitors makes this an attractive market for new entrants. However, entry into the market requires a hardware device coupled with complex algorithms, ECG software and access to a monitoring center. Two of the five COM players have done so by building their own monitoring infrastructure, developing their own ECG software and utilizing TZ Medical’s COM device. However, this is capital intensive and we believe cost prohibitive for most hospitals and clinics. These barriers are in our opinion among the key reasons as to why Holter and Event Loop have maintained a significant portion of the US event monitoring market despite the increase in patient safety and improved outcomes with COM.

The Biocore solution and business model attempts to address these complications with its complete, turn-key solution for providers to deliver cardiac diagnostics directly. Technologically, the Biocore solution is superior as a one-piece solution as opposed to a two-piece and collects 3 channels of ECG compared with 1 or 2, resulting in better data and higher quality diagnoses. It is also designed to be easy to wear in a form factor that attains high patient compliance. Combined with our insourced business model, providers can deliver better and faster care while also billing. This combination has led to our continued growth and high customer retention rates.

Chronic Care and Remote Patient Monitoring

Chronic diseases are the number one healthcare expense and are continuing to grow as the population ages. Lifestyle related illnesses such as obesity, hypertension, cardiovascular diseases, and diabetes are the top contributing factors of chronic conditions. Government and healthcare organizations are focused on driving costs down by shifting to holistic management where individuals, especially those suffering from chronic illnesses, are supported outside of the clinic. This has led to growth in chronic care management market, which is projected to reach $8.7 billion in the US by 2027 at a compound annual growth rate (CAGR) of 18% between 2021 and 2027, according to a January 2022 report by Precedence Research.

Remote patient monitoring (RPM), one of the key areas of focus for disease-management and evidence-based practice, is projected by Research and Markets to reach a market size of $96.67 billion by 2030 at a CAGR of 17.6%, according to a January 2024 report by Research and Markets. Today, approximately 20% of large healthcare facilities in the US are already using remote monitoring with a projected 70 million US patients utilizing remote monitoring by 2025, as reported by Strategic Market Research in July 2023.

Similar to chronic care and RPM, lifestyle management is seeing increasing growth where stable patients are becoming more and more engaged in lifestyle management. Grand View Research reported that the global wearable technology market has already reached $61.3 billion in 2022 with an expected CAGR of 14.6% from 2023 to 2030. In 2021, the US portion of that market was valued at $17.9 billion.

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The primary driver of each of these markets are individuals diagnosed with or at risk-for chronic conditions. Cardiac diseases are the number one expense and the number one killer, making up the bulk of the individuals utilizing such solutions. Despite this, existing solutions are not tailored for cardiac patients but for diabetes, obesity, and hypertension as these conditions are supported by medical or personal devices that can track biometrics that support management. Up until now, there has been no solution available to support cardiac patients as technology was limited to manual short term heart rhythm collection or heart rate monitors.

Biotricity changed this with the creation of Bioheart and Biocare, which delivers the first cardiac tailored solution for disease management. The engine of this solution is the Bioheart, the first-of-its-kind continuous heart rhythm monitor that autonomously and continuously collect heart rhythm data with no limitation on duration, a necessity for cardiac issues. Just as diabetic patients have continuous glucose monitoring, individuals with cardiac issues now have continuous heart monitoring.

Combining our technological innovation with our business model delivers a solution that is not only industry leading technologically and clinically, but one that also supports providers to deliver better care while creating a new revenue stream. We believe this leap in innovation will help us compete with the more generic solutions as well as those limited by shorter duration data collection. The leap in innovation created by Bioheart was also recognized by TIME, where they named Bioheart one of the Best Inventions of the World in 2022.

Market Strategy

Cardiac Diagnostics

Our cardiac diagnostics strategy is focused on the target addressable market of approximately 34,000 cardiologist physician offices in the U.S. (approximately 6% of all specialty physician offices in the U.S.), approximately 780 hospitals that specialize in cardiology, heart and vascular surgery (approximately 13% of all hospitals in the U.S.), and 300 IDTFs that provide cardiac monitoring services (an estimated 10% of all IDTFs in the U.S.). To do this, we invested in the hiring of top caliber sales professionals with a proven track record in cardiac technology and device sales, and strong business relationships with providers of cardiac medical services. To further expand our market reach, we have partnered with leading distributors and GPOs.

COM

The Bioflux and Biocore Pro solutions are deployed into physicians’ offices, clinics, hospitals, and IDTFs. For the prescribing physician, the COM diagnostic read is a reimbursable service from payers such as Medicare and insurance companies. In the United States, billing codes for an COM diagnostic read are available under the American Medical Association Current Procedural Terminal, with a current average reimbursement rate of $850 per read (a read is between 1 and 30 days long).

We believe that Biotricity’s revenue model, which is a platform or technology as a service model (PAAS or TAAS), is a significant and disruptive departure from the pricing and reimbursement strategies of the existing competitors in the COM market, which apply an outsourced model to COM diagnostics, where the entire procedure and reimbursement is outsourced; the COM solutions provider takes over the clinical responsibilities and earns the reimbursement and pays the physician a small administrative stipend. Biocore’s technology, revenue and insourced business model entail differentiators that are expected to create barriers to entry for other competitors seeking to emulate our strategy.

We also believe our solutions are not only financially superior but also clinically superior. Existing COM solutions are two-piece solutions with 2 channel ECGs. Comparatively, Biocore is a one-piece solution with 3 channels of ECG, delivering more and higher quality data with better patient compliance. This is a significant barrier to entry for existing and new competitors as they would need to develop an entirely new solution that encompasses multiple channels and integrated cellular connectivity to compete with the Bioflux or Biocore.

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Holter/Extended Holter

The Biocore solution is purpose-built for the holter and extended holter market and is deployed into physicians’ offices, clinics, hospitals, and IDTFs. For the prescribing physician, the Holter/Extended Holter diagnostic read is a reimbursable service from payers such as Medicare and insurance companies. In the United States, billing codes for a Holter and Extended Holter diagnostics are available under the American Medical Association Current Procedural Terminal, with a current blended average reimbursement rate of $200 per test, where a test is between 1 and 21 days long.

We believe that Biocore’s revenue model, which is a platform or technology as a service model (PAAS or TAAS), is a significant and disruptive departure from the pricing and reimbursement strategies of the existing competitors in the Holter market, which apply an outsourced model to Holter diagnostics, where the entire procedure and reimbursement is outsourced; the Holter solutions provider takes over the clinical responsibilities and earns the reimbursement and pays the physician a small administrative stipend. Biocore’s technology, revenue and insourced business model entail differentiators that are expected to create barriers to entry for other competitors seeking to emulate our strategy.

Additionally, we believe the Biocore solution is not only financially superior but also clinically superior. Existing holter patch solutions are 1 channel devices that lack connectivity. This leads to cardiac diagnostic results taking up to 2 weeks. Biocore is a connected 3 channel patch solution, delivering more and higher quality data while reducing the time to diagnosis from 2 weeks to 3 days or less. This is a significant barrier to entry for existing and new competitors as they would need to develop an entirely new solution that encompasses connectivity and multiple channels to compete with the Biocore.

Chronic Care Management (CCM) and Remote Patient Monitoring (RPM)

Our chronic care management and remote patient monitoring strategy is focused on the same target addressable market of approximately 34,000 cardiologist physician offices (approximately 6% of all physician offices in the U.S.), approximately 780 hospitals that specialize in cardiology, heart and vascular surgery (approximately 13% of all hospitals in the U.S.), and 300 IDTFs that provide cardiac monitoring services (an estimated 10% of all IDTFs in the U.S.) that we are targeting for our diagnostics. The difference in our strategy here is a focus on selling into existing accounts and new diagnostic accounts as opposed to building out a new channel strategy. These solutions are complementary to our diagnostics solution and can be sold as part of a complete platform to target new and existing customers.

Product and Technology

Bioflux and Biocore Pro

Bioflux and Biocore Pro are advanced, integrated ECG device and software solutions for the COM market. The device attaches like a patch into utilizes wet electrodes that are applied to a patient’s chest. The Biocore ECG reporting software allows doctors and labs to view a patient’s ECG data for monitoring and diagnostic purposes.

The Biocore Pro device has been developed, among other things, with the following features:

●	3 channels
●	Built-in cellular connectivity for global cellular network compatibility;
●	Extended battery size for up to 5 days of battery life.

The Bioflux and Biocore Pro platform has a built-in cellular chipset and a real-time embedded operating system which allows for our technology to be utilized as an Internet of Things (IoT) platform. This technology can be leveraged into other applications and industries by utilizing the platform and OS side of our technology.

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Biocore

Holter and Extended Holter monitors are significantly simplified versions of cardiac diagnostics that lack connectivity and analysis. Holter and Extended Holter monitors require data to be downloaded manually, resulting in diagnostic results taking up to 2 weeks or longer. The Biocore device has been designed to address the limitations of existing solutions while providing the same disruptive business model as the Bioflux. Responding to our customer needs, the Biocore was developed with the following features:

●	3 channels
●	Connectivity
●	Rechargeable
●	Reusable

The Biocore is also a platform technology that can be leveraged and used to enter other markets and support future product enhancements. The company has already developed a number of enhancements for Biocore that will be available in the next generation of the solution.

Biocare, Bioheart and Biokit

It is widely reported that chronic illnesses related to lifestyle diseases are on the rise, resulting in increased healthcare costs. This has caused a major shift in the US healthcare market, emphasizing a need for evidence-based healthcare system focused on overall health outcomes. Patient compliance is a critical component in driving improved health outcomes, where the patient adheres to and implements their physician’s recommendation. Unfortunately, poor patient compliance is one of the most pressing issues in the healthcare market. One of the key contributing factors to this is the lack of a feedback mechanism to measure improvement and knowledge. Studies show that poor patient compliance costs the US healthcare system $100 to $289 billion annually1, representing 3% to 10% of total US healthcare costs2 . Studies have proven that regular monitoring of chronic care conditions improves patient outcomes in the form of lower morbidity rates and reduce the financial burden on the healthcare system by empowering preventative care.

The Company has developed Biocare to support medical practitioners as they gather data and regularly monitor and treat patients with two or more chronic care conditions. We expect that Bioheart combined with our Biocare platform, our fourth product, is focused on filling this need by providing a clinically relevant, preventative care and disease management solution for the consumer. A key underlying component of Bioheart is the ability to measure patient improvements—with clinical accuracy—helping to drive feedback and support patient compliance. This approach is implemented in our development process by focusing on a disease/chronic illness profile, as opposed to a customer profile. We are focused on cardiovascular disease for our first preventative care solution since Bioflux is aimed at the same health segment.

The focus on cardiovascular disease states make the combination of Bioheart and Biocare a unique offering within the chronic care management space which is primarily focused on diabetes. With no long term consumer solution for heart patients, chronic care management has focused on those conditions that do have personal devices, mainly diabetes, hypertension, and COPD. This is why we developed Bioheart, a consumer solution for personal use for individuals with cardiac issues. Combined with our Biocare platform, it is one of the first disease management solutions capable of delivering holistic chronic care management to cardiovascular patients.

Taking it a step further, we developed Biokit to support cardiac patients that had other chronic conditions such as hypertension or COPD. Biokit is a remote patient monitoring kit that combines a blood pressure cuff, an pulse oximeter and a digital thermometer into the Biocare platform to support the collection of additional biometrics for those patients with multiple conditions. Biocare was developed with the following features:

●	Integration with cardiac diagnostics: Bioflux and Biocore
●	Bioheart
●	Biokit
●	Virtual Clinic

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●	Automated biometric reporting
●	Patient Dashboards
●	Automated time tracking
●	Built-in patient reminders and calling
●	Asynchronous chat
●	Monthly data summaries

Biocare is also a platform technology that can be leveraged and used to enter other chronic condition markets and support future product enhancements. The company has already developed a number of enhancements for Biocare that will be available in the next generation of the solution.

Future Markets

In the next few years, we intend to expand use of our technology platform with medical-grade solutions for the monitoring of implantable cardian devices, diabetes, sleep apnea, chronic pain, as well as fetal monitoring, and other adjacent healthcare and lifestyle markets.

Bionatal is a proposed product for monitoring fetus’ health by remote cardiac telemetry. In the US, there were approximately 24,073 fetal deaths at 20 or more weeks gestation in 20123. The rise of older mothers and mothers with chronic conditions have driven high-risk pregnancies to a new high; high-risk complications now occur in 6 to 8 percent of all pregnancies4.

The Company has also received an NIH grant to investigate cardiac anomalies in chronic kidney disease patients, which is designed to be a predictive or early detection tool for CKD patients. This and other new technology that the Company is developing is applicable to the market segments that the Company intends to serve and will continue to adhere to the Company’s revenue model of deriving income from technology fees.

Competition

Cardiac Diagnostics

Cardiac Outpatient Monitoring

The medical technology equipment industry is characterized by strong competition and rapid technological change. There are a number of companies developing technologies that are competitive to our existing and proposed products, many of them, when compared to our Company, having significantly longer operational history and greater financial and other resources.

Within the US event monitoring systems market, we are aware of six main competitors in the COM product segment. These competitors have increased market presence and distribution primarily by working through existing IDTFs. The existing competitors have maintained a competitive advantage within the market by controlling the distribution of all available COM devices and software solutions. Our primary competitors in the COM market are:

● Philips Biotel - Biotelemetry (formerly CardioNet), recently acquired by Philips for a reported $2.8B. We believe that BioTelemetry, Inc. has the largest network of IDTFs within the COM market. BioTelemetry is considered a complete solution provider as it produces and distributes its own COM device, software solution, and COM monitoring centers. The company acquired its COM device through the acquisition of a COM manufacturer, Braemar. Upon acquisition of Braemar, BioTelemetry offered limited support to other clients utilizing Braemar’s technology. This resulted in BioTelemetry increasing the use of its device and software solution, enabling wide market penetration. We believe that BioTelemetry business model is focused on providing the COM diagnostic service, as opposed to selling COM solutions to other IDTFs or service providers, which enables a perpetual per-read fee as opposed to one time device or software sales. Equity research analysts categorize BioTelemetry as a clinical health provider, because of its business model, rather than as a medical device company. As such, we believe that BioTelemetry market cap is limited by the low multiples associated with that type of business, and, as a clinical health provider, BioTelemetry has significant overhead and fixed costs associated with monitoring centers and health professionals.

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● Boston Scientific – Preventice Preventice (formerly eCardio.), recently acquired by Boston Scientific for a reported $1.2B. Preventice is a private company, based in Houston, Texas. Preventice’s device is manufactured by a third party medical device company, TZ Medical. Preventice has integrated TZ Medical’s device with its software solution to create a complete COM solution. Similar to Biotelemetry, we believe eCardio follows the same business model of offering the COM service and acting as a clinical health provider.

● ScottCare. ScottCare is a private company in the US and a subsidiary of Scott Fetzer Company, a division of Berkshire Hathaway. ScottCare provides equipment for cardiovascular clinics and diagnostic technicians. ScottCare has built its own COM device and software solution, and white-labeled TZ Medical’s device. Unlike the others, ScottCare offers its solution in an insourced model, where the physician has the opportunity to bill. This model requires the physician to purchase a minimum number of devices at an approximate average cost of $2,000 and their software at a cost of $25,000 to $40,000. After this initial upfront cost, ScottCare charges an additional per test fee for monitoring. We believe the above model creates a long return on investment for the physician. In our opinion, this has resulted in little market penetration for ScottCare as compared to the others.

● Infobionic. Infobionic is a private company located in Waltham, Massachusetts. It follows a leasing model where it leases its technology at a fixed monthly rate, whether technology is used or not. They have a complete solution, comprised of a device and software. We believe that they have a good model that will enable them to be competitive in the market. In our opinion, there is room for both Biotricity and Infobionic within the marketplace, though we believe that our solution is superior in two ways. 3 channels and built in cellular technology.

● VitalConnect. VitalConnect is a private company that has expanded into the COM space by offering a disposable patch coupled with a cellphone. They have adopted the same model as Boston Sci and Philips. They are well funded and are growing but continue to lose money and have integrated various third party technologies to build their solution. Operationally, a disposable patch is expensive to manage and increases COGS. Long term we think our solution is superior as it is clinically better with 3 channels and built in cellular technology alongside industry leading operational workflows. Economically, we know that solutions like this cannot compete with us when it comes to costs and margins.

In addition, we note that:

● Medtronic. Medtronic is a major medical device conglomerate. It has an COM solution by the name of SEEQ that was added to their portfolio through the acquisition of Corventis. We have seen no significant activity or usage with SEEQ in our market analysis. We also note that SEEQ is a patch based COM solution that only collects data on 1 lead. As such, it has strong competition from 3 lead systems which are the standard for COM. In early 2018, Medtronic withdrew SEEQ from the marketplace. We do not view Medtronic as a primary competitor, but, given the size and reach of Medtronic, they are an organization that we must continuously watch and be aware of.

● TZ Medical. TZ Medical is a medical device company that focuses on manufacturing a variety of medical devices. We do not consider TZ Medical to be a direct competitor as they produce a COM device that is available for purchase, and sold to competitors such as to Scottcare and Preventice, described above. However, we do not believe that TZ Medical has a software solution, requiring any new entrant to either acquire or build out a software solution and then integrate that with the TZ Medical device. This creates a requirement for a large upfront capital investment. As a result, we believe this approach only works for organizations looking to become COM solution providers with the same business model as the others.

We believe that our Bioflux COM solution will successfully compete because:

●	it is designed as a platform to encompass all segments of the event monitoring market;

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●	of the insourcing business model which we believe is applicable to a significantly larger portion of the total available market and enable more efficient strategic penetration and distribution; and

●	for the other reasons described earlier under “Market Opportunity.”

 Holter/Extended Holter

 Within the US event monitoring systems market, we are aware of three main competitors in the Holter patch product segment. These competitors have increased market presence and distribution primarily by working with Hospitals. The existing competitors have maintained a competitive advantage within the market by a first mover advantage. Our primary competitors in the Holter patch market are:

●	iRhythm Technologies: iRhythm is the leader in holter patch technology with the largest footprint. They are primarily hospital focused and operate as an IDTF, much like our COM competitors. Their core product is the Zio patch, which is a 1 channel holter with no connectivity and is not rechargeable

●	BardyDx (Recently Acquired by Hilrom): BardyDx is the second largest player in the holter space. They operate as an IDTF as well. Their core product is a 1 channel patch with no connectivity with a removable chip for data uploads.

●	VitalConnect: is a small player in the holter space. They have a disposable patch monitor that can be used for a limited time, making it unusable for long term studies. They operate as an IDTF.

Cardiac Disease Management

Within the US cardiac disease management market, we are aware of three main competitors in the cardiac care management segment. These competitors have different approaches, solutions, and technologies but we still regard them as competitors. Technologically we have a number of differentiators as we are the only company that has a continuous heart monitor. Our primary competitors in the cardiac disease management market are:

Bioheart:

●	Alivecor is a direct to consumer cardiac monitoring company. They are the biggest brand in consumer cardiac care and have a simple to use handheld cardiac device. They operate as a service provider, providing cardiac insights direct to individuals.

Biocare:

●	Optimize Health: Optimize health is a chronic care and RPM platform for a variety of chronic conditions. Thought it is platform with no focus on cardiac specifically, it provides a complete platform for clinics and hospitals to utilize and build out a chronic disease management program.

●	HelloHeart: Hello Heart is a disease management program focused on hypertension. It is one of the few disease management programs that is focused on a heart related chronic disease

In the digital health space, we have noticed that we have competitors for different products but not a single competitor that has the entire product portfolio that we have. This adds a layer of differentiation and competitive advantage as customer can deal with one vendor as opposed to multiple vendors that they have to integrate.

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Intellectual Property

We primarily rely on trade secret protection for our proprietary information. No assurance can be given that we can meaningfully protect our trade secrets. Others may independently develop substantially equivalent confidential and proprietary information or otherwise gain access to, or disclose, our trade secrets.

We have and generally plan to continue to enter into non-disclosure, confidentiality and intellectual property assignment agreements with all new employees as a condition of employment. In addition, we intend to also generally enter into confidentiality and non-disclosure agreements with consultants, manufacturers’ representatives, distributors, suppliers and others to attempt to limit access to, use and disclosure of our proprietary information. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for our trade secrets in the event of unauthorized use or disclosure of such information.

We also may from time to time rely on other intellectual property developed or acquired, including patents, technical innovations, laws of unfair competition and various other licensing agreements to provide our future growth and to build our competitive position. We have received an industrial design patent in Canada for Bioflux and have filed patent applications for Biotres and Bioheart in the US, and we may decide to file for additional patents as we continue to expand our intellectual property portfolio. However, we can give no assurance that competitors will not infringe on our patent or other rights or otherwise create similar or non-infringing competing products that are technically patentable in their own right. We fully intend to vigorously defend our intellectual property and patents.

Currently, we have a number of registered trademarks; we may obtain additional registrations in the future.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our planed intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our planed intellectual property rights is a key component of our operating strategy.

Regulatory Matters

Our medical device products are subject to regulation by the U.S. FDA and various other federal and state agencies, as well as by foreign governmental agencies. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical device products.

In addition to those indicated below, the only other regulations we encounter are regulations that are common to all businesses, such as employment legislation, implied warranty laws, and environmental, health and safety standards, to the extent applicable. We will also encounter in the future industry-specific government regulations that would govern our products, if and when developed for commercial use. It may become the case that other regulatory approvals will be required for the design and manufacture of our products and proposed products.

U.S. Regulation

The FDA governs the following activities that Biotricity performs, will perform, upon the clearance or approval of its product candidates, or that are performed on its behalf, to ensure that medical products distributed domestically or exported internationally are safe and effective for their intended uses:

●	product design, and development;

●	product safety, testing, labeling and storage;

●	record keeping procedures; and

●	product marketing.

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There are numerous FDA regulatory requirements governing the approval or clearance and subsequent commercial marketing of Biotricity’s products. These include:

●	the timely submission of product listing and establishment registration information, along with associated establishment user fees;

●	continued compliance with the Quality System Regulation, or QSR, which require specification developers and manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

●	labeling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved or off-label use or indication;

●	clearance or approval of product modifications that could significantly affect the safety or effectiveness of the device or that would constitute a major change in intended use;

●	Medical Device Reporting regulations (MDR), which require that manufacturers keep detailed records of investigations or complaints against their devices and to report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur;

●	adequate use of the Corrective and Preventive Actions process to identify and correct or prevent significant systemic failures of products or processes or in trends which suggest same;

●	post-approval restrictions or conditions, including post-approval study commitments;

●	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device; and

●	notices of correction or removal and recall regulations.

Depending on the classification of the device, before Biotricity can commercially distribute medical devices in the United States, it had to obtain, either prior 510(k) clearance, 510(k) de-novo clearance or premarket approval (PMA), from the FDA unless a respective exemption applied. The FDA classifies medical devices into one of three classes based on the degree of risk associated with each medical device and the extent of regulatory controls needed to ensure the device’s safety and effectiveness:

●	Class I devices, which are low risk and subject to only general controls (e.g., registration and listing, medical device labeling compliance, MDRs, Quality System Regulations, and prohibitions against adulteration and misbranding) and, in some cases, to the 510(k) premarket clearance requirements;

●	Class II devices, which are moderate risk and generally require 510(k) or 510(k) de-novo premarket clearance before they may be commercially marketed in the United States as well as general controls and potentially special controls like performance standards or specific labeling requirements; and

●	Class III devices, which are devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a predicate device. Class III devices generally require the submission and approval of a PMA supported by clinical trial data.

The custom software and hardware of our products are classified as Class II. Class II devices are those for which general controls alone are insufficient to provide reasonable assurance of safety and effectiveness and there is sufficient information to establish special controls. Special controls can include performance standards, post-market surveillance, patient histories and FDA guidance documents. Premarket review and clearance by the FDA for these devices is generally accomplished through the 510(k) or 510(k) de-novo premarket notification process. As part of the 510(k) or 510(k) de-novo notification process, the FDA may have required the following:

●	Development of comprehensive product description and indications for use.

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●	Completion of extensive preclinical tests and preclinical animal studies, performed in accordance with the FDA’s Good Laboratory Practice (GLP) regulations.

●	Comprehensive review of predicate devices and development of data supporting the new product’s substantial equivalence to one or more predicate devices.

●	If appropriate and required, certain types of clinical trials (IDE submission and approval may be required for conducting a clinical trial in the US).

If required, clinical trials involve use of the medical device on human subjects under the supervision of qualified investigators in accordance with current Good Clinical Practices (GCPs), including the requirement that all research subjects provide informed consent for their participation in the clinical study. A written protocol with predefined end points, an appropriate sample size and pre-determined patient inclusion and exclusion criteria, is required before initiating and conducting a clinical trial. All clinical investigations of devices to determine safety and effectiveness must be conducted in accordance with the FDA’s Investigational Device Exemption, or IDE, regulations that among other things, govern investigational device labeling, prohibit promotion of the investigational device, and specify recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. If the device presents a “significant risk,” as defined by the FDA, the agency requires the device sponsor to submit an IDE application, which must become effective prior to commencing human clinical trials. The IDE will automatically become effective 30 days after receipt by the FDA, unless the FDA denies the application or notifies the company that the investigation is on hold and may not begin. If the FDA determines that there are deficiencies or other concerns with an IDE that requires modification, the FDA may permit a clinical trial to proceed under a conditional approval. In addition, the study must be approved by, and conducted under the oversight of, an Institutional Review Board (IRB) for each clinical site. If the device presents a non-significant risk to the patient, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more IRBs without separate approval from the FDA, but it must still follow abbreviated IDE requirements, such as monitoring the investigation, ensuring that the investigators obtain informed consent, and labeling and record-keeping requirements.

Given successful completion of all required testing, a detailed 510(k) premarket notification or 510(k) de-novo was submitted to the FDA requesting clearance to market the product. The notification included all relevant data from pertinent preclinical and clinical trials, together with detailed information relating to the product’s manufacturing controls and proposed labeling, and other relevant documentation.

A 510(k) clearance letter from the FDA would then authorize commercial marketing of the device for one or more specific indications of use.

After 510(k) clearance, Biotricity is required to comply with a number of post-clearance requirements, including, but not limited to, Medical Device Reporting and complaint handling, and, if applicable, reporting of corrective actions. Also, quality control and manufacturing procedures must continue to conform to QSRs. The FDA periodically inspects manufacturing facilities to assess compliance with QSRs, which impose extensive procedural, substantive, and record keeping requirements on medical device manufacturers. In addition, changes to the manufacturing process are strictly regulated, and, depending on the change, validation activities may need to be performed. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with QSRs and other types of regulatory controls.

After a device receives 510(k) clearance from FDA, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use or technological characteristics, requires a new 510(k) clearance or could require a PMA. The FDA requires each manufacturer to make the determination of whether a modification requires a new 510(k) notification or PMA in the first instance, but the FDA can review any such decision. If the FDA disagrees with a manufacturer’s decision not to seek a new 510(k) clearance or PMA for a particular change, the FDA may retroactively require the manufacturer to seek 510(k) clearance or PMA. The FDA can also require the manufacturer to cease U.S. marketing and/or recall the modified device until additional 510(k) clearance or PMA approval is obtained.

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The FDA and the Federal Trade Commission, or FTC, will also regulate the advertising claims of Biotricity’s products to ensure that the claims it makes are consistent with its regulatory clearances, that there is scientific data to substantiate the claims and that product advertising is neither false nor misleading.

We received 510(k) clearance for both the software and hardware components of our Bioflux and Biotres products. To obtain 510(k) clearance, a company must submit a notification to the FDA demonstrating that its proposed device is substantially equivalent to a predicate device (i.e., a device that was in commercial distribution before May 28, 1976, a device that has been reclassified from Class III to Class I or Class II, or a 510(k)-cleared device). The FDA’s 510(k) clearance process generally takes from three to 12 months from the date the application is submitted but also can take significantly longer. If the FDA determines that the device or its intended use is not substantially equivalent to a predicate device, the device is automatically placed into Class III, requiring the submission of a PMA. Once the information is submitted, there is no guarantee that the FDA will grant a company 510(k) clearance for its pipeline products, and failure to obtain the necessary clearances for its products would adversely affect its ability to grow its business. Delays in receipt or failure to receive the necessary clearances, or the failure to comply with existing or future regulatory requirements, could reduce its business prospects.

Devices that cannot be cleared through the 510(k) process due to lack of a predicate device but would be considered low or moderate risk may be eligible for the 510(k) de-novo process. In 1997, the Food and Drug Administration Modernization Act, or FDAMA added the de novo classification pathway now codified in section 513(f)(2) of the 29&C Act. This law established an alternate pathway to classify new devices into Class I or II that had automatically been placed in Class III after receiving a Not Substantially Equivalent, or NSE, determination in response to a 510(k) submission. Through this regulatory process, a sponsor who receives an NSE determination may, within 30 days of receipt, request FDA to make a risk-based classification of the device through what is called a “de novo request.” In 2012, section 513(f)(2) of the 29&C Act was amended by section 607 of the Food and Drug Administration Safety and Innovation Act (FDASIA), in order to provide a second option for de novo classification. Under this second pathway, a sponsor who determines that there is no legally marketed device upon which to base a determination of substantial equivalence can submit a de novo request to FDA without first submitting a 510(k).

In the event that a company receives a Not Substantially Equivalent determination for its candidates in response to a 510(k) submission, the device may still be eligible for the 510(k) de-novo classification process.

Devices that cannot be cleared through the 510(k) or 510(k) de-novo classification process require the submission of a PMA. The PMA process is much more time consuming and demanding than the 510(k) notification process. A PMA must be supported by extensive data, including but not limited to data obtained from preclinical and/or clinical studies and data relating to manufacturing and labeling, to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device. After a PMA application is submitted, the FDA’s in-depth review of the information generally takes between one and three years and may take significantly longer. If the FDA does not grant 510(k) clearance to its future products, there is no guarantee that Biotricity will submit a PMA or that if it does, that the FDA would grant a PMA approval of Biotricity’s future products, either of which would adversely affect Biotricity’s business.

We have installed a suitable and effective quality management system, which establishes controlled processes for our product design, manufacturing, and distribution. We plan to do this in compliance with the internationally recognized standard ISO 13485:2013 Medical Devices – Quality Management Systems – Requirements for Regulatory Purposes. Following the introduction of a product, the FDA and foreign agencies engage in periodic reviews of our quality systems, as well as product performance and advertising and promotional materials. These regulatory controls, as well as any changes in FDA policies, can affect the time and cost associated with the development, introduction and continued availability of new products. Where possible, we anticipate these factors in our product development processes. These agencies possess the authority to take various administrative and legal actions against us, such as product recalls, product seizures and other civil and criminal sanctions.

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Foreign Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Manufacturing and Suppliers

Earlier in the life-cycle of the Company, we focused primarily on research and development of the first generation version of the Bioflux. We have since completed the development of Biotres and of Bioheart and their proposed marketing and distribution. We currently assemble our devices at our Redwood City, California facility. In order to maintain compliance with FDA and other regulatory requirements, our manufacturing facilities must be periodically re-evaluated and qualified under a quality system to ensure they meet production and quality standards. Suppliers of components and products used to manufacture our devices must also comply with FDA regulatory requirements, which often require significant resources and subject us and our suppliers to potential regulatory inspections and stoppages.

We have a scalable manufacturing strategy and goals and use Providence Enterprises (herein “Providence”), which is an FDA qualified manufacturer for contract manufacturing. We do not have a contract with Providence or any obligation to use them (nor do they have any obligations with respect to us other than with respect to any specific orders we may make) and we enter into purchase orders for each manufacturing request we have with Providence, as we would with other vendors. Despite our working relationship with Providence, we intend to continue to identify and develop other efficient, automated, low-cost manufacturing capabilities and options to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our products, especially at the low-cost levels we require to facilitate our business plan.

We currently rely on a number of principal suppliers for the components that make up our products and proposed products; these include Digikey Corporation and Mouser Electronics for electronics and connectors, Telit/Stollmann for Bluetooth modules, Yongan Innovations for batteries, Dongguan Bole RP&M Cp. Ltd. For plastics, Unimed Medical and Conmed for ECG cables and electrodes, and Medico Systems for touch-panel LCD displays. We believe that the raw materials used or expected to be used in our planned products can be acquired from multiple sources and are readily available on the market.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Employees and Employment Agreements

We currently have 55 full-time employees, of which [●] are full-time, and approximately 20 consultants who are based in our offices located in Silicon Valley, California and Toronto, Canada. These employees oversee day-to-day operations of the Company and, together with the consultants, support management, engineering, manufacturing, and administration. We have no unionized employees.

We plan to hire 10 to 15 additional full-time employees within the next 12 months, as needed to support continued growth in our business. Their principal responsibilities will be the support of our sales, marketing, research and development, and clinical development activities.

We consider relations with our employees to be satisfactory.

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Waqaas Al-Siddiq

We entered into an employment agreement with Mr. Al-Siddiq dated as of April 10, 2020. Pursuant to the Employment Agreement, Mr. Al-Siddiq (“Executive”) will continue to serve as the Corporation’s Chief Executive Officer. The term of the Employment Agreement is for 12 months unless it is earlier terminated pursuant to its terms and it shall be automatically renewed for successive one year periods until the Executive or the Company delivers to the other party a written notice of their intent not to renew the employment term at least 30 days prior to the expiration of the then effective employment term. During the term of the Employment Agreement, Executive salary was initially $390,000, subject to any increase approved by the Company’s board. For the years ended March 31, 2022 and 2023, Mr. Al-Siddiq’s salary was $480,000 per annum. Under the Employment Agreement, the Executive is eligible to earn a cash and/or equity bonus of up to 50% of his then annual salary. In the event that the Executive is terminated without just cause or terminates for good reason (as these terms are defined in the Employment Agreement), the Executive will be entitled to a severance payment equal to 12 months of salary paid on a monthly basis and accrued but unused vacation. Mr. Al-Siddiq is also compensated through period, approved option grants.

This summary is qualified in all respects by the actual terms of the employment agreement, which was filed as Exhibit 10.1 to our current report on Form 8-K on April 13, 2020

John Ayanoglou

In connection with Mr. Ayanoglou’s official appointment as Chief Financial Officer effective as of October 27, 2017, the Company agreed to pay Mr. Ayanoglou an initial base salary of $200,000, subject to approved increases and an approved cash or equity bonus. Mr. Ayanoglou’s base salary for calendar 2021, 2022 and 2023 was set at $300,000. In addition, the Company agreed to grant Mr. Ayanoglou warrants to purchase 200,000 shares of the Company’s common stock, during each year of his tenure, granted in equal quarterly installments starting with the first fiscal quarter of employment. The warrants vest monthly on a pro-rata basis over a period of 12 months, with the same 10-year term and the same rights and protections as executive options awarded under the Company’s 2016 Equity Incentive Plan. As of December 31, 2020, the Company extended the expiry dates for 788,806 previously issued warrants to extend their term from 3 to 10 years in accord with the same term extension made to the options of all other company employees in fiscal 2020. As part of this revision in terms, 288,806 of these same warrants previously issued and expensed were repriced to reflect current market conditions.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof.

We are subject to the reporting and other requirements of the Exchange Act and we furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and we furnish quarterly reports containing unaudited financial statements for each of the first three quarters of each year. Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

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Financial Statements

Consolidated Financial Statements

Biotricity Inc.

For the years ended March 31, 2025 and 2024

Condensed Consolidated Interim Balance Sheets at September 30, 2025 (unaudited) and March 31, 2025 (audited)	F-41
Condensed Consolidated Interim Statements of Operations and Comprehensive Loss for the three and six months ended September 30, 2025 and 2024 (unaudited)	F-42
Condensed Consolidated Interim Statements of Mezzanine Equity and Stockholders’ Deficiency for the three and six months ended September 30, 2025 and 2024 (unaudited)	F-43
Condensed Consolidated Interim Statements of Cash Flows for the three and six months ended September 30, 2025 and 2024 (unaudited)	F-45
Notes to the Condensed Consolidated Interim Financial Statements	F-46

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Biotricity Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Biotricity Inc. and its subsidiary (the Company) as of March 31, 2025 and 2024 and the related consolidated statements of operations and comprehensive loss, mezzanine equity and stockholders’ deficiency, and cash flows for each of the years in the two-year period ended March 31, 2025 and related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2025 and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses from operations, has negative cash flows from operating activities, working capital deficiency and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

F-1

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of Derivative Liabilities

Critical Audit Matter Description

As described further in Notes 5 and 8 to the financial statements, the Company determined that the conversion features and redemption features of its convertible promissory notes, certain warrants, and Series A and Series B preferred shares, issued in conjunction with financing arrangements required to be accounted for as derivative liabilities. The derivative liabilities are recorded at fair value when issued and subsequently re-measured to fair value each reporting period. These derivatives require valuation techniques that may include complex models and non-observable inputs, requiring management’s estimation and judgment.

How the Critical Audit Matter was Addressed in the Audit

To test the valuation of the derivative liabilities, our audit procedures included, among others, reviewing the terms of the underlying instruments, testing management’s process for developing the fair value measurement, evaluating the appropriateness of the methodologies used in the valuation model and testing the reasonableness of the significant assumptions and inputs used. We have also evaluated the financial statement disclosures related to these matters.

Accounting and classification of mezzanine equity

Critical Audit Matter Description

As described further in Note 9 to the financial statements, the Company identified that the Series B preferred shares are required to be accounted for and classified as mezzanine equity. The accounting and classification of Series B preferred shares requires significant management judgment in applicable accounting guidance in these areas and the significant nature of the financing arrangement.

How the Critical Audit Matter was Addressed in the Audit

To test the accounting and classification related to the mezzanine equity, our audit procedures included, among others, examining and evaluating the underlying financing terms and agreements, and assessing the Company’s analysis of the accounting of the mezzanine equity, in accordance with relevant accounting standards. We have also evaluated the financial statement disclosures related to these matters.

/s/ SRCO Professional Corporation

We have served as the Company’s auditor since 2015 Richmond Hill, Ontario, Canada July 15, 2025	CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario

F-2

BIOTRICITY INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in US Dollars)

	As at March 31, 2025	As at March 31, 2024
	$	$
CURRENT ASSETS
Cash	365,145	786,060
Accounts receivable, net	1,658,772	1,468,655
Inventory [Note 3]	1,555,385	1,879,402
Deposits and other receivables	1,059,990	336,456
Total current assets	4,639,292	4,470,573

Deposits and other receivables [Note 12]	109,297	85,000
Long-term accounts receivable	70,713	149,907
Property and equipment [Note 13]	9,599	15,552
Operating right of use assets [Note 12]	812,053	1,221,593
TOTAL ASSETS	5,640,954	5,942,625

CURRENT LIABILITIES
Accounts payable and accrued liabilities [Note 4]	7,661,924	9,613,118
Convertible promissory notes and short term loans [Note 5]	9,618,738	9,236,471
Term loan, current	2,400,000	2,400,000
Derivative liabilities [Note 8]	424,200	991,866
Operating lease obligations, current [Note 10]	531,286	457,371
Total current liabilities	20,636,148	22,698,826

Federally guaranteed loans [Note 7]	870,800	870,800
Term loan [Note 6]	12,271,559	9,985,033
Derivative liabilities [Note 8]	1,478,717	1,435,668
Operating lease obligations	397,830	929,115
TOTAL LIABILITIES	35,655,054	35,919,442

MEZZANINE EQUITY
Series B Convertible Redeemable preferred stock, 0.001 par value, 600 shares authorized as of March 31, 2025 and March 31, 2024, respectively, 385and 265 shares issued and outstanding as of March 31, 2025 and March 31, 2024, respectively [Note 9]	2,000,290	1,488,920

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value, 9,979,400 shares authorized as of March 31, 2025 and March 31, 2024, respectively, 1 share issued and outstanding as of March 31, 2025 and March 31, 2024 [Note 9]	1	1
Preferred stock, $0.001 par value, 20,000 authorized as at March 31, 2025 and March 31, 2024, respectively, 201 and 6,304 preferred shares issued and outstanding as at March 31, 2025 and as at March 31, 2024, respectively [Note 9]	-	6
Common stock, $0.001 par value, 125,000,000 authorized as at March 31, 2025 and March 31, 2024, respectively. Issued and outstanding common shares: 26,081,295 and 9,353,768 as at March 31, 2025 and March 31, 2024, respectively, and exchangeable shares of 160,672 outstanding as at March 31, 2025 and March 31, 2024, respectively [Note 9]	26,243	9,515
Shares to be issued (581,599 and 324,276 shares of common stock as at March 31, 2025 and March 31, 2024, respectively) [Note 9]	284,244	269,065
Additional paid-in-capital	106,971,115	95,723,083
Accumulated other comprehensive gain (loss)	145,792	32,378
Accumulated deficit	(139,441,785)	(127,499,785)
Total stockholders’ deficiency	(32,014,390)	(31,465,737)
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIENCY	5,640,954	5,942,625

Commitments and contingencies [Note 11]

Subsequent events [Note 14]

See accompanying notes to consolidated financial statements

F-3

BIOTRICITY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in US Dollars)

	Year Ended March 31, 2025	Year Ended March 31, 2024
	$	$

REVENUE	13,790,294	12,063,345

Cost of Revenue	3,225,803	3,707,064
GROSS PROFIT	10,564,491	8,356,281

EXPENSES
Selling, general and administrative expenses	10,857,797	14,612,724
Research and development expenses	2,155,660	2,571,826
TOTAL OPERATING EXPENSES	13,013,457	17,184,550
LOSS FROM OPERATIONS	(2,448,966)	(8,828,269)

Other income/(expense) [Notes 3, 5]	(78,569)	(102,607)
Interest expense [Notes 5, 6, 7]	(3,262,038)	(3,018,803)
Gain/(Loss) upon convertible promissory notes conversion and redemption [Note 5]	(137,934)	18,539
Accretion and amortization expenses [Notes 5, 6]	(1,939,816)	(2,172,920)
Change in fair value of derivative liabilities and warrants [Note 8]	(553,856)	9,777
NET LOSS BEFORE INCOME TAXES	(8,421,179)	(14,094,283)

Income taxes [Note 10]	—	—
NET LOSS BEFORE DIVIDENDS	(8,421,179)	(14,094,283)

Preferred Stock Dividends	(466,141)	(834,677)
Deemed Dividends [Note 9]	(3,054,680)	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(11,942,000)	(14,928,960)

Translation adjustment	113,414	185,175

COMPREHENSIVE LOSS	(11,828,586)	(14,743,785)

LOSS PER SHARE, BASIC AND DILUTED	(0.555)	(1.660)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	21,524,884	8,991,766

See accompanying notes to the consolidated financial statements

F-4

BIOTRICITY, INC.

CONSOLIDATED STATEMENTS OF MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIENCY

(Expressed in US Dollars)

	Mezzanine Equity		Total Mezzanine Equity	Preferred stock		Common stock and exchangeable common shares		Shares to be Issued		Additional paid in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Total Stockholders’ Deficiency
	Shares	$	$	Shares	$	Shares	$	Shares	$	$	$	$	$

Balance, March 31, 2024	265	1,488,920	1,488,920	6,305	7	9,514,440	9,515	344,276	269,065	95,723,083	32,378	(127,499,785)	(31,465,737)
Issuance of mezzanine equity [Note 9]	220	1,082,999	1,082,999	—	—	—	—	—	—	—	—	—	—
Issuance of common shares from at-the-market transaction [Note 9]	—	—	—	—	—	97,811	98	—	—	125,129	—	—	125,227
Conversion of mezzanine equity into common shares [Note 9]	(100)	(571,630)	(571,630)	—	—	4,365,022	4,365	(320,321)	(228,786)	1,240,257	—	—	1,015,836
Conversion of preferred shares into common shares [Note 9]	—	—	—	(6,104)	(6)	8,952,170	8,952	—	—	4,925,756	—	—	4,934,702
Conversion of convertible notes into common shares [Note 9	—	—	—	—	—	1,595,445	1,595	577,644	259,245	2,170,338	—	—	2,431,178
Issuance of shares for services [Note 9]	—	—	—	—	—	716,666	717	(20,000)	(15,280)	335,446	—	—	320,883
Issuance of shares for settlement of accounts payable [Note 9]	—	—	—	—	—	1,000,413	1,000	—	—	989,408	—	—	990,409
Stock based compensation - ESOP [Note 9]	—	—	—	—	—	—	—	—	—	1,461,698	—	—	1,461,698
Translation adjustment	—	—	—	—	—	—	—	—	—	—	113,414	—	113,414
Net loss before dividends for the period	—	—	—	—	—	—	—	—	—	—	—	(8,421,179)	(8,421,179)
Preferred stock dividends	—	—	—	—	—	—	—	—	—	—	—	(466,141)	(466,141)
Deemed Dividend	—	—	—	—	—	—	—	—	—	—	—	(3,054,680)	(3,054,680)
Balance, March 31, 2025	385	2,000,290	2,000,290	201	1	26,241,967	26,243	581,599	284,244	106,971,115	145,792	(139,441,785)	(32,014,390)

	Mezzanine Equity		Total Mezzanine Equity	Preferred stock		Common stock and exchangeable common shares		Shares to be Issued		Additional paid in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Total Stockholders’ Deficiency
	Shares	$	$	Shares	$	Shares	$	Shares	$	$	$	$	$

Balance, March 31, 2023	—	—	—	6,305	7	8,752,510	8,753	3,955	24,999	92,844,478	(152,797)	(112,570,825)	(19,845,385)
Issuance of common shares to adjust for rounding effect of Reverse Split [Note 9]	—	—	—	—	—	20,846	21	—	—	(21)	—	—	—
Issuance of common shares for private placement [Note 9]	—	—	—	—	—	36,897	37	—	—	119,248	—	—	119,285
Issuance of mezzanine equity [Note 9]	330	1,860,554	1,860,554	—	—	—	—	—	—	—	—	—	—
Issuance of warrants for private placement holders [Note 9]	—	—	—	—	—	—	—	—	—	1,137,716	—	—	1,137,716
Issuance of warrants for brokers [Note 9]	—	—	—	—	—	—	—	—	—	141,070	—	—	141,070
Conversion of mezzanine equity into common shares [Note 9]	(65)	(371,634)	(371,634)	—	—	612,062	612	320,321	228,786	353,907	—	—	583,305
Issuance of shares for services [Note 9]	—	—	—	—	—	92,125	92	20,000	15,280	100,755	—	—	116,127
Stock based compensation - ESOP [Note 9]	—	—	—	—	—	—	—	—	—	1,025,930	—	—	1,025,930
Translation adjustment	—	—	—	—	—	—	—	—	—	—	185,175	—	185,175
Net loss before dividends for the period	—	—	—	—	—	—	—	—	—	—	—	(14,094,283)	(14,094,283)
Preferred stock dividends	—	—	—	—	—	—	—	—	—	—	—	(834,677)	(834,677)
Balance, March 31, 2024	265	1,488,920	1,488,920	6,305	7	9,514,440	9,515	344,276	269,065	95,723,083	32,378	(127,499,785)	(31,465,737)

See accompanying notes to the consolidated financial statements

F-5

BIOTRICITY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US dollars)

	Year ended March 31, 2025	Year ended March 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss before dividends	(8,421,179)	(14,094,283)
Adjustments to reconcile net loss to net cash used in operations
Stock based compensation	1,461,698	1,025,930
Issuance of shares for services	320,883	116,127
Accretion and amortization expenses	1,939,816	2,172,920
Change in fair value of derivative liabilities	553,856	(9,777)
(Gain) Loss on debt conversion and redemption	137,934	(18,539)
Loss upon settlement of accounts payable	249,093
Loss on debt and warrant modification	—	59,161
Property and equipment depreciation	5,953	5,953
Operating right of use assets amortization	409,540	365,899

Changes in operating assets and liabilities:
Accounts receivable, net	(110,923)	(298,248)
Inventory	324,017	457,604
Deposits and other receivables	(747,831)	252,143
Accounts payable and accrued liabilities and lease obligations	1,496,966	3,271,198
Net cash used in operating activities	(2,380,177)	(6,693,912)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares, net	125,227	119,285
Issuance of preferred shares, net	1,732,532	2,825,000
Conversion of preferred shares	-	-
Conversion of Convertible notes.	-	-
Proceeds from convertible debentures, net	1,835,000	2,962,386
Proceeds from (repayment of) short term loan and promissory notes, net	(1,733,516)	853,030
Term Loan, net	-	-
Preferred Stock Dividend	(29,984)	(18,016)
Net cash provided by financing activities	1,929,259	6,741,685

Effect of foreign currency translation	30,003	167,827
Net increase (decrease) in cash during the year	(450,918)	47,773
Cash, beginning of year	786,060	570,460
Cash, end of year	365,145	786,060

Supplemental disclosure of cash flow information:
Interest paid	3,611,939	2,022,221
Taxes	—	—

See accompanying notes to the consolidated financial statements

F-6

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

1. NATURE OF OPERATIONS

Biotricity Inc. (formerly MetaSolutions, Inc.) (the “Company” or “Biotricity”) was incorporated under the laws of the State of Nevada on August 29, 2012. iMedical Innovations Inc. (“iMedical”) was incorporated on July 3, 2014 under the laws of the Province of Ontario, Canada and became a wholly-owned subsidiary of Biotricity through reverse take-over on February 2, 2016.

Both the Company and iMedical are engaged in research and development activities within the remote monitoring segment of preventative care. They are focused on a realizable healthcare business model that has an existing market and commercialization pathway. As such, its efforts to date have been devoted to building and commercializing an ecosystem of technologies that enable access to this market.

2. BASIS OF PRESENTATION, MEASUREMENT AND CONSOLIDATION

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States dollars (“USD”).

The consolidated financial statements of the Company have been prepared on a historical cost basis except Cash and derivative liabilities which are carried at fair value.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Significant intercompany accounts and transactions have been eliminated.

Reclassifications

Certain amounts presented in the prior year period have been reclassified to conform to current period consolidated financial statement presentation.

F-7

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

Going Concern, Liquidity and Basis of Presentation

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the early stages of commercializing its first product and is concurrently in development mode, operating a research and development program in order to develop, obtain regulatory clearance for, and commercialize other proposed products. The Company has incurred recurring losses from operations, and as of March 31, 2025, had an accumulated deficit of $139,441,785 (2024: $127,499,785) and a working capital deficiency of $15,996,856 (2024: $ 18,228,253). Those conditions raise substantial doubt about its ability to continue as a going concern for a period of one year from the issuance of these consolidated financial statements. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

Management anticipates the Company will continue on its revenue growth trajectory and improve its liquidity through continued business development and after additional equity and debt capitalization of the Company. During fiscal year ended March 31, 2022, the Company raised $499,900 through government EIDL loan. During the fiscal quarter ended September 30, 2021, the Company also raised total net proceeds of $14,545,805 through the underwritten public offering that was concurrent with its listing onto the Nasdaq Capital Markets. During the fiscal quarter ended December 31, 2021, the Company raised additional net proceeds of $11,756,563 through a term loan transaction (Note 6) and made repayment of the previously issued promissory notes and short-term loans. In connection with this loan, the Company and Lender entered into a Guarantee and Collateral Agreement, as well as an Intellectual Property Security Agreement, wherein the Company agreed to secure the Credit Agreement with all of the Company’s assets, as well as secured by the Company’s right title and interest in the Company’s Intellectual Property. During the fiscal year ended March 31, 2024, the Company raised short-term loans and promissory notes, net of repayments of $853,030 from various lenders, and also raised convertible notes, net of redemptions of $2,962,386 from various lenders. The Company sold 36,897 common shares through use of its registration statement, for gross proceeds of $123,347, raising a net amount of $119,285 after paying a 3% placement fee and other issuance expenses.

Additionally, on September 19, 2023, the Company entered into a security purchase agreement with an institutional investor for the issuance and sale of 220 shares of the Company’s newly designated Series B Convertible Preferred Stock, $0.001 par value (the “Series B Preferred Stock”), at a purchase price of $9,091 per share of Series B Preferred Stock (Note 9), or gross proceeds of $2,000,000. Net proceeds after issuance costs amounted to $1,900,000 for the Series B Preferred Stock. During the year ended March 31, 2025, the Company issued an additional 220 Series B preferred shares for net proceeds of $1,732,532.

Shares of Series B Preferred Stock and shares of common stock of the Company that are issuable upon conversion of, or as dividends on, the Series B Preferred Stock were offered and were issued pursuant to the Prospectus Supplement, filed September 19, 2023, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-255544) filed with the Securities and Exchange Commission on April 27, 2021, and declared effective May 4, 2021.

As we proceed with the commercialization of the Bioflux, Biocore, and Biocare product development, we expect to continue to devote significant resources on capital expenditures, as well as research and development costs and operations, marketing and sales expenditures.

Based on the above facts and assumptions, we believe our existing cash, along with anticipated near-term financings, will be sufficient to continue to meet our needs for the next twelve months from the filing date of this report. However, we will need to seek additional debt or equity capital to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, developing or acquiring new lines of business and enhancing our operating infrastructure. The terms of our future financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or other third parties. There can be no assurance we will be able to raise this additional capital on acceptable terms, or at all. If we are unable to obtain additional funding on a timely basis, we may be required to modify our operating plan and otherwise curtail or slow the pace of development and commercialization of our proposed product lines.

F-8

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) on April 1, 2018. In accordance with ASC 606, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services by applying the core principles – (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to performance obligations in the contract, and (5) recognize revenue as performance obligations are satisfied.

Both the Bioflux mobile cardiac telemetry device, and the Biocore device are wearable devices. The cardiac data that the devices monitor and collect is curated and analyzed by the Company’s proprietary algorithms and then securely communicated to a remote monitoring facility for electronic reporting and conveyance to the patient’s prescribing physician or other certified cardiac medical professional. Revenues earned are comprised of device sales revenues and technology fee revenues (technology as a service). The devices, together with their licensed software, are available for sale to the medical center or physician, who is responsible for the delivery of clinical diagnosis and therapy. The remote monitoring, data collection and reporting services performed by the technology culminate in a patient study that is generally billable when it is complete and is issued to the physician. In order to recognize revenue, management considers whether or not the following criteria are met: persuasive evidence of a commercial arrangement exists, and delivery has occurred or services have been rendered. For sales of devices, which are invoiced directly, additional revenue recognition criteria include that the price is fixed and determinable and collectability is reasonably assured; for device sales contracts with terms of more than one year, the Company recognizes any significant financing component as revenue over the contractual period using the effective interest method, and the associated interest income is reflected accordingly on the statement of operations and included in other income; for revenue that is earned based on customer usage of the proprietary software to render a patient’s cardiac study, the Company recognizes revenue when the study ends based on a fixed billing rate. Costs associated with providing the services are recorded as the service is provided regardless of whether or when revenue is recognized.

The Company may also earn service-related revenue from contracts with other counterparties with which it consults. This contract work is separate and distinct from services provided to clinical customers, but may be with a reseller or other counterparties that are working to establish their operations in foreign jurisdictions or ancillary products or market segments in which the Company has expertise and may eventually conduct business.

The Company recognized the following forms of revenue for the fiscal years ended March 31, 2025 and 2024:

	2025	2024
	$	$
Technology fees	12,591,036	11,249,113
Device sales	1,199,258	814,232
	13,790,294	12,063,345

Inventories

Inventory is stated at the lower of cost and net realizable value, cost being determined on a weighted average cost basis. Market value of our finished goods inventory and raw material inventory is determined based on its estimated net realizable value, which is generally the selling price less normally predictable costs of disposal and transportation. The Company records write-downs of inventory that is obsolete or in excess of anticipated demand or market value based on consideration of product lifecycle stage, technology trends, product development plans and assumptions about future demand and market conditions. Actual demand may differ from forecasted demand, and such differences may have a material effect on recorded inventory values. Inventory write-downs are charged to cost of revenue and establish a new cost basis for the inventory.

F-9

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

	2025	2024
	$	$
Raw material	1,225,665	1,128,700
Finished goods	329,720	750,702

	1,555,385	1,879,402

Significant accounting estimates and assumptions

The preparation of the consolidated financial statements requires the use of estimates and assumptions to be made in applying the accounting policies that affect the reported amounts of assets, liabilities, revenue and expenses and the disclosure of contingent assets and liabilities. The estimates and related assumptions are based on previous experiences and other factors considered reasonable under the circumstances, the results of which form the basis for making the assumptions about the carrying values of assets and liabilities that are not readily apparent from other sources.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant accounts that require estimates as the basis for determining the stated amounts include share-based compensation, impairment analysis and fair value of warrants, promissory notes, convertible notes and derivative liabilities.

●	Fair value of stock options

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of equity instruments at the date at which they are granted. Estimating fair value for share-based payments requires determining the most appropriate valuation model for a grant of such instruments, which is dependent on the terms and conditions of the grant. The estimate also requires determining the most appropriate inputs to the Black-Scholes option pricing model, including the expected life of the instrument, risk-free rate, volatility, and dividend yield.

●	Fair value of warrants

In determining the fair value of the warrant issued for services and issue pursuant to financing transactions, the Company used the Black-Scholes option pricing model with the following assumptions: volatility rate, risk-free rate, and the remaining expected life of the warrants that are classified under equity.

●	Fair value of derivative liabilities

In determining the fair values of the derivative liabilities from the conversion and redemption features, the Company used Monte-Carlo and lattice models with the following assumptions: dividend yields, volatility, risk-free rate and the remaining expected life. Changes in those assumptions and inputs could in turn impact the fair value of the derivative liabilities and can have a material impact on the reported loss and comprehensive loss for the applicable reporting period.

●	Functional currency

Determining the appropriate functional currencies for entities in the Company requires analysis of various factors, including the currencies and country-specific factors that mainly influence labor, materials, and other operating expenses.

F-10

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

●	Useful life of property and equipment

The Company employs significant estimates to determine the estimated useful lives of property and equipment, considering industry trends such as technological advancements, past experience, expected use and review of asset useful lives. The Company makes estimates when determining depreciation methods, depreciation rates and asset useful lives, which requires considering industry trends and company-specific factors. The Company reviews depreciation methods, useful lives and residual values annually or when circumstances change and adjusts its depreciation methods and assumptions prospectively.

●	Provisions

Provisions are recognized when the Company has a present obligation, legal or constructive, as a result of a previous event, if it is probable that the Company will be required to settle the obligation and a reliable estimate can be made of the obligation. The amount recognized is the best estimate of the expenditure required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligations. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate of the expected future cash flows.

●	Contingencies

Contingencies can be either possible assets or possible liabilities arising from past events, which, by their nature, will be resolved only when one or more uncertain future events occur or fail to occur. The assessment of the existence and potential impact of contingencies inherently involves the exercise of significant judgment and the use of estimates regarding the outcome of future events.

●	Inventory obsolescence

Inventories are stated at the lower of cost and net realizable value. Market value of our inventory, which is all purchased finished goods, is determined based on its estimated net realizable value, which is generally the selling price less normally predictable costs of disposal and transportation. The Company estimates net realizable value as the amount at which inventories are expected to be sold, taking into consideration fluctuations in retail prices less estimated costs necessary to make the sale. Inventories are written down to net realizable value when the cost of inventories is estimated to be unrecoverable due to obsolescence, damage, or declining selling prices.

●	Income and other taxes

The calculation of current and deferred income taxes requires the Company to make estimates and assumptions and to exercise judgment regarding the carrying values of assets and liabilities which are subject to accounting estimates inherent in those balances, the interpretation of income tax legislation across various jurisdictions, expectations about future operating results, the timing of reversal of temporary differences and possible audits of income tax filings by the tax authorities. In addition, when the Company incurs losses for income tax purposes, it assesses the probability of taxable income being available in the future based on its budgeted forecasts. These forecasts are adjusted to take into account certain non-taxable income and expenses and specific rules on the use of unused credits and tax losses.

When the forecasts indicate that sufficient future taxable income will be available to deduct the temporary differences, a deferred tax asset is recognized for all deductible temporary differences. Changes or differences in underlying estimates or assumptions may result in changes to the current or deferred income tax balances on the consolidated balance sheets, a charge or credit to income tax expense included as part of net income (loss) and may result in cash payments or receipts. Judgment includes consideration of the Company’s future cash requirements in its tax jurisdictions. All income, capital and commodity tax filings are subject to audits and reassessments. Changes in interpretations or judgments may result in a change in the Company’s income, capital, or commodity tax provisions in the future. The amount of such a change cannot be reasonably estimated.

F-11

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

●	Incremental borrowing rate for lease

The determination of the Company’s lease obligation and right-of-use asset depends on certain assumptions, which include the selection of the discount rate. The discount rate is set by reference to the Company’s incremental borrowing rate. Significant assumptions are required to be made when determining which borrowing rates to apply in this determination. Changes in the assumptions used may have a significant effect on the Company’s consolidated financial statements.

Earnings (Loss) Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings or loss per share of common stock is computed similarly to basic earnings or loss per share except the weighted average shares outstanding are increased to include additional shares from the assumed exercise of any common stock equivalents, if dilutive. The Company’s warrants, options, convertible promissory notes, convertible preferred stock, shares to be issued and restricted stock awards while outstanding are considered common stock equivalents for this purpose. Diluted earnings is computed utilizing the treasury method for the warrants, stock options, shares to be issued and restricted stock awards. Diluted earnings with respect to the convertible promissory notes and convertible preferred stock utilizing the if-converted method was not applicable during the periods presented as no conditions required for conversion had occurred. No incremental common stock equivalents were included in calculating diluted loss per share because such inclusion would be anti-dilutive given the net loss reported for the periods presented.

Cash

Cash includes cash on hand and balances with banks.

As of March 31, 2025, and 2024, cash balance of US$ 259,478 and US$ 752,399 were at financial institutions in the United States that were not covered by the United States Deposit Protection Regulation.

Foreign Currency Translation

The functional currency of the Company’s Canadian-based subsidiary is the Canadian dollar and the US-based parent is the U.S. dollar. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the consolidated balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net income (loss) for the year. In translating the financial statements of the Company’s Canadian subsidiary from their functional currency into the Company’s reporting currency of United States dollars, consolidated balance sheet accounts are translated using the closing exchange rate in effect at the consolidated balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive loss in stockholders’ deficiency. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Accounts Receivable

Accounts receivable consists of amounts due to the Company from medical facilities, which receive reimbursement from institutions and third-party government and commercial payors and their related patients, as a result of the Company’s normal business activities. Accounts receivable is reported on the consolidated balance sheets net of an estimated allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts for estimated uncollectible receivables based on historical experience, assessment of specific risk, review of outstanding invoices, and various assumptions and estimates that are believed to be reasonable under the circumstances, and recognizes the provision as a component of selling, general and administrative expenses. Uncollectible accounts are written off against the allowance after appropriate collection efforts have been exhausted and when it is deemed that a balance is uncollectible.

Customer Concentration

During the year ended March 31, 2025, one customer comprised 29% of total account receivables, there was no such concentration risk during the previous year ended March 31,2024.

F-12

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

● Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

● Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

● Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash, accounts receivable, deposits and other receivables, convertible promissory notes and short term loans, federally guaranteed loans, term loans and accounts payable and accrued liabilities. The Company’s derivative liabilities are carried at fair values and are classified as Level 3 financial instruments. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

The fair value of financial instruments measured on a recurring basis is as follows:

	As of March 31, 2025
Description	Total	Level 1	Level 2	Level 3
Assets:
Cash	$365,145	$365,145	$—	$—
Total assets at fair value	$365,145	$365,145	$—	$—

Liabilities:
Derivative liabilities, short-term	$424,200	$—	$—	$424,200
Derivative liabilities, long-term	1,478,717	$—	$—	$1,478,717
Total liabilities at fair value	$1,902,917	$—	$—	$1,902,917

	As of March 31, 2024
Description	Total	Level 1	Level 2	Level 3
Assets:
Cash	$786,060	$786,060	$—	$—
Total assets at fair value	$786,060	$786,060	$—	$—

Liabilities:
Derivative liabilities, short-term	$991,866	$—	$—	$991,866
Derivative liabilities, long-term	1,435,668	—	—	1,435,668
Total liabilities at fair value	$2,427,534	$—	$—	$2,427,534

F-13

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

There were no transfers between fair value hierarchy levels during the years ended March 31, 2025 and 2024.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. Depreciation of property and equipment is provided using the straight-line method for all assets with estimated lives as follow:

Office equipment	5 years
Leasehold improvement	5 years

Impairment for Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets, including right-of-use assets, used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at March 31, 2025 and 2024, the Company believes there was no impairment of its long-lived assets.

Leases

The Company is the lessee in a lease contract when the Company obtains the right to use the asset. Operating leases are included in the line items Operating right of use assets, Operating lease obligations, current, and Operating lease obligations, long-term in the consolidated balance sheet.

Right-of-use (“ROU”) asset represents the Company’s right to use an underlying asset for the lease term and lease obligations represent the Company’s obligations to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in the consolidated statement of operations and comprehensive loss. The Company determines the lease term by agreement with lessor. As the Company’s lease does not provide implicit interest rate, the Company uses the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. Refer to Note 12 for further discussion.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740. The Company provides for Federal, State and Provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for consolidated financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

F-14

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

Research and Development

Research and development costs, which relate primarily to product and software development, are charged to operations as incurred. Under certain research and development arrangements with third parties, the Company may be required to make payments that are contingent on the achievement of specific developmental, regulatory and/or commercial milestones. Before a product receives regulatory approval, milestone payments made to third parties are expensed when the milestone is achieved. Milestone payments made to third parties after regulatory approval is received are capitalized and amortized over the estimated useful life of the approved product.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of personnel-related costs including stock-based compensation for personnel in functions not directly associated with research and development activities. Other significant costs include sales and marketing costs, investor relation and legal costs relating to corporate matters, professional fees for consultants assisting with business development and financial matters, and office and administrative expenses.

Stock Based Compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the consolidated statements of operations and comprehensive loss based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the guidelines in ASC 505-50. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

Convertible Notes Payable and Derivative Instruments

The Company has adopted the provisions of ASU 2017-11 to account for the down round features of warrants issued with private placements effective as of April 1, 2017. In doing so, warrants with a down round feature previously treated as derivative liabilities in the consolidated balance sheet and measured at fair value are henceforth treated as equity, with no adjustment for changes in fair value at each reporting period. Previously, the Company accounted for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40. The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

F-15

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

Series B Convertible Preferred Stock

The Series B convertible preferred stock (“Series B Preferred Stock”) was accounted for as mezzanine equity and the embedded conversion and redemption features was accounted for as derivative liabilities with change in fair value at each reporting period end charged to the consolidated statement of operation and comprehensive loss in accordance with ASC 480 and ASC 815.

Preferred Share Redemption and Conversions

The Company accounted for preferred stock redemptions and conversions in accordance to ASU-260-10-S99. For Series A preferred stock redemptions, the difference between the fair value of consideration transferred to the holders of the preferred stock and the carrying amount of the preferred stock is accounted as deemed dividend distribution and subtracted from net loss. For Series B preferred stock conversions, no gain or loss is recognized upon Series B preferred stock conversion except for the fair value adjustment for the conversion and redemption feature derivative liabilities on the conversion date.

Segment Information

Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company has identified its Chief Executive Officer (“CEO”) as the chief operating decision maker (“CODM”). The Company operates in one operating segment. The Company’s CODM allocates resources and assesses performance at the consolidated level. The Company’s property and equipment and operating right of use lease asset are in the United States as of March 31, 2025 and 2024.

The CODM uses net loss for purposes of making operating decisions, allocating resources, and evaluating financial performance. Significant expenses include non-cash stock-based compensation, depreciation and amortization, and write-off of property and equipment, which are reflected in the Consolidated Statements of Cash Flows for the years ended March 31, 2025 and 2024.

The long-lived assets outside of U.S. are not material as of March 31, 2025. The measure of segment assets is reported on the balance sheet as total consolidated assets. Refer to the Consolidated Balance Sheets as of March 31, 2025 and 2024 for total consolidated assets.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” This pronouncement, along with subsequent ASUs issued to clarify provisions of ASU 2016-13, changes the impairment model for most financial assets and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. In developing the estimate for lifetime expected credit loss, entities must incorporate historical experience, current conditions, and reasonable and supportable forecasts. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. On November 19, 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses (CECL), the revised effective for fiscal years beginning after December 15, 2022. The Company has adopted Topic 326 on the Company’s consolidated financial statements according to the effective date and the adoption has no significant impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. There is no significant impact from adopting ASU 2019-12 on the Company’s financial condition, results of operations, and cash flows.

F-16

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

In April 2021, The FASB issued ASU 2021-04 to codify the final consensus reached by the Emerging Issues Task Force (EITF) on how an issuer should account for modifications made to equity-classified written call options (hereafter referred to as a warrant to purchase the issuer’s common stock). The guidance in the ASU requires the issuer to treat a modification of an equity-classified warrant that does not cause the warrant to become liability-classified as an exchange of the original warrant for a new warrant. This guidance applies whether the modification is structured as an amendment to the terms and conditions of the warrant or as termination of the original warrant and issuance of a new warrant. The Company adopted this guidance for the fiscal year beginning April 1, 2022. There is no significant impact from adopting ASU 2021-04 on the Company’s financial condition, results of operations, and cash flows.

On March 28, 2023, the FASB issued ASU No. 2023-01, Leases (Topic 842): Common Control Arrangements. ASU 2023-01 is designed to clarify the accounting for leasehold improvements associated with common control leases, thereby reducing diversity in practice. The new standard is effective for the Company for its fiscal year beginning January 1, 2024, with early adoption permitted. The Company is currently evaluating the impact of adopting the standard.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”) to improve the disclosures regarding a public entity’s reportable segments and address requests from investors for additional, more detailed information about a reportable segment’s expenses. The Company is required to adopt the guidance in the fourth quarter of fiscal 2025, though early adoption is permitted. The Company adopted the new standard during the current year and conclude that there is no material impact.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvement to Income Tax Disclosures (“ASU 2023-09”) to provide disaggregated income tax disclosures on rate reconciliation and income taxes paid. The Company is required to adopt the guidance in the fourth quarter of fiscal 2026, though early adoption is permitted. The Company is currently evaluating the impact of this amendment on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income (Subtopic 220-40): Expense Disaggregation Disclosures. This update requires public business entities to disclose, in the notes to financial statements, specific information about certain costs and expenses to provide more detailed insights into the nature of expense components. The guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is evaluating the impact of this standard on its financial reporting and disclosures.

On November 26, 2024, the FASB issued ASU 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. This amendment clarifies the accounting for certain settlements of convertible debt instruments that occur at terms different from the original contractual conversion terms, specifically addressing whether such settlements should be accounted for as induced conversions or extinguishments. The standard is effective for all entities for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2024-04 on its financial condition, results of operations, and cash flows. The Company continues to evaluate the impact of the new accounting pronouncement, including enhanced disclosure requirements, on our business processes, controls and systems.

The Company continue to evaluate the impact of the new accounting pronouncement, including enhanced disclosure requirements, on our business processes, controls and systems.

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade and other payables and accrued liabilities as at March 31, 2025 and 2024 included $373,744 and $837,945, respectively, due to a shareholder, who is a director and executive of the Company.

F-17

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

5. CONVERTIBLE PROMISSORY NOTES AND SHORT TERM LOANS

Series A Convertible Promissory Notes:

During the year ended March 31, 2021, the Company issued $11,275,500 (face value) in two series of convertible promissory notes (the “Series A Notes”) sold under subscription agreements to accredited investors. The Notes mature one year from the final closing date of the offering and accrue interest at 12% per annum.

For the first series of Series A Notes, commencing six months following the Issuance Date, and at any time thereafter (provided the Holder has not received notice of the Company’s intent to prepay the note), at the sole election of the Holder, any amount of the outstanding principal and accrued interest of this note (the “Outstanding Balance”) could be converted into that number of shares of Common Stock equal to: (i) the Outstanding Balance divided by (ii) 75% of the volume weighted average price of the Common Stock for the 5 trading days prior to the Conversion Date (the conversion price).

For the first series of Series A Notes, the notes would automatically convert into common stock (in each case, subject to the trading volume of the Company’s common stock being a minimum of $500,000 for each trading day in the 20 consecutive trading days immediately preceding the conversion date), upon the earlier to occur of (i) the Company’s common stock being listed on a national securities exchange, in which event the conversion price would be equal to 75% of the volume weighted average price of the common stock for the 20 trading days prior to the conversion date, or (ii) upon the closing of the Company’s next equity round of financing for gross proceeds of greater than $5,000,000, in which event the conversion price would be equal to 75% of the price per share of the common stock (or of the conversion price in the event of the sale of securities convertible into common stock) sold in such financing. The Company could, at its discretion, redeem the notes for 115% of their face value plus accrued interest.

For the second series of Series A Notes, the notes could be converted into shares of common stock, at the option of the holder, commencing six months from issuance, at a conversion price equal to the lower of $24.00 per share or 75% of the volume weighted average price of the common stock for the five trading days prior to the conversion date.

For the second series of Series A Notes, the notes would automatically convert into common stock (in each case, subject to the trading volume of the Company’s common stock being a minimum of $500,000 for each trading day in the 20 consecutive trading days immediately preceding the conversion date), upon the earlier to occur of (i) the Company’s common stock being listed on a national securities exchange, in which event the conversion price would be equal to the lower of $24.00 per share or 75% of the volume weighted average price of the common stock for the 20 trading days prior to the conversion date, or (ii) upon the closing of the Company’s next equity round of financing for gross proceeds of greater than $5,000,000, in which event the conversion price would be equal to the lower of $24.00 per share or 75% of the price per share of the common stock (or of the conversion price in the event of the sale of securities convertible into common stock) sold in such financing. The Company could, at its discretion, redeem the notes for 115% of their face value plus accrued interest.

F-18

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

The Company was obligated to issue warrants that accompany the convertible notes and provide 50% warrant coverage. The warrants have a 3-year term from date of issuance and an exercise price that is 120% of the 20-day volume weighted average price of the Company’s common shares at the time final closing.

The Company was obligated to pay the placement agent of the first series of Series A Notes a 12% cash fee for $8,925,500 (face value) of the notes and 2.5% cash fee and other sundry expenses for the remaining $2,350,000 (face value) of the notes.

The Company was also obligated to issue warrants to the placement agent that have a 10-year term and cover 12% of funds raised for $8,925,550 (face value) of the notes (first series) and 2.5% of funds raised for the remaining $2,350,000 (face value) of notes (second series), with an exercise price that is 120% of the 20-day volume weighted average price of the Company’s common shares at the time final closing. On final closing, which occurred on January 8, 2021, the warrants’ exercise price was struck at $6.36 per share.

Prior to January 8, 2021 (final closing date), the Company determined that the conversion and redemption features contained in those Notes represented a single compound derivative liability that meets the requirements for liability classification under ASC 815. The Company accounted for these obligations by determining the fair value of the related derivative liabilities associated with the embedded conversion and redemption features.

For the Series A Notes, The Company recognized debt issuance costs in the amount of $2,301,854 and treated these as a deduction from the convertible note liabilities directly, as a contra-liability, and amortized the debt issuance cost over the term of the Notes. The Company also recognized initial debt discount in the amount of $8,088,003 and accreted the interest over the remaining lives of those Notes. The debt issuance costs were fully amortized by March 31, 2022.

On December 30, 2022, the Company exchanged $500,000 of Series A Notes along with its outstanding interest accrual of $121,500 into a new convertible note with the same note holder. The new convertible note has principal of $621,500, stated interest rate of 12% per annum, as well as option to convert outstanding principal and accrued interest at the conversion price, calculated at 75% multiplied by the average of the three lowest closing prices during the previous ten trading days prior to the receipt of the conversion notice. The new convertible note matured on December 30, 2023.

During the year ended March 31 2025,, all of the Series A notes had been converted into common shares, with the exception of notes held by two investors, with a remaining face value in the amount of $821,000.

During the year ended March 31, 2025, the Company recognized discount amortization of $nil (2024: $49,393) as accretion and amortization expense. As of March 31, 2024, the discount on Series A convertible notes was fully amortized.

As of March 31, 2025, and March 31, 2024, the Company recorded $272,342 and $173,762, respectively, of interest accruals for the Series A Notes.

During the years ended March 31, 2025, and March 31, 2024, the Company recognized interest expense in the amount of $98,580 and $98,850, respectively.

Series B Convertible Notes

During the year ended March 31, 2021, the Company also issued $1,312,500 (face value) of convertible promissory notes (“Series B Notes”) to various accredited investors.

F-19

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

Commencing six months following the issuance date, and at any time thereafter, subject to the Company’s Conversion Buyout clause, at the sole election of the holder, any amount of the outstanding principal and accrued interest of the note (the “outstanding balance”) could be converted into that number of shares of Common Stock equal to: (i) the outstanding balance divided by (ii) the Conversion Price. Partial conversions of the note shall have the effect of lowering the outstanding principal amount of the note. The holder may exercise such conversion right by providing written notice to the Company of such exercise in a form reasonably acceptable to the Company (a “conversion notice”). Conversion price means (subject in all cases to proportionate adjustment for stock splits, stock dividends, and similar transactions), seventy-five percent (75%) multiplied by the average of the three (3) lowest closing prices during the previous ten (10) trading days prior to the receipt of the conversion notice.

The Series B Notes will automatically convert into common stock upon a merger, consolidation, exchange of shares, recapitalization, reorganization, as a result of which the Company’s common stock shall be changed into another class or classes of stock of the Company or another entity, or in the case of the sale of all or substantially all of the assets of the Company other than a complete liquidation of the Company. Within the first 180 days after the issuance date, the Company may, at its discretion, redeem the notes for 115% of their face value plus accrued interest. The Company is obligated to issue warrants that accompany the convertible notes and provide 50% warrant coverage. The warrants have a 3-year term from date of issuance and an exercise price that is $6.36 per share for 100,000 warrant shares and $9.0 per share for 35,417 warrant shares.

Net proceeds to the Company from convertible note issuances to March 31, 2021 amounted to $1,240,000 after the original issuance discount as well as payment of the financing related fees. The Company determined that the conversion and redemption features contained in the Series B Notes represented a single compound derivative liability that meets the requirements for liability classification under ASC 815. The Company accounted for these obligations by determining the fair value of the related derivative liability associated with the embedded conversion and redemption features.

The Company recognized debt issuance costs in the amount of $10,000 and treated these as a deduction from the convertible note liabilities directly, as a contra-liability, and amortized the debt issuance cost over the term of the Series B Notes. The Company recognized initial debt discount in the amount of $1,312,500 and accreted the interest over the remaining lives of those notes. The debt issuance costs were fully amortized by March 31, 2022.

During the year ended March 31, 2022, $472,500 (face value) of Series B Notes were converted into 34,586 common shares. As at March 31, 2022, $840,000 of Series B Notes remained unconverted and outstanding, which was equal to the face value of the relevant convertible notes.

During the year ended March 31, 2023, $555,600 (face value) of Series B Notes were converted into 126,833 common shares (Note 9 d).

During the year ended March 31, 2023, $126,680 (face value) of Series B Notes were redeemed by cash payment of $145,682. The redemption price was determined in accordance to the Series B note agreement, where the Company has an option to redeem the note at 115% of its principal value instead of converting the note upon receipt of a conversion notice. The difference between the redemption cash payment and the book value of the note redeemed, including the derivative liability associated to the note, was $24,408, and was recognized as a gain upon convertible note repayment.

During the year ended March 31, 2025, the Company redeemed $22,009 of Series B Notes, through a cash payment of $25,342. A gain on redemption $8,320 was recognized as a result of this redemption, representing the difference between the cash payment and the face value of Series B Notes redeemed net of the related derivative liabilities ($8,320 for the year ended March 31, 2025).

During the year ended March 31, 2024, the Company redeemed $135,710 of Series B Notes, through a cash payment of $162,851. A gain on redemption $18,540 was recognized as a result of this redemption, representing the difference between the cash payment and the face value of Series B Notes redeemed net of the related derivative liabilities ($45,681 for the year ended March 31, 2024).

As of March 31, 2025, there were no Series B Notes outstanding.

F-20

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

As of March 31, 2025, and March 31, 2024, the Company recorded accrued interest in the amount of $88,881 and $88,602, respectively, related to the Series B Notes.

During the years ended March 31, 2025, and March 31, 2024, the Company recognized interest expense in the amount of $279 and $3,739, respectively.

Series C Convertible Notes

The Company has issued Series C Notes of $1,812,700 (face value) by March 31, 2024, with net proceeds of $1,100,430 after payment of the relevant financing related fees.

The Series C Notes were sold under subscription agreements to accredited investors. The Notes mature one year from the final closing date of the offering and accrue interest at 15% per annum.

For Series C Notes, commencing six months following the Issuance Date, and at any time thereafter, at the sole election of the Holder, any amount of the outstanding principal and accrued interest of this note (the “Conversion Amount”) could be converted into that number of shares of Common Stock equal to: the Conversion Amount divided by the “Optional Conversion Price”, which is defined as lower of (i) seventy-five percent (75%) of the VWAP for the five (5) Trading Days prior to the Conversion Date, or (ii) eighty percent (80%) of the gross sale price per share of Common Stock (or conversion or exercise price per share of Common Stock of any Common Stock Equivalents) sold in a Qualified Financing (as defined in the Series C note agreements).

For Series C Notes, “Mandatory Conversion” of the notes would convert into common stock at the applicable “Mandatory Conversion Price”, if either (i) on each of any twenty (20) consecutive Trading Days (the “Measurement Period”) (A) the closing price of the Common Stock on the applicable Trading Market is at least $18.00 per share and (B) the dollar value of average daily trades of the Common Stock on the applicable Trading Market is at least $400,000 per Trading Day; or (ii) upon the closing of a Qualified Financing, provided that the dollar value of average daily trades of the Common Stock on the applicable National Exchange on each of the ten (10) consecutive Trading Days following such closing is at least $400,000 per Trading Day. Mandatory Conversion Price means, in the case of a Mandatory Conversion under situation (i) above, seventy percent (70%) of the VWAP over the Measurement Period, or in the case of a Mandatory Conversion under situation (ii) above, eighty percent (80%) of the gross sale price per share of Common Stock (or conversion or exercise price per share of Common Stock of any Common Stock Equivalents) sold in a Qualified Financing.

The Company was obligated to issue warrants that accompany the convertible notes and provide 100% warrant coverage. The warrants have a 4-year term from date of issuance and an exercise price that is 200% of the 5-day volume weighted average price of the Company’s common shares at the time of final closing.

The Company was obligated to pay the placement agent of the first series of Series C Notes a 10% cash fee for the face value of the notes.

The Company was also obligated to issue warrants to the placement agent that have a 10-year term and cover 8% of face value of the notes, with an exercise price that equals to the 5-day volume weighted average price of the Company’s common shares at the time final closing.

F-21

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

Prior to the final closing date (October 23, 2023), the Company determined that the conversion features contained in those Note, as well as the obligations to issue investor warrants and placement agent warrants represented a single compound derivative liability that meets the requirements for liability classification under ASC 815. The Company accounted for these obligations by determining the fair value of the related derivative liabilities associated with the embedded conversion features, as well as the obligations related to investor warrant and placement agent warrant issuance. Subsequently, the exercise price of all warrants was concluded and locked to $4.18 and $2.09, respectively, for the note holder and placement agent warrants, as of the final closing date October 23, 2023. Since the exercise price was no longer a variable, the Company concluded that the noteholder and placement agent warrants should no longer be accounted for as a derivative liability in accordance with ASC 815 guidelines related to equity indexation and classification. The derivative liabilities related to those warrants were therefore marked to market as of October 23, 2023 and then transferred to equity (collectively, “End of warrants derivative treatment”) in the amount of $1,278,786 (Note 8).

For the Series C Notes, the Company recognized debt issuance costs of $207,361 during the year ended March 31, 2024 and treated these as debt discounts. The Company also recognized additional debt discount in the amount of $1,005,829 in connection with the recognition of derivative liabilities for the conversion features, investor warrants and placement agent warrants. The debt discounts are recorded as a contra liability against the convertible note and are amortized and recognized as accretion expenses using the effective interest method over the remaining lives of the Notes.

During the year ended March 31, 2025, and March 31, 2024 the Company recognized discount amortization of $1,267,668 and $693,518, respectively, on Series C Notes as accretion and amortization expense. As of March 31, 2025 and March 31, 2024, the remaining unamortized discount on Series C convertible notes was $ nil and $1,232,274, respectively.

During the year ended March 31, 2025, convertible notes with a face value of $1,487,700 and accrued interest of $237,230, were converted into 2,173,089 common shares. As of March 31, 2025, 577,644 shares are recognized as an obligation for shares to be issued relating to the conversions. The fair value of common shares issued during the year ended March 31, 2025 is $2,431,178, and is determined based on market price upon conversion. Total value of debt settled is in the amount of $ 2,234,232, which consisted of the face value of notes converted, accrued interest of $237,230, and relevant derivative liability of $509,303. The Company recognized a loss upon conversion of $196,945, respectively, representing the difference between the value of debt settled and fair value of shares issued and to be issued.

During the year ended March 31, 2025, convertible notes with a face value of $150,000 and accrued interest of $34,864, were redeemed for a cash payment of $184,864. The Company recorded a $nil gain on redemption related to the conversion, representing the difference between the value of the debt settled and the cash payment value.

As of March 31, 2025, and March 31, 2024, the Company recorded accrued interest in the amount of $53,188 and $253,643, respectively, related to the Series C Notes.

During the years ended March 31, 2025, and March 31, 2024, the Company recognized interest expense in the amounts of $70,712 and $251,045, respectively.

Convertible Preferred Notes

The Company entered into a convertible preferred note financing on September 25, 2023 and issued a convertible note (“Preferred Note”) for a principal amount of $1,000,000. The Preferred Note matures on the eighteen (18) month anniversary of the issuance date, or if there be more than one closing pursuant to a qualified offering as defined in the financing agreement, the eighteen (18) month anniversary of the last closing date of the offering (the “Maturity Date”). The Preferred Note bears interest at a fixed rate of 12% which is payable in cash monthly.

F-22

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

The Company also issued a Preferred Note on October 25, 2023 in the principal amount of $250,000. The Preferred Note matures on the eighteen month anniversary of the issuance date, or if there will be more than one closing pursuant to a qualified offering as defined in the financing agreement, the eighteen month anniversary of the last closing date of the offering. The Preferred Note bears interest at a fixed rate of 12%, which is payable in cash quarterly.

The Company issued a further Preferred Note in January 2024 for a principal amount of $114,303. The Preferred Note matures on the twenty-four (24) month anniversary of the issuance date, or if there will be more than one closing pursuant to a qualified offering as defined in the financing agreement, the twenty-four month anniversary of the last closing date of the offering. The Preferred Note bears interest at a fixed rate of 8% which is payable in cash quarterly.

The Company also issued a Preferred Note on June 17, 2024, for a principal amount of $300,000. The Preferred Note matures on the eighteen (18) month anniversary of the issuance date, or if there will be more than one closing pursuant to a qualified offering as defined in the financing agreement, the eighteen month anniversary of the last closing date of the offering (the “Maturity Date”). The Preferred Note bears interest at a fixed rate of 12% which is payable in cash quarterly.

During the year ended March 31, 2025, the Company issued $1,985,000 in unsecured convertible promissory notes to private investors; $100,000 of the notes mature on their six-month anniversary of issuance and bear interest of 20%; $710,000 of the notes mature on their twenty four-month anniversary of issuance and bear interest of 10%; and $1,175,000 of the notes mature on their eighteen-month anniversary of issuance and bear not interest; all of the notes have conversion features that require the mutual consent of the investor and the Company. Since the conversion is not in control of the holder of the note, the Company did not recognize a derivative liability in connection with the conversion option of the Other Convertible Notes.

As of March 31, 2025 and March 31, 2024, the Company recorded accrued interest in the amount of $36,163 and $4,103, respectively, related to the Preferred Notes.

During the year ended March 31, 2025, the Company recognized interest expense in the amount of $180,888 (2024: $74,851).

Other Convertible Notes

On January 23, 2023, the Company issued $2,000,000 (face value) in convertible preferred notes (“the Notes”) to an accredited investor. The Notes mature 18 months from the issuance date. This note bears interest rate at a fixed rate of 10% in the form of stock with a striker price equal to the closing stock price on the note issuance date. Therefore, the Company issued 45,045 units of common stock in lieu of interest on this convertible note. These stocks were valued at $221,621 and was recognized as a deferred cost on the convertible note, recorded as a contra liability against the convertible note, and was amortized and recognized as accretion expense using the effective interest rate method over the remaining lives of the Notes.

The conversion of the Notes is automatic upon a Qualified Financing which is in the control of the Company, or at maturity of the notes, upon mutual agreement by the noteholder and the Company. Since the conversion is not in control of the holder of the note, the Company did not recognize a derivative liability in connection with the conversion option of the Notes.

As of March 31, 2024, the discount on Other Convertible Notes was fully amortized. As of March 31, 2023, the remaining unamortized discount on Other Convertible Notes was $186,404.

During the year ended March 31, 2025, and March 31, 2024 the Company recognized discount amortization of $nil and $186,404, respectively, on the Notes as accretion and amortization expense.

F-23

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

Other Short-term loans and Promissory Notes

In December 2022, the Company entered into a short-term bridge loan agreement with a collateralized merchant finance company that advanced gross proceeds of $400,000, prior to the deduction of issuance costs in the amount of $9,999. The issuance costs were recognized as a debt discount and amortized via the effective interest method. The term of the finance agreement is 40 weeks. The Company is required to make weekly payments of $13,995 ($560,000 in the aggregate). As of March 31, 2024, the principal was fully repaid and discount for this loan was fully amortized. The discount amortization during the years ended March 31, 2025, and March 31, 2024 was $nil and $6,142, respectively, and was recognized as part of the accretion and amortization expenses. In addition, the Company recognized $nil and $66,213 accretion expenses, during the years ended March 31, 2025, and March 31, 2024, respectively, related to the increase in present value of the loan over its term. For the year ended March 31, 2025, total repayments for the loan amounted to $nil.

In December 2022, the Company also entered into a short-term collateralized bridge loan agreement with a finance company that advanced gross proceeds of $800,000, prior to the deduction of issuance costs in the amount of $32,000. The issuance costs were recognized as a debt discount and amortized via the effective interest method. The term of this second agreement is 40 weeks. The Company is required to make weekly payments of $29,556 ($13,999 for the first four weeks, and $1,120,000 in the aggregate). As of March 31, 2024, the principal was fully repaid and discount for this loan was fully amortized. The discount amortization during years ended March 31, 2025, and March 31, 2024, was $nil and $20,800, respectively, which was recognized as part of the accretion and amortization expenses. In addition, the Company recognized $nil and $148,027 accretion expenses, during the years ended March 31, 2025, and March 31, 2024, respectively, related to the increase in present value of the loan over its term. As of March 31, 2025, total repayments for the loan amounted to $nil.

In December 2022, the Company entered into a promissory note agreement with an individual investor that resulted in gross proceeds of $600,000 (the “Principal Amount”). The note has a fixed rate of interest at 25% per annum payable monthly on the first day of every month. This promissory note matured on December 15, 2023, when the Principal Amount became due. The note has various default provisions which would, if triggered, result in the acceleration of the Principal Amount plus any accrued and unpaid interest. The note also has a 3% early payment penalty provision. As of March 31, 2025, and March 31, 2024, the amount of principal outstanding on the note was $600,000, and accrued interest outstanding on the note was $12,723 and $12,723, respectively. The note continues to accrue interest, and no repayment demand notification was received from noteholder. During the years ended March 31, 2025, and March 21, 2024, the Company recorded interest expense in the amount of $150,000 and $150,411, respectively, related to the promissory note.

On December 30, 2022, the Company extinguished 51,101 warrants that were originally issued to Series A Convertible Noteholders and replaced these warrants with a new promissory note issued to the same warrant holder. The new promissory note has principal balance of $270,000, stated interest of zero, and maturity date of December 31, 2023. The fair value of this new promissory note was $248,479 as of the issuance date, which was calculated using a discount rate that was comparable to other loan issuance at the same time as well as the market bond rates at the time of the promissory note issuance. The difference between the fair value of the new note and its principal balance was $21,521, and was recognized as a discount, and amortized via effective interest rate method. The Company compared the fair value of the extinguished warrants immediately prior to extinguishment against the fair value of the new promissory note issued. As of March 31, 2025, the obligation to repay the principal balance at the original maturity date was waived for a finance charge of $50,000, which the Company recorded as interest expense in the in the statement of operations. As of March 31, 2025, the amount of principal outstanding on the note was $270,000, and the remaining unamortized discount was $nil. During years ended March 31, 2025, and March 31, 2024, the Company recognized amortization of discount on this promissory note in the amounts of $nil and $7,304, respectively, as accretion and amortization expenses. As of March 31, 2025, the Company recorded accrued interest in the amount of $50,000 related to this promissory note.

F-24

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

On March 29, 2023, the Company entered into an additional collateralized bridge loan agreement with a finance company that advanced gross proceeds of $300,000, prior to the deduction of issuance costs in the amount of $12,000. The issuance costs were recognized as a debt discount and would be amortized via the effective interest method. The term of this agreement is 40 weeks. The Company is required to make weekly payments of $5,250 for the first four weeks, and $11,083 for the remaining 36 weeks, which is $420,000 in aggregate. On July 18, 2023, the Company entered into an amendment with the finance company and increased total proceeds borrowed to $700,000. The proceeds from the amended loan balance were netted against previously outstanding balance of the loan, along with an issuance cost in the amount of $28,000. The term of this new loan agreement is 40 weeks. The Company is required to make weekly payments of $24,500, which is $980,000 in aggregate. The Company accounted for this amendment as a debt extinguishment and recognized a loss on the amendment of $59,161 in other expenses. The issuance costs on the amended loan were (Expressed in US Dollars) recognized as a debt discount and would be amortized via the effective interest method. As of March 31, 2025, the amount of principal outstanding under this amended agreement was $nil and the remaining unamortized issuance cost discount was $nil. During the year ended March 31, 2025, the Company recognized $2,800 of amortization of discount as accretion and amortization expenses. In addition, the Company recognized $4,152 accretion expenses, during the year ended March 31, 2025, related to the increase in present value of the loan over its term. During the year ended, net repayments for the loan amounted to $191,500.

In June 2023, the Company entered into a secured revolving account purchase credit and inventory financing facility (the “Revolving Facility”) with a revolving loan lender, pursuant to which the lender may from time to time purchase certain discrete account receivables from the Company (with full recourse) or may make loans and provide other financial accommodations, the payment of which are guaranteed and secured by certain assets of the Company. In assigning the selling accounts receivables to the revolving loan lender, the Company is receiving 85% of their value as an advance of its regular collection of those receivables, limited to $1.2 million in financing, and expects to receive the remaining balance as part of normal collection activities. The inventory financing provided by this facility was limited to the lower of $0.3 million, or a 40% maximum of inventory balances. The Revolving Facility was accounted for as a secured borrowing. As of March 31, 2025, the Company had drawn $1,541,797 (2024: $1,286,792) in accounts receivable financing and $158,000 (2024: $125,000)   in   inventory financing with aggregate principal outstanding of $1,699,797 (2024: $1,411,792). During the year ended March 31, 2025, the Company recognized interest expense in the amount of $431,356 (2024: $263,696) As of March 31, 2025, the Company recorded accrued interest in the amount of $28,052 (2024: $23,879) related to the Revolving Facility.

On July 13, 2023, the Company entered into another short-term bridge loan agreement with a collateralized merchant finance company that advanced gross proceeds of $400,000, prior to the deduction of issuance costs in the amount of $24,000. The issuance costs were recognized as a debt discount and amortized via the effective interest method. The term of the finance agreement is 14 weeks. The Company is required to make weekly payments of $38,705 ($540,000 in the aggregate). As of March 31, 2025, the principal was fully repaid and discount for this loan was fully amortized. No repayments were made during the year ended March 31, 2025.

On August 11, 2023, the Company issued two short term promissory notes (“August 2023 Notes”), each for a principal amount of $250,000, to one investor for aggregate gross proceeds of $500,000. The August 2023 Notes do not accrue formal interest, but do contain administrative fees in the aggregate of $75,000. One of the notes matures three months from the issuance date upon which the principal amount of $250,000 and an administrative fee of $25,000 is due. The second note matures six months from the issuance date upon which the principal amount of $250,000 and an administrative fee of $50,000 is due. The administrative fees were accrued as interest expenses for the period of the loans outstanding. As of March 31, 2025, the amount of principal outstanding on the note was $72,500, and accrued interest outstanding on the note was $75,000.

On December 8, 2023, the Company entered into a short-term bridge loan agreement with a collateralized merchant finance company that advanced gross proceeds of $630,000, prior to the deduction of issuance costs in the amount of $15,750. The issuance costs were recognized as a debt discount and amortized via the effective interest method. The term of the finance agreement is 44 weeks. The Company is required to make weekly payments of $19,195 ($844,200 in the aggregate). As of March 31, 2025, the amount of principal outstanding under this short-term bridge loan agreement was $nil and the remaining unamortized issuance cost discount was $nil. During the year ended March 31, 2025 the Company recognized $10,023 (2024: $5,727) of amortization of discount as accretion and amortization expenses. In addition, the Company recognized $93,895 (2024: $120,305) accretion expenses during year ended March 31, 2025, related to the increase in present value of the loan over its term. As of March 31, 2025, total repayments for the loan amounted to $570,425.

F-25

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

During February 2024, the Company entered into a promissory note agreement with an individual investor that resulted in gross proceeds of $660,504 (the “Principal Amount”). The note has a fixed rate of interest at 12% per annum on the principle amount, payable monthly. As of March 31, 2025, the amount of principal outstanding on the note was $660,932, and accrued interest outstanding on the note was $86,455 (2024: $7,101). The note continues to accrue interest, and no repayment demand notification was received from note holder. During the year ended March 31, 2025, the Company recognized interest expense in the amount of $79,312 (2024: $7,131) related to the promissory note.

On February 2, 2024, the Company entered into a short-term bridge loan agreement with a collateralized merchant finance company that advanced gross proceeds of $700,000, prior to the deduction of issuance costs in the amount of $35,000. The issuance costs were recognized as a debt discount and amortized via the effective interest method. The term of the finance agreement is 35 weeks. The Company is required to make weekly payments of $29,235 ($1,008,000 in the aggregate). As of March 31, 2025, the amount of principal outstanding under this agreement was $nil and the remaining unamortized issuance cost discount was $nil. During the year ended March 31, 2025, the Company recognized $26,879 (2024: $8,121) of amortization of discount as accretion and amortization expenses. In addition, the Company recognized $193,015 (2024: $114,985) accretion expenses during year ended March 31, 2025, related to the increase in present value of the loan over its term. As of March 31, 2025, total repayments for the loan amounted to $745,305.

6. TERM LOAN AND CREDIT AGREEMENT

Term Loan

On December 21, 2021, the Company entered into a Credit Agreement (“Credit Agreement”) with SWK Funding LLC (“Lender’); as part of this, the Company has borrowed $12.4 million, with a maturity date of December 21, 2026. The principal will accrue interest at the LIBOR Rate plus 10.5% per annum (subject to adjustment as set forth in the Credit Agreement). Interest payments are due each February, May, August and November commencing February 15, 2022. Pursuant to the Credit Agreement, the Company will be required to make interest only payments for the first 24 months (which may be extended to 36 months under prescribed circumstances), after which payments will include principal amortization that accommodates a 40% balloon principal payment at maturity. The Company and the Lender have negotiated the terms under which the Company will be allowed to extend the interest-only period and delay the start of principal repayment. The negotiated terms indicate principal repayment of $2.4 million ($600,000 per quarter), during the final two years of the term. A current portion of the term loan of $2,400,000 was reported in the Company’s current liabilities as at March 31, 2025. Prepayment of amounts owing under the Credit Agreement is allowed under prescribed circumstances. Pursuant to the Credit Agreement the Company is subject to an Origination Fee in the amount of $120,000. Upon Termination of the Credit Agreement, the Company shall pay an Exit Fee, along with other fees that may be assessed during the term of the loan. As part of the loan transaction, the Company paid legal and professional costs directly in connection to the debt financing in the amount of $50,000 in cash. Total costs directly in connection to the debt financing in the amount of $193,437 (professional fee $48,484; lender’s origination fee, due diligence fee, and other expenses in the amount of $144,953) were deduced from the gross proceeds in the amount of $12,000,000. The Company also repaid $1,574,068 of existing short-term loan and promissory notes and relevant accrued interests by using the proceeds from the loan. Total costs directly in connection to the loan and fair value of warrants was in the amount of $1,042,149. And such costs were accounted for as debt discount and amortized using the effective interest method. The amortization of such debt discount was included in the accretion and amortization expenses. During November 2022, unpaid interest of $364,000 was added to the outstanding principal balance, since then interest onwards would be calculated on the updated principal balance. In connection with the Credit Agreement, the Company issued 57,536 warrants to the Lender, which were fair-valued at $198,713 at issuance (Note 9). The warrants were accounted as part of the debt discount as well as a credit into additional paid-in capital and amortized using the effective interest method.

F-26

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

The Company and Lender also entered into a Guarantee and Collateral Agreement (“Collateral Agreement”) wherein the Company agreed to secure the Credit Agreement with all of the Company’s assets. The Company and Lender also entered into an Intellectual Property Security Agreement dated December 21, 2021 (the “IP Security Agreement”) wherein the Credit Agreement is also secured by the Company’s right title and interest in the Company’s Intellectual Property.

In November 2024, the Company completed an additional transaction with its term lender to receive an additional $635 thousand in term loan proceeds, and interest relief through the capitalization of approximately $1.5 million in interest amounts due on its existing term loan. As part of this arrangement, the Company issued 600,000, 7-year share warrants to the term lender with a strike price of $0.50 per share and agreed to increase the term loan exit fee to $1.425 million at the end of its 5-year term. Concurrently, the Company received waiver and forbearance relief on certain term loan covenants and their respective defaults.

The amortization of such debt discount was included in the accretion and amortization expenses. For the years ended March 31, 2025 and 2024, the amortization of debt discount expense was $356,778 and $206,224 respectively.

Total interest expense on the term loan for the years ended March 31, 2025 and 2024 $2,180,897 and $1,981,054, respectively. During November 2024, the unpaid interest of $1.5 million was added to the outstanding principal balance, since then interest onwards would be calculated on the updated principal balance.

The Company had accrued interest payable of $404,621 and $795,656, respectively, as of March 31, 2025 and March 31, 2024.

7. FEDERALLY GUARANTEED LOAN

Economic Injury Disaster Loan (“EIDL”)

In April 2020, the Company received $370,900 from the U.S. Small Business Administration (SBA) under the captioned program. The loan has a term of 30 years and an interest rate of 3.75% per annum, without the requirement for payment in its first 12 months. The Company may prepay the loan without penalty at will.

In May 2021, the Company received an additional $499,900 from the SBA under the same terms.

As of March 31, 2025, the Company recorded accrued interest of $Nil for the EIDL loan (March 31, 2024: $26,497).

Interest expense on the above loan was $32,655 and $32,744 for the years ended March 31, 2025 and 2024, respectively.

8. DERIVATIVE LIABILITIES

The Company analyzed the compound features of variable conversion and redemption embedded in the preferred shares instrument, for potential derivative accounting treatment on the basis of ASC 820 (Fair Value in Financial Instruments), ASC 815 (Accounting for Derivative Instruments and Hedging Activities), Emerging Issues Task Force (“EITF”) Issue No. 00–19 and EITF 07–05, and determined that the embedded derivatives should be bundled and valued as a single, compound embedded derivative, bifurcated from the underlying equity instrument, treated as a derivative liability, and measured at fair value. A roll-forward of activity is presented below for the year ended March 31, 2025 and 2024:

	Fiscal Year 2025 $	Fiscal Year 2024 $
Derivative liabilities, beginning of year	1,435,668	759,065
New issuance [Note 9]	649,533	964,446
Change in fair value of derivatives during the year	553,208	(92,961)
Reduction due to preferred shares redeemed [Note 9]	(1,159,692)	(194,882)
Derivative liabilities, end of year	1,478,717	1,435,668

F-27

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

The lattice methodology was used to value the derivative components, using the following assumptions:

	Fiscal Year	Fiscal Year
	2025	2024
Dividend yield (%)	12	12
Risk-free rate for term (%)	3.7 – 5.1	4.7 – 13.7
Volatility (%)	91.2 – 194.2	71.9 – 119.1
Remaining terms (Years)	0.17 – 2.0	0.25 – 2.01
Stock price ($ per share)	0.24 – 1.34	0.98 – 3.82

In addition, the Company recorded derivative liabilities related to the conversion and redemption features of the convertible notes, as well as warrants that were issued in connection with the convertible notes (Note 5). Any noteholder and placement agent warrants that were issued after the finalization of exercise price was accounted for as equity.

	Fiscal Year 2025 $	Fiscal Year 2024 $

Balance beginning of year	991,866	1,008,216
New Issuance	-	1,224,932
Conversion to common shares	(509,303)	(45,680)
Convertible note redemption	(59,011)	-
Change in fair value of derivative liabilities	648	83,184
End of derivative treatment of warrants	-	(1,278,786)
Convertible note modification	-	-
Balance end of year	424,200	991,866

The Monte-Carlo methodology was used to value the convertible note and warrant derivative components, using the following assumptions:

	Fiscal Year	Fiscal Year
	2025	2024
Risk-free rate for term (%)	0.1 – 5.2	4.2 – 5.3
Volatility (%)	91.2 – 194.4	76.2 – 126.6
Remaining terms (Years)	0.25 – 0.5	0.25 – 1.49
Stock price ($ per share)	0.24 – 1.45	1.08 – 4.20

F-28

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

9. STOCKHOLDERS’ DEFICIENCY AND MEZZANINE EQUITY

(a) Authorized and Issued Stock

As at March 31, 2025, the Company is authorized to issue 125,000,000 (March 31, 2024 – 125,000,000) shares of common stock ($0.001 par value), and 10,000,000 (March 31, 2024 – 10,000,000) shares of preferred stock ($0.001 par value), 20,000 of which (March 31, 2024 – 20,000) are designated shares of Series A preferred stock ($0.001 par value) and 600 (March 31, 2024 – 600) are designated shares of Series B preferred stock ($0.001 par value).

At March 31, 2025, common shares and shares directly exchangeable into equivalent common shares that were issued and outstanding totaled 26,241,967 (2024 – 9,514,440) shares; these were comprised of 26,081,295 (2024 – 9,353,768) shares of common stock and 160,672 (2024 – 160,672) exchangeable shares. At March 31, 2025, there were 201 Series A shares of Preferred Stock that were issued and outstanding (2024 – 6,304), and there were 385 shares of Series B Preferred Stock that were issued and outstanding (March 31, 2024 – 180). There is also one share of the Special Voting Preferred Stock issued and outstanding held by one holder of record, which is the Trustee in accordance with the terms of the Trust Agreement and outstanding as at March 31, 2025 and 2024.

(b) Series A Preferred Stock

The number of Series A Preferred Stock issued and outstanding as of March 31, 2025 and 2024 was 201 and 6,304.

The Series A Preferred Stock is junior to the Company’s existing undesignated preferred stock, and unless otherwise set forth in the applicable certificate of designations, shall be junior to any future issuance of preferred stock. The purchase price (the “Purchase Price”) for the Series A Preferred Stock to date has been $100 per share. Except as otherwise expressly required by law, the Series A Preferred Stock does not have voting rights and does not have any liquidation rights.

Preferred Stock Dividends

Dividends shall be paid at the rate of 12% per annum of the amount of the Series A Preferred Stockholder’s (the “Holder”) Purchase Price. Dividends shall be paid quarterly unless the Holder and the Company mutually agree to accrue and defer any such dividend.

Conversion

The Series A Preferred Stock is convertible into shares of common stock commencing 24 months after the issuance date of the Series A Preferred Stock. Upon which, on a monthly basis, up to 5% of the aggregate amount of the Purchase Price can be converted (subject to adjustment for changes in the Holder’s ownership of the underlying Series A Preferred Stock). The conversion price is equal to the greater of $.001 or a 15% discount to the volume-weighted average price (“VWAP”) of the Company’s common stock five Trading Days immediately prior to the conversion date (the “Conversion Rate). Additionally, subject to certain provisions, the Holder may exchange its Series A Preferred Stock into any common stock financing being conducted by the Company at a 15% discount to the pricing of that financing.

Other Adjustments and Rights

● The Conversion Rate (and shares issuable upon conversion of the Series A Preferred Stock) will be appropriately adjusted to reflect stock splits, stock dividends business combinations and similar recapitalization.

● The Holders shall be entitled to a proportionate share of certain qualifying distributions on the same basis as if they were holders of the Company’s common stock on an as converted basis.

F-29

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

Company Redemption

The Company may redeem all or part of the outstanding Series A Preferred Stock after one year from the date of issuance by paying an amount equal to the aggregate Purchase Price paid, adjusted for any reduction in Series A Preferred Stock holdings, multiplied by 110% plus accrued dividends

During the year ended March 31, 2025, $6,104,444 of Series A Preferred Stock (face value) and $1,071,542 accrued dividends thereon were converted into 8,952,170 common shares. The conversion was accounted as an extinguishment and the difference between the total carrying value of the preferred shares converted, derivative liabilities derecognized and unpaid dividend at the time of conversion ($7,984,463), and the fair value of the common shares issued ($11,039,142), was $3,054,680 and was recognized as a deemed dividend expense.

(c) Series B Preferred Stock and Mezzanine Equity

On September 19, 2023, the Company entered into a security purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) for the issuance and sale of 220 shares of the Company’s newly designated Series B Convertible Preferred Stock, $0.001 par value (the “Series B Preferred Stock”), at a purchase price of $9,091 per share of Preferred Stock, and after accounted for other issuance related costs, the net proceeds received was in the amount of $1,900,000.

During the three months ended March 31, 2024, the Company issued an additional 110 Series B preferred shares were issued for net proceeds of $925,000. During the three months and year ended March 31, 2025, the Company issued an additional and 220 Series B preferred shares for net proceeds of $ nil and $1,732,532, respectively.

Shares of Series B Preferred Stock and shares of Common Stock of the Company that are issuable upon conversion of, or as dividends on, the Series B Preferred Stock were offered and were issued pursuant to the Prospectus Supplement, filed September 19, 2023, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-255544) filed with the Securities and Exchange Commission on April 27, 2021, and declared effective May 4, 2021.

Pursuant to the initial Purchase Agreement, on September 19, 2023, the Company filed a certificate of designations of Series B Convertible Preferred Stock (the “Certificate of Designations”) with the Nevada Secretary of State designating 600 shares of the Company’s shares of Preferred Stock as Series B Convertible Preferred Stock and setting forth the voting and other powers, preferences and relative, participating, optional or other rights of the Preferred Shares. Each share of Series B Preferred Stock has a stated value of $10,000 per share.

The Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the holders of the majority of the outstanding shares of Series B Preferred Stock consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B Preferred Stock.

Holders of Series B Preferred Stock will be entitled to receive cumulative dividends (“Dividends”), in shares of common stock or cash on the stated value at an annual rate of 8% (which will increase to 15% if a Triggering Event (as defined in the Certificate of Designations) occurs. Dividends will be payable upon conversion of the Series B Preferred Stock, upon any redemption, or upon any required payment upon any Bankruptcy Triggering Event (as defined in the Certificate of Designations).

Holders of Series B Preferred Stock will be entitled to convert shares of Series B Preferred Stock into a number of shares of common stock determined by dividing the stated value (plus any accrued but unpaid dividends and other amounts due) by the conversion price. The initial conversion price is $3.50, subject to adjustment in the event the Company sells common stock at a price lower than the then-effective conversion price. Holders may not convert the Series B Preferred Stock to common stock to the extent such conversion would cause such holder’s beneficial ownership of common stock to exceed 4.99% of the outstanding common stock. In addition, the Company will not issue shares of common stock upon conversion of the Series B Preferred Stock in an amount exceeding 19.9% of the outstanding common stock as of the initial issuance date unless the Company receives shareholder approval for such issuances.

F-30

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

Holders may elect to convert shares of Series B Preferred Stock to common stock at an alternate conversion price equal to 80% (or 70% if the Company’s common stock is suspended from trading on or delisted from a principal trading market or if the Company has effected a reverse split of the common stock) of the lowest daily volume weighed average price of the common stock during the Alternate Conversion Measuring Period (as defined in the Certificate of Designations). In the event the Company receives a conversion notice that elects an alternate conversion price, the Company may, at its option, elect to satisfy its obligation under such conversion with payment in cash in an amount equal to 110% of the conversion amount.

The Series B Preferred Stock will automatically convert to common stock upon the 24-month anniversary of the initial issuance date of the Series B Preferred Stock.

At any time after the earlier of a holder’s receipt of a Triggering Event notice and such holder becoming aware of a Triggering Event and ending on the 20th trading day after the later of (x) the date such Triggering Event is cured and (y) such holder’s receipt of a Triggering Event notice, such holder may require the Company to redeem such holder’s shares of Series B Preferred Stock.

Upon any Bankruptcy Triggering Event (as defined in the Certificate of Designations), the Company will be required to immediately redeem all of the outstanding shares of Series B Preferred Stock.

The Company will have the right at any time to redeem all or any portion of the Series B Preferred Stock then outstanding at a price equal to 110% of the stated value plus any accrued but unpaid dividends and other amounts due.

Holders of the Series B Preferred Stock will have the right to vote on an as-converted basis with the common stock, subject to the beneficial ownership limitation set forth in the Certificate of Designations.

On April 1, 2024, Biotricity Inc. (the “Company”) filed an Amended Certificate of Designations of Series B Convertible Preferred Stock (the “Amended Certificate of Designations”) with the Nevada Secretary of State for the Company’s Series B Convertible Preferred Stock setting forth the powers, preferences and relative, participating, optional or other rights of the 600 shares designated by the Company as Series B Convertible Preferred Stock. Each share of Series B Preferred Stock has a stated value of $10,000 per share. The Amended Certificate of Designations removes the provision in the original certificate of designations for the Series B Convertible Preferred Stock filed on September 19, 2023 that provided the holders of the Series B Preferred Stock with the right to vote on an as converted basis with the Company’s common stock, subject to the beneficial ownership limitation set forth in the Certificate of Designations. The Amended Certificate of Designations provides that except as required by law, the Series B Preferred Stock is nonvoting. All other powers, preferences and relative, participating, optional or other rights of the Series B Preferred Stock remain unchanged.

The Series B Preferred Stock was accounted for as Mezzanine Equity in accordance with ASC 480 - Distinguishing Liabilities from Equity and the embedded conversion and redemption features was separated from the host instrument and recognized as derivative liabilities with change in fair value at each reporting period end recognized in the consolidated statement of operations and comprehensive loss. (Note 8).

During the three months ended December 31, 2023, 40 Series B preferred shares and dividends accrued thereon were converted into 612,062 common shares. As a result of the conversion, the Company reduced the book value of mezzanine equity by $228,727 and reduced its accrued dividends liability by $16,789. The Company also reduced the fair value of derivative liabilities by $119,359 in relation to related to the shares converted. The Company recognized corresponding credits to common share par value and paid in capital.

During the three months ended March 31, 2024, 25 Series B preferred shares and dividends accrued thereon were converted into 320,321 to be issued common shares. As a result of the conversion, the Company reduced the book value of mezzanine equity by $142,908. The Company also reduced the fair value of derivative liabilities related to the shares converted by $ 75,523. The Company recognized corresponding credits to be issued common share par value and paid in capital.

During the year ended March 31, 2025, 100 Series B preferred shares and dividends accrued thereon were converted into 3,650,361 common shares. As a result of the conversion, the Company reduced the book value of mezzanine equity by $571,629. The Company also reduced the fair value of derivative liabilities related to the shares converted by $351,214 related to the shares converted during the the year ended March 31, 2025. The Company recognized corresponding credits to be issued common shares.

F-31

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

A roll-forward of activity is presented below for the year ended March 31, 2025:

	2025	2024
	$	$
Balance beginning of year – March 31	1,488,920	—
Net proceeds received pursuant to the issuance of preferred shares	1,732,532	2,825,000
Recognition of derivative liabilities (Note 8)	(649,533)	(964,446)
Conversion into common shares	(571,629)	(371,634)
Balance end of year – March 31	2,000,290	1,488,920

(d) Share issuances

Share issuances during the year ended March 31, 2025

During the three months and the year ended March 31, 2025, the Company issued nil and 320,321 common shares to Series B preferred shareholders, respectively, in relation to shares to be issued obligation as of March 2024 for Series B preferred share conversions.

In October 2024, the Company issued 1,197,770 common shares on partial conversion of 25 shares of Series B Convertible Redeemable Preferred Stock, and a further 233,441 additional common shares required to complete its conversion obligation of a conversion of 25 shares of Series B Convertible Redeemable Preferred Stock that was triggered on July 11, 2024. During the three and nine months ended December 31, 2024, the Company issued another 1,431,181 and 2,867,448 common shares to Series B preferred shareholders for an additional request to convert 25 and 75 Series B preferred shares, respectively (see Note 9(c)). In addition, during the year ended March 31, 2025, the Company issued 616,666 common shares for services received with a fair value of $292,596, which was recognized as a general and administrative expense with a corresponding credit to additional paid-in capital. During that same period, the Company issued 100,000 shares of common stock valued at $26,000 to a consultant as part of agreed contract remuneration In addition, the Company issued 480,000 common shares to an executive as part of a bonus compensation arrangement. The shares were issued in settlement of previously accrued bonus liabilities, with a total fair value of $206,400 recognized in the financial statements. During the year ended March 31, 2025, convertible notes with a face value of $1,487,700 were converted into 2,173,089 common shares. The fair value of common shares issued during the year ended March 31, 2025, is $2,431,178, and is determined based on market price upon conversion. Total value of debt settled is in the amount of $2,234,232, which consisted of the face value of notes converted, accrued interest of $237,230, and relevant derivative liability of $509,303. The Company recognized a loss upon conversion of $196,945, representing the difference between the value of debt settled and fair value of shares issued and to be issued. (Note 5).

During the year ended March 31, 2025, $6,104,444 of Series A Preferred Stock (face value) and $1,071,542 relevant accrued dividend were converted into 8,952,170 common shares. The conversion was accounted as an extinguishment and the difference between the total carrying value of the preferred shares converted, derivative liabilities derecognized and unpaid dividend at the time of conversion ($7,984,463), and the fair value of the common shares issued ($11,039,142) was $3,054,680 and was recognized as deemed dividend expense.

The Company issued 1,000,413 common shares in settlement of $741,316 in amount due to a shareholder which was part of the accounts payable. The Company recognized a loss upon debt extinguishment of $249,093, which was the difference between the accounts payable settled and the fair value of common shares issued. The loss was included as part of the other income (expense) in the Condensed Consolidated Statement of Operations and Comprehensive Loss.

The Company issued 97,811 common shares for net proceeds of $125,227 pursuant to a registration statement filed on May 15, 2024.

The Company issued 716,666 shares pursuant to the services provided by consultant (236,666 shares) and a director of the Company (480,000), and the fair of those shares were determined by using market value relative to the issuance.

F-32

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

Share issuances during the year ended March 31, 2024

The Company sold 36,897 common shares through use of its registration statement, for gross proceeds of $123,347, raising a net amount of $119,285 after paying for a 3% placement fee and other issuance expenses. In addition, 20,846 shares of common stock were issued to existing holders as a result of make whole provisions associated with the Reverse Split.

(e) Shares to be issued

During the year ended March 31, 2025, the Company issued nil common shares to Series C Note holders, in relation to shares to be issued obligation as of June 30, 2024, for Series C Note conversions.

During the year ended March 31, 2025, the Company issued 320,321 common shares to Series B preferred shareholders in relation to shares to be issued obligation as of March 31, 2024, for Series B preferred share conversions.

During the year ended March 31, 2025, Series C Notes with a face value of $1,487,700, were converted into 2,173,089 common shares, respectively. As of March 31, 2025, 577,644 shares are recognized as an obligation for shares to be issued relating to the conversion.

(f) Warrant issuances, exercises and other activity

Warrant issuances during the year ended March 31, 2025

During the year ended March 31, 2025, the Company issued a 1,200,000 warrant to its executive against the stock options from the Company’s 2018 Equity Incentive Plan, with exercise price of 0.43. The Company recorded stock-based compensation of $422,456 under selling, general and administrative expenses with corresponding credit to additional paid in capital.

In November 2024, the Company issued 600,000, 7-year share warrants to the term lender with a strike price of $0.50 per share with the fair value of 152,184 against an additional transaction with its term lender. The Company increased the liability with corresponding credit to additional paid in Capital.

Warrant issuances during the year ended March 31, 2024

During the year ended March 31, 2024, the Company issued 868,098 note holder warrants and 69,062 placement agent warrants related to the final closing of Series C convertible notes (Note 5). These warrants relate to Series C Convertible Notes. Prior to the final closing date (October 23, 2023) of Series C Convertible Notes, the Company determined that the obligations to issue note holder warrants and placement agent warrants represented a derivative liability that meets the requirements for liability classification under ASC 815. The Company accounted for these obligations by determining the fair value of the related derivative liabilities. Subsequently, the exercise price of all warrants was concluded and locked to $4.18 and $2.09, respectively, for the note holder and placement agent warrants, as of the final closing date October 23, 2023. Since the exercise price was no longer a variable, the Company concluded that the note holder and placement agent warrants should no longer be accounted for as a derivative liability in accordance with ASC 815 guidelines related to equity indexation and classification. The derivative liabilities related to those warrants were therefore marked to market as of October 23, 2023 and then transferred to equity (collectively, “End of warrants derivative treatment”). The warrants were therefore recognized with a reduction of $1,278,786 against the derivative liability and a corresponding credit against paid in capital.

F-33

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

Warrant exercises and issuances during the year ended March 31, 2023

During the three months ended June 30, 2022, the Company issued 8,972 warrants as compensation to an executive of the Company who was not part of the Company stock options plan. The warrant expenses were fair-valued at $77,414, and recognized as general and administrative expenses, with a corresponding credit to additional paid-in capital.

During the three months ended September 30, 2022, the Company issued 19,714 warrants as compensation to an executive of the Company who was not part of the Company stock options plan. The warrant expenses were fair-valued at $77,332, and recognized as general and administrative expenses, with a corresponding credit to additional paid-in capital.

During the three months ended December 31, 2022, the Company issued 36,463 warrants as compensation to an executive of the Company who was not part of the Company stock options plan. The fair value of the warrants at issuance was $77,780 and was recognized as a general and administrative expense, with a corresponding credit to additional paid-in capital. In addition, the Company added 52,083 warrants to its outstanding warrant schedule in connection with warrants issued to Series B convertible note holders. This has no impact on paid-in capital as the fair value of warrants was already accounted for as part of the original Series B convertible note issuance accounting entries. Lastly, the Company extinguished and exchanged 51,101 warrants for promissory notes [Note 5] that resulted in an adjustment to additional paid-in capital in the amount of $71,768.

Warrant issuances, exercises and expirations or cancellations during the fiscal years ended March 31, 2025 and 2024 as follows:

Warrant activity during the years ended March 31, 2025 and 2024 is indicated below:

	Broker Warrants	Consultant and Noteholder Warrants	Warrants Issued on Convertible Notes	Total
As at March 31, 2023	139,865	279,341	888,277	1,307,483
Expired/cancelled	—	(25,347)	(888,277)	(913,624)
Issued	69,062	—	868,098	937,160
As at March 31, 2024	208,927	253,994	868,098	1,331,019

Expired/cancelled	—	(15,000)	—	(15,000)
Issued	600,000	1,200,000	—	1,800,000
As at March 31, 2025	808,927	1,438,994	868,098	3,116,019

Exercise Price	$ 0.5 to $22.5	$ 0.43 to $14.40	$4.18
Expiration Date	August 2026 to October 2033	March 2029 to Feb 2035	October 2027

F-34

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

(g) Stock-based compensation

2016 Equity Incentive Plan

On February 2, 2016, the Board of Directors of the Company approved the Company’s 2016 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. The Plan seeks to achieve this purpose by providing for awards in the form of options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units and other stock-based awards.

The Plan shall continue in effect until its termination by the board of directors or committee formed by the board; provided, however, that all awards shall be granted, if at all, on or before the day immediately preceding the tenth (10th) anniversary of the effective date. The maximum number of shares of stock that may be issued under the Plan shall be equal to 1,241,422 shares ; provided that the maximum number of shares of stock that may be issued under the Plan pursuant to awards shall automatically and without any further Company or shareholder approval, increase on January 1 of each year for not more than 10 years from the effective date, so the number of shares that may be issued is an amount no greater than 20% of the Company’s outstanding shares of stock and shares of stock underlying any outstanding exchangeable shares as of such January 1; provided further that no such increase shall be effective if it would violate any applicable law or stock exchange rule or regulation, or result in adverse tax consequences to the Company or any participant that would not otherwise result but for the increase.

During the year ended March 31, 2025, the Company granted 2,836,176 stock options (2024:7,210 options) with a weighted average grant date exercise price of $0.5 (2024: $2.774). The Company recorded stock-based compensation of $1,461,698 (2024: $1,025,930) under selling, general and administrative expenses with corresponding credit to additional paid in capital.

During the year ended March 31,2025, the Company Cancelled stock options 931,000 of fair value $41,246 granted to its executive and reissued the stock options of 900,000 with the exercise price of 0.43 per share and fair value of 316,842. In addition to that Company also granted 1,936,176 The Company recorded stock based – compensation with the net amount of 275,596 under selling, general and administrative expenses with corresponding credit to additional paid in capital.

The following table summarizes the stock option activities during the fiscal year ended March 31, 2025:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value(1)

Outstanding at March 31, 2024	1,239,873	$9.39	5.35	$9,705,937
Adjustment for rounding effect of Reverse Split	-	-	-	-
Granted	2,836,176	$0.5	0.02	-
Cancelled	(931,000)	9.32	4.24	-
Expired	(57,582)	$0.56	0.17	-
Forfeited	(19,637)	$0.37	2.34	-
Outstanding at March 31, 2025	3,067,830	$1.14	1.77	$1,078,756
Vested and expected to vest at March 31, 2025*	3,067,830	$1.14	1.77	$1,078,756
Vested and exercisable at March 31, 2025*	2,611,411	$1.17	0.43	$805,181

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying options and the fair value of our common stock as of March 31, 2025 and fair value of common stock adjusted.
*	This includes 1,200,000 options granted to employees from the 2023 Equity Incentive Plan, discussed below.

F-35

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

The following table summarizes the stock option activities during the fiscal year ended March 31, 2024:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value(1)

Outstanding at March 31, 2023	1,264,890	$9.29	6.30	$8,185,321
Adjustment for rounding effect of Reverse Split	12,655	-	-	-
Granted	7,210	$2.77	9.01	-

Expired	(39,520)	$3.89	3.76	-
Forfeited	(5,362)	$12.30	8.85	-
Outstanding at March 31, 2024	1,239,873	$9.39	5.35	$9,705,937
Vested and expected to vest at March 31, 2024	1,239,873	$9.32	5.35	$9,806,024
Vested and exercisable at March 31, 2024	1,134,642	$9.62	5.10	$9,320,582

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying options and the fair value of our common stock as of March 31, 2024 and fair value of common stock adjusted for the Reverse Split as of March 31, 2023 of $1.48 and $2.81 per share, respectively.

The fair value of each option granted is estimated at the time of grant using multi-nominal lattice model using the following assumptions, for each of the respective years ended March 31:

	2025	2024
Exercise price ($)	0.43-0.43	2.78
Risk free interest rate (%)	4.24-4.33	3.85
Expected term (Years)	1.46-5.00	10.0
Expected volatility (%)	113.97-142.22	117.1
Expected dividend yield (%)	0.00	0.00
Fair value of option ($)	-1.097-1.360	2.3
Expected forfeiture (attrition) rate (%)	0.00	0.00

2023 Equity Incentive Plan and the Employee Stock Purchase Plans

On March 31, 2023, the Company adopted the 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan authorizes grants of equity-based and incentive cash awards to eligible participants designated by the 2023 Plan’s administrator. The 2023 Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”). An aggregate of 5,000,000 shares of the Company’s common stock (the “Common Stock”), plus the number of shares available for issuance under the Company’s 2016 Equity Incentive Plan that had not been made subject to outstanding awards, were reserved for issuance under the 2023 Plan. Unless earlier terminated by the Board, the 2023 Plan will remain in effect until all Common Stock reserved for issuance has been issued, provided, however, that all awards shall be granted, if at all, on or before the day immediately preceding the tenth (10th) anniversary of the effective date of the 2023 Plan.

F-36

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

The Company also adopted the Employee Stock Purchase Plan (the “ESPP”). The ESPP allows eligible employees of the Company and the Company’s designated subsidiaries the ability to purchase shares of the Company’s Common Stock at a discount, subject to various limitations. Under the ESPP, employees will be granted the right to purchase Common Stock at a discount during a series of successive offerings, the duration and timing of which will be determined by the ESPP administrator (the “Administrator”). In no event can any single offering period be longer than 27 months. The purchase price (the “Purchase Price”) for each offering will be established by the Administrator. With respect to an offering under Section 423 of the Internal Revenue Code of 1986 (“Section 423 Offering”), in no case may such Purchase Price be less than the lesser of (i) an amount equal to 85 percent of the fair market value on the commencement date, or (ii) an amount not less than 85 percent of the fair market value the on the purchase date. In the event of financial hardship, an employee may withdraw from the ESPP by providing a request at least 20 Business Days before the end of the offering period (the “Offering Period”). Otherwise, the employee will be deemed to have exercised the purchase right in full as of such exercise date. Upon exercise, the employee will purchase the number of whole shares that the participant’s accumulated payroll deductions will buy at the Purchase Price. If an employee wants to decrease the rate of contribution, the employee must make a request at least 20 Business Days before the end of an Offering Period (or such earlier date as determined by the Administrator). An employee may not transfer any rights under the ESPP other than by will or the laws of descent and distribution. During a participant’s lifetime, purchase rights under the ESPP shall be exercisable only by the participant.

10. INCOME TAXES

Income taxes

The provision for income taxes differs from that computed at combined corporate tax rate of approximately 26% as follows:

Income tax recovery

	Year ended March 31, 2025	Year ended March 31, 2024
	$	$
Net loss	(8,421,179)	(14,094,283)

Expected income tax recovery	(2,189,707)	(3,664,514)
Non-deductible expenses	1,322,198	882,745
Other temporary differences	(988)	(4,160)
Change in valuation allowance	868,497	2,785,929
	—	—

Deferred tax assets

	As at March 31, 2025	As at March 31, 2024
	$	$
Non-capital loss carry forwards	19,078,653	18,211,344
Other temporary differences	3,803	7,963
Valuation allowance	(19,082,456)	(18,219,307)
	—	—

F-37

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

As of March 31, 2025 and 2024, the Company decided that a valuation allowance relating to the above deferred tax assets of the Company was necessary, largely based on the negative evidence represented by losses incurred and a determination that it is not more likely than not to realize these assets, such that, a corresponding valuation allowance, for each respective period, was recorded to offset deferred tax assets.

As of March 31, 2025 and 2024, the Company has approximately $73,379,434 and $70,043,631, respectively, of non-capital losses available to offset future taxable income. These losses will expire between 2035 to 2039.

As of March 31, 2025, and 2024 the Company was not subject to any uncertain tax positions.

11. COMMITMENTS AND CONTINGENCIES

There are no claims against the Company that were assessed as significant, which were outstanding as at March 31, 2025 and, consequently, no provision for such has been recognized in the consolidated financial statements.

12. OPERATING LEASE RIGHT-OF-USE ASSETS AND LEASE OBLIGATIONS

The Company has one operating lease primarily for office and administration.

During December 2021, the Company entered into a new lease agreement. The Company paid $85,000 deposit that would be returned at the end of the lease. In December 2022, the Company started a new lease with an additional suite in the same premise as the existing lease.

When measuring the lease obligations, the Company discounted lease payments using its incremental borrowing rate. The weighted-average-rate applied is 11.4%.

	2025	2024
Right of Use Asset	$	$
Beginning balance at March 31	1,221,593	1,587,492
New leases	-	-
Amortization	(409,540)	(365,899)
Ending balance at March 31	812,053	1,221,593

	2025	2024
Lease Liability	$	$
Beginning balance at March 31	1,386,486	1,722,095
New leases	-	-
Repayment and interest accretion	(457,370)	(335,609)
Ending balance at March 31	929,116	1,386,486

Current portion of operating lease liability	531,286	457,371
Noncurrent portion of operating lease liability	397,830	929,115

The operating lease expense was $587,045 for the year ended March 31, 2025 (2024: $564,167) and included in the selling, general and administrative expenses. Operating cash flows from operating leases amounted to $587,164 and $509,041 during the years ended March 31, 2025 and March 31, 2024, respectively.

F-38

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

The following table represents the contractual undiscounted cash flows for lease obligations as at March 31, 2025:

Calendar year	$
2025	600,288
2026	565,360
2027 and beyond	-

Total undiscounted lease liability	1,165,648
Less imputed interest	(236,532)
Total	929,116

13. PROPERTY AND EQUIPMENT

During the year-ended March 31, 2022, the Company purchased leasehold improvements of $12,928 (useful life: 5 years) as well as furniture & fixtures of $16,839 (useful life: 5 years). There were no purchases of property and equipment during the fiscal years ended March 31, 2025, and March 31, 2024. The Company recognized depreciation expense for these assets in the amount of $5,953 and $5,953 during the years ended March 31, 2025 and 2024.

Cost	Office equipment	Leasehold improvement	Total
	$	$	$
Balance at March 31, 2023	16,839	12,928	29,767
Additions	—	—	—
Balance at March 31, 2024	16,839	12,928	29,767
Additions	-	-	-
Balance at March 31, 2025	16,839	12,928	29,767

Accumulated depreciation	Office equipment	Leasehold improvement	Total
	$	$	$
Balance at March 31, 2023	4,675	3,587	8,262
Additions	3,367	2,586	5,953
Balance at March 31, 2024	8,042	6,173	14,215
Additions	3,367	2,586	5,953
Balance at March 31, 2025	11,409	8,759	20,168

Net book value
Balance at March 31, 2024	8,797	6,755	15,552
Balance at March 31, 2025	5,430	4,169	9,599

F-39

BIOTRICITY INC.

Notes to Consolidated Financial Statements

Years ended March 31, 2025 and 2024

(Expressed in US Dollars)

14. SUBSEQUENT EVENTS

During the period from April 1 to July 15, 2025, the following events occurred:

●	The Company received regulatory approval to operate in Saudi Arabia.
●	The Company issued 486,474 additional common shares to Series B preferred shareholders in order to supplement the 782,913 shares issued prior to March 31, 2025, in relation to its conversion obligations for a conversion of 25 Series B preferred whose conversion period commenced on March 4, 2025. This conversion of preferred shares is intended to redeem or repay $250,000 in principal and $38,884 in accrued dividends.

F-40

BIOTRICITY INC.

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

AS OF SEPTEMBER 30, 2025 (unaudited) AND MARCH 31, 2025 (audited)

(Expressed in US Dollars, unless otherwise noted)

	As at September 30, 2025	As at March 31, 2025
	$	$
CURRENT ASSETS
Cash	308,460	365,145
Accounts receivable, net	2,099,065	1,658,772
Inventory [Note 3]	2,256,289	1,555,385
Deposits and other receivables	872,420	1,059,990
Total current assets	5,536,234	4,639,292

Deposits and other receivables [Note 12]	109,297	109,297
Long-term accounts receivable	83,939	70,713
Property and equipment [Note 13]	6,622	9,599
Operating right of use assets [Note 12]	586,680	812,053
TOTAL ASSETS	6,322,772	5,640,954

CURRENT LIABILITIES
Accounts payable and accrued liabilities [Note 4]	7,908,201	7,661,924
Convertible promissory notes and short term loans [Note 5]	10,394,614	9,618,738
Term loan, current	2,400,000	2,400,000
Derivative liabilities [Note 8]	443,583	424,200
Advance from customers	1,895,920	—
Operating lease obligations, current [Note 10]	571,706	531,286
Total current liabilities	23,614,024	20,636,148

Federally guaranteed loans [Note 7]	870,800	870,800
Term loan [Note 6]	12,015,626	12,271,559
Derivative liabilities [Note 8]	1,382,103	1,478,717
Operating lease obligations	102,307	397,830
TOTAL LIABILITIES	37,984,860	35,655,054

Mezzanine Equity
Series B Convertible Redeemable preferred stock, $0.001 par value, 600 shares authorized as of September 30, 2025 and March 31, 2025, respectively, 360 and 385 shares issued and outstanding as of September 30, 2025 and March 31, 2025, respectively [Note 9]	1,750,290	2,000,290

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value, 10,000,000 shares authorized as of September 30, 2025 and March 31, 2025, respectively, 1 share Special Voting Preferred Stock issued and outstanding as of September 30, 2025 and March 31, 2025 [Note 9]	1	1
Series A Preferred stock, $0.001 par value, 20,000 shares authorized as at September 30, 2025 and March 31, 2025, respectively, 201 and 201 shares issued and outstanding as at September 30, 2025 and as at March 31, 2025, respectively [Note 9]	—	—
Common stock, $0.001 par value, 125,000,000 shares authorized as at September 30, 2025 and March 31, 2025, respectively. Issued and outstanding common shares: 26,791,608 and 26,081,295 as at September 30, 2025 and March 31, 2025, respectively, and exchangeable shares of 160,672 outstanding as at September 30, 2025 and March 31, 2025, respectively [Note 9]	26,953	26,243
Shares to be issued 581,599 and 581,599 shares of common stock as at September 30, 2025 and March 31, 2025, respectively [Note 9]	284,244	284,244
Additional paid-in-capital	107,278,101	107,123,300
Accumulated other comprehensive loss	(33,276)	(6,393)
Accumulated deficit	(140,968,401)	(139,441,785)
Total stockholders’ equity (deficiency)	(33,412,378)	(32,014,390)
TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIENCY	6,322,772	5,640,954

Commitments and contingencies [Note 11]

Subsequent events [Note 13]

See accompanying notes to unaudited condensed consolidated interim financial statements

F-41

BIOTRICITY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited)

(Expressed in US Dollars)

	6 Months Ended September 30, 2025	6 Months Ended September 30, 2024	3 Months Ended September 30, 2025	3 Months Ended September 30, 2024
	$	$	$	$

REVENUE	7,759,788	6,468,589	3,885,795	3,266,846

Cost of Revenue	1,461,490	1,646,247	704,297	807,672
GROSS PROFIT	6,298,298	4,822,342	3,181,498	2,459,174

EXPENSES
Selling, general and administrative expenses	4,443,573	5,214,983	2,304,881	2,248,864
Research and development expenses	1,298,961	1,031,877	602,798	517,982
TOTAL OPERATING EXPENSES	5,742,534	6,246,860	2,907,679	2,766,846
PROFIT (LOSS) FROM OPERATIONS	555,764	(1,424,518)	273,819	(307,672)

Other income/(expense) [Note 3]	173,270	(193,486)	106,599	36,314
Interest expense	(1,710,673)	(1,520,748)	(860,419)	(752,075)
Gain/(Loss) upon convertible promissory notes conversion and redemption [Note 8]	8,433	(132,301)	—	(4,690)
Accretion and amortization expenses	(355,713)	(1,484,616)	(202,141)	(339,888)
Change in fair value of derivative liabilities [Note 8]	(33,971)	(500,619)	(8,771)	(193,757)
NET LOSS BEFORE INCOME TAXES	(1,362,890)	(5,256,288)	(690,913)	(1,561,768)

Income taxes	—	—	—	—
NET LOSS BEFORE DIVIDENDS	(1,362,890)	(5,256,288)	(690,913)	(1,561,768)

Preferred Stock Dividends	(163,726)	(290,353)	(81,410)	(91,261)
Deemed Dividend	—	(3,054,680)	—	—
Accretion to Series B Preferred Shares
NET LOSS ATTRIBUTABLE TO COMMON STOCKLHOLDERS	(1,526,616)	(8,601,321)	(772,323)	(1,653,029)

Translation adjustment	(26,883)	(105,793)	9,286	(129,376)

COMPREHENSIVE LOSS	(1,553,499)	(8,707,114)	(763,037)	(1,782,405)

LOSS PER SHARE, BASIC AND DILUTED	(0.057)	(0.469)	(0.029)	(0.073)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	26,767,370	18,354,277	26,767,370	22,493,626

See accompanying notes to unaudited condensed consolidated interim financial statements

F-42

BIOTRICITY INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIENCY

FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited)

	Mezzanine Equity		Total Mezzanine Equity	Preferred stock		Common stock and exchangeable common shares		Shares to be Issued		Additional paid in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Total Stockholders’ Deficiency
	Shares	$	$	Shares	$	Shares	$	Shares	$	$	$	$	$

Balance, June 30, 2025	385	2,000,290	2,000,290	201	1	26,728,441	26,729	581,599	284,244	107,128,749	(42,562)	(140,196,078)	(32,798,917)
Conversion of mezzanine equity into common shares [Note 9]	(25)	(250,000)	(250,000)	—	—	223,839	224	—	—	143,351	—	—	143,575
Stock based compensation - ESOP [Note 9]	—	—	—	—	—	—	—	—	—	6,001	—	—	6,001
Translation adjustment	—	—	—	—	—	—	—	—	—	—	9,286	—	9,286
Net loss before dividends for the period	—	—	—	—	—	—	—	—	—	—	—	(690,913)	(690,913)
Preferred stock dividends	—	—	—	—	—	—	—	—	—	—	—	(81,410)	(81,410)
Balance, September 30, 2025	360	1,750,290	1,750,290	201	1	26,952,280	26,953	581,599	284,244	107,278,101	(33,276)	(140,968,401)	(33,412,378)

	Mezzanine Equity		Total Mezzanine Equity	Preferred stock		Common stock and exchangeable common shares		Shares to be Issued		Additional paid in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Total Stockholders’ Deficiency
	Shares	$	$	Shares	$	Shares	$	Shares	$	$	$	$	$

Balance, March 31, 2025	385	2,000,290	2,000,290	201	1	26,241,967	26,243	581,599	284,244	107,123,300	(6,393)	(139,441,785)	(32,014,390)
Conversion of mezzanine equity into common shares [Note 9]	(25)	(250,000)	(250,000)	—	—	710,313	710	—	—	142,865	—	—	143,575
Stock based compensation - ESOP [Note 9]	—	—	—	—	—	—	—	—	—	11,936	—	—	11,936
Translation adjustment	—	—	—	—	—	—	—	—	—	—	(26,883)	—	(26,883)
Net loss before dividends for the period	—	—	—	—	—	—	—	—	—	—	—	(1,362,890)	(1,362,890)
Preferred stock dividends	—	—	—	—	—	—	—	—	—	—	—	(163,726)	(163,726)
Balance, September 30, 2025	360	1,750,290	1,750,290	201	1	26,952,280	26,953	581,599	284,244	107,278,101	(33,276)	(140,968,401)	(33,412,378)

F-43

	Mezzanine Equity		Total Mezzanine Equity	Preferred stock		Common stock and exchangeable common shares		Shares to be Issued		Additional paid in capital	Accumulated other comprehensive income	Accumulated deficit	Total Stockholders’ Deficiency
	Shares	$	$	Shares	$	Shares	$	Shares	$	$	$	$	$

Balance, June 30, 2024	405	2,186,203	2,186,203	201	1	21,645,068	21,645	321,757	359,709	104,231,071	55,961	(134,448,077)	(29,779,690)
Issuance of mezzanine equity [Note 9]	55	242,809	242,809										-
Issuance of common shares from shares to be issued [Note 9]						287,802	288	(287,802)	(311,790)	311,502			-
Conversion of mezzanine equity into common shares [Note 9]	(25)	(142,907)	(142,907)			1,091,063	1,091			242,666			243,757
Conversion of convertible notes into common shares [Note 9]								121,043	74,618				74,618
Issuance of shares for services [Note 9]								40,000	20,000				20,000
Stock based compensation - ESOP [Note 9]										56,885			56,885
Translation adjustment											(129,376)		(129,376)
Net loss before dividends for the period												(1,561,768)	(1,561,768)
Preferred stock dividends												(91,261)	(91,261)
Balance, September 30, 2024	435	2,286,105	2,286,105	201	1	23,023,933	23,024	194,998	142,537	104,842,124	(73,415)	(136,101,106)	(31,166,835)

	Mezzanine Equity		Total Mezzanine Equity	Preferred stock		Common stock and exchangeable common shares		Shares to be Issued		Additional paid in capital	Accumulated other comprehensive income	Accumulated deficit	Total Stockholders’ Deficiency
	Shares	$	$	Shares	$	Shares	$	Shares	$	$	$	$	$

Balance, March 31, 2024	265	1,488,920	1,488,920	6,305	7	9,514,440	9,515	344,276	269,065	95,723,083	32,378	(127,499,785)	(31,465,737)
Issuance of mezzanine equity [Note 9]	220	1,082,999	1,082,999										-
Issuance of common shares from shares to be issued [Note 9]						608,123	608	(608,123)	(540,576)	539,968			-
Issuance of common shares from at-the-market transaction [Note 9]						97,811	98			125,129			125,227
Conversion of mezzanine equity into common shares [Note 9]	(50)	(285,814)	(285,814)			1,436,267	1,436			474,043			475,479
Conversion of preferred shares into common shares [Note 9]				(6,104)	(6)	8,952,170	8,952			4,925,756			4,934,702
Conversion of convertible notes into common shares [Note 9]						1,344,709	1,345	408,845	386,408	1,895,464			2,283,217
Issuance of shares for services [Note 9]						70,000	70	50,000	27,640	53,410			81,120
Issuance of shares for settlement of accounts payable [Note 9]						1,000,413	1,000			989,408			990,408
Stock based compensation - ESOP [Note 9]										115,863			115,863
Translation adjustment											(105,793)		(105,793)
Net loss before dividends for the period												(5,256,288)	(5,256,288)
Preferred stock dividends												(290,353)	(290,353)
Deemed Dividend [Note 9]												(3,054,680)	(3,054,680)
Balance, September 30, 2024	435	2,286,105	2,286,105	201	1	23,023,933	23,024	194,998	142,537	104,842,124	(73,415)	(136,101,106)	(31,166,835)

See accompanying notes to unaudited condensed consolidated interim financial statements

F-44

BIOTRICITY INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (UNAUDITED)

(Expressed in US Dollars)

	Six Months ended September 30, 2025	Six Months ended September 30, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(1,362,890)	(5,256,288)
Adjustments to reconcile net loss to net cash used in operations
Stock based compensation	11,936	115,863
Issuance of shares for services	—	81,120
Accretion and amortization expenses	355,713	1,484,616
Change in fair value of derivative liabilities	33,971	500,619
Loss (Gain) on debt conversion and redemption	(8,433)	132,300
Property, plant and equipment depreciation	2,977	2,977
Non cash lease expense	225,373	198,275

Changes in operating assets and liabilities:
Accounts receivable, net	(453,519)	39,873
Inventory	(700,904)	61,841
Deposits and other receivables	187,570	(265,190)
Advance from Customers	1,895,920	—
Accounts payable and accrued liabilities	(145,473)	1,012,695
Net cash generated (used) in operating activities	42,241	(1,891,299)

CASH FLOWS FROM INVESTING ACTIVITIES
Not shown on actual cash flow statement
property, plant and equipment	—	—
Net cash used in investing activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares, net	—	125,221
Issuance of preferred shares, net	—	1,732,532
Redemption of preferred shares	(200,000)	—
Proceeds from (repayment to) convertible debentures, net	—	624,658
Proceeds from (repayment to) short term loan and promissory notes, net	739,990	(1,125,116)
Term Loan, net	(600,000)	—
Preferred Stock Dividend	(12,033)	(18,016)
Net cash provided (used) in financing activities	(72,043)	1,339,279

Effect of foreign currency translation	(26,883)	(60,770)
Net increase (decrease) in cash during the period	(29,802)	(552,020)
Cash, beginning of period	365,145	786,060
Cash, end of period	308,460	173,270

Supplemental disclosure of cash flow information:
Cash paid for interest	1,683,697	1,235,256
Cash paid for taxes	—	—

See accompanying notes to unaudited condensed consolidated interim financial statements

F-45

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

1. NATURE OF OPERATIONS

Biotricity Inc. (the “Company” or “Biotricity”) was incorporated under the laws of the State of Nevada on August 29, 2012. iMedical Innovations Inc. (“iMedical”) was incorporated on July 3, 2014 under the laws of the Province of Ontario, Canada and became a wholly-owned subsidiary of Biotricity through reverse take-over on February 2, 2016.

The Company (directly and through its subsidiary) is engaged in research and development activities within the remote monitoring segment of preventative care. It is focused on a realizable healthcare business model that has an existing market and commercialization pathway. As such, its efforts to date have been devoted to building and commercializing an ecosystem of technologies that enable access to this market.

2. BASIS OF PRESENTATION, MEASUREMENT AND CONSOLIDATION

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) for interim financial information and the Securities and Exchange Commission (“SEC”) instructions to Form 10-Q and Article 8 of SEC Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements and should be read in conjunction with Biotricity’s audited consolidated financial statements for the years ended March 31, 2025 and 2024 and their accompanying notes.

The accompanying unaudited condensed consolidated interim financial statements are expressed in United States dollars (“USD”). In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of financial position and results of operations for the interim periods presented have been reflected herein. Operating results for the interim periods presented herein are not necessarily indicative of the results that may be expected for the year ending March 31, 2026. The Company’s fiscal year-end is March 31.

The unaudited condensed consolidated interim financial statements include the accounts of the Company and its wholly-owned subsidiary. Significant intercompany accounts and transactions have been eliminated.

Reclassifications

Certain amounts presented in the prior year period have been reclassified to confirm to current period consolidated interim financial statement presentation.

Going Concern, Liquidity and Basis of Presentation

The accompanying condensed consolidated interim financial statements have been prepared assuming that the Company will continue as a going concern. The Company is commercializing its first product ecosystem and is concurrently continuing in development mode, operating a research and development program in order to develop, obtain regulatory clearance for, and commercialize other proposed products. The Company has incurred recurring losses from operations, and as of September 30, 2025, had an accumulated deficit of $140,968,401 (March 31, 2025 – $139,441,785) and a working capital deficiency of $18,077,790 (March 31, 2025 – $15,996,856). Those conditions raise substantial doubt about its ability to continue as a going concern for a period of one year from the issuance of these condensed consolidated interim financial statements. The condensed consolidated interim financial statements do not include adjustments that might result from the outcome of this uncertainty.

F-46

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

Management anticipates the Company will continue on its revenue growth trajectory and improve its liquidity through continued business development and additional equity and debt capitalization of the Company.

As we proceed with the commercialization of the Bioflux, Biocore, and Biocare product development, we expect to continue to devote significant resources on capital expenditures, as well as research and development costs and operations, marketing and sales expenditures.

Based on the above facts and assumptions, we believe our existing cash, along with anticipated near-term financings, will be sufficient to continue to meet our needs for the next twelve months from the filing date of this report. However, we will need to seek additional debt or equity capital to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, developing or acquiring new lines of business and enhancing our operating infrastructure. The terms of our future financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or other third parties. There can be no assurance we will be able to raise this additional capital on acceptable terms, or at all. If we are unable to obtain additional funding on a timely basis, we may be required to modify our operating plan and otherwise curtail or slow the pace of development and commercialization of our proposed product lines.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) on April 1, 2018. In accordance with ASC 606, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services by applying the following core principles – (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to performance obligations in the contract, and (5) recognize revenue as performance obligations are satisfied.

Both the Bioflux mobile cardiac telemetry device, and the Biocore device are wearable devices. The cardiac data that the devices monitor and collect is curated and analyzed by the Company’s proprietary algorithms and then securely communicated to a remote monitoring facility for electronic reporting and conveyance to the patient’s prescribing physician or other certified cardiac medical professional. Revenues earned are comprised of device sales revenues and technology fee revenues (technology as a service). The devices, together with their licensed software, are available for sale to the medical center or physician, who is responsible for the delivery of clinical diagnosis and therapy. The remote monitoring, data collection and reporting services performed by the technology culminate in a patient study that is generally billable when it is complete and is issued to the physician. In order to recognize revenue, management considers whether or not the following criteria are met: persuasive evidence of a commercial arrangement exists, and delivery has occurred or services have been rendered. For sales of devices, which are invoiced directly, additional revenue recognition criteria include that the price is fixed and determinable and collectability is reasonably assured; for device sales contracts with terms of more than one year, the Company recognizes any significant financing component as revenue over the contractual period using the effective interest method, and the associated interest income is reflected accordingly on the statement of operations and included in other income; for revenue that is earned based on customer usage of the proprietary software to render a patient’s cardiac study, the Company recognizes revenue when the study ends based on a fixed billing rate. Costs associated with providing the services are recorded as the service is provided regardless of whether or when revenue is recognized.

The Company may also earn service-related revenue from contracts with other counterparties with which it consults. This contract work is separate and distinct from services provided to clinical customers, but may be with a reseller or other counterparties that are working to establish their operations in foreign jurisdictions or ancillary products or market segments in which the Company has expertise and may eventually conduct business.

F-47

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

The Company recognized the following forms of revenue for the three and six months ended September 30, 2025, and 2024:

	Three months ended September 30		Six months ended September 30
	2025	2024	2025	2024
	$	$	$	$
Technology fees	3,511,454	3,064,814	6,882,846	6,081,064
Device sales	374,341	202,032	876,942	387,525
	3,885,795	3,266,846	7,759,788	6,468,589

Inventories

Inventory is stated at the lower of cost and net realizable value, cost being determined on a weighted average cost basis. Market value of our finished goods inventory and raw material inventory is determined based on its estimated net realizable value, which is generally the selling price less normally predictable costs of disposal and transportation. The Company records write-downs of inventory that is obsolete or in excess of anticipated demand or market value based on consideration of product lifecycle stage, technology trends, product development plans and assumptions about future demand and market conditions. Actual demand may differ from forecasted demand, and such differences may have a material effect on recorded inventory values. Inventory write-downs are charged to cost of revenue and establish a new cost basis for the inventory.

	September 30, 2025	March 31, 2025
	$	$
Raw material	1,019,042	1,225,665
Finished goods	1,237,247	329,720

	2,256,289	1,555,385

Significant accounting estimates and assumptions

The preparation of the condensed consolidated financial statements requires the use of estimates and assumptions to be made in applying the accounting policies that affect the reported amounts of assets, liabilities, revenue and expenses and the disclosure of contingent assets and liabilities. The estimates and related assumptions are based on previous experiences and other factors we consider reasonable under the circumstances, the results of which form the basis for making the assumptions about the carrying values of assets and liabilities that are not readily apparent from other sources.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

F-48

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

Significant accounts that require estimates as the basis for determining the stated amounts include share-based compensation, impairment analysis and fair value of warrants, promissory notes, convertible notes and derivative liabilities:

●	Fair value of stock options

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of equity instruments at the date at which they are granted. Estimating fair value for share-based payments requires determining the most appropriate valuation model for a grant of such instruments, which is dependent on the terms and conditions of the grant. The estimate also requires determining the most appropriate inputs to the Black-Scholes option pricing model, including the expected life of the instrument, risk-free rate, volatility, and dividend yield.

●	Fair value of warrants

In determining the fair value of the warrant issued for services and issue pursuant to financing transactions, the Company used the Black-Scholes option pricing model with the following assumptions: volatility rate, risk-free rate, and the remaining expected life of the warrants that are classified under equity.

●	Fair value of derivative liabilities

In determining the fair values of the derivative liabilities from the conversion and redemption features, the Company used Monte-Carlo and lattice models with the following assumptions: dividend yields, volatility, risk-free rate and the remaining expected life. Changes in those assumptions and inputs could in turn impact the fair value of the derivative liabilities and can have a material impact on the reported loss and comprehensive loss for the applicable reporting period.

●	Functional currency

Determining the appropriate functional currencies for entities that comprise the consolidated Company requires analysis of various factors, including the currencies and country-specific factors that influence labor, materials, and other operating expenses.

●	Useful life of property and equipment

The Company employs significant estimates to determine the estimated useful lives of property and equipment, considering industry trends such as technological advancements, past experience, expected use and review of asset useful lives. The Company makes estimates when determining depreciation methods, depreciation rates and asset useful lives, which requires considering industry trends and company-specific factors. The Company reviews depreciation methods, useful lives and residual values annually or when circumstances change and adjusts its depreciation methods and assumptions prospectively.

●	Provisions

Provisions are recognized when the Company has a present obligation, legal or constructive, as a result of a previous event, if it is probable that the Company will be required to settle the obligation, and a reliable estimate can be made of the obligation. The amount recognized is the best estimate of the expenditure required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligations. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate of the expected future cash flows.

F-49

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

●	Contingencies

Contingencies can be either possible assets or possible liabilities arising from past events, which, by their nature, will be resolved only when one or more uncertain future events occur or fail to occur. The assessment of the existence and potential impact of contingencies inherently involves the exercise of significant judgment and the use of estimates regarding the outcome of future events.

●	Inventory obsolescence

Inventories are stated at the lower of cost and market value. Market value of our inventory, which is all purchased finished goods, is determined based on its estimated net realizable value, which is generally the selling price less normally predictable costs of disposal and transportation. The Company estimates net realizable value as the amount at which inventories are expected to be sold, taking into consideration fluctuations in retail prices less estimated costs necessary to make the sale. Inventories are written down to net realizable value when the cost of inventories is estimated to be unrecoverable due to obsolescence, damage, or declining selling prices.

●	Income and other taxes

The calculation of current and deferred income taxes requires the Company to make estimates and assumptions and to exercise judgment regarding the carrying values of assets and liabilities which are subject to accounting estimates inherent in those balances, the interpretation of income tax legislation across various jurisdictions, expectations about future operating results, the timing of reversal of temporary differences and possible audits of income tax filings by the tax authorities. In addition, when the Company incurs losses for income tax purposes, it assesses the probability of taxable income being available in the future based on its budgeted forecasts. These forecasts are adjusted to take into account certain non-taxable income and expenses and specific rules on the use of unused credits and tax losses.

When the forecasts indicate that sufficient future taxable income will be available to deduct the temporary differences, a deferred tax asset is recognized for all deductible temporary differences. Changes or differences in underlying estimates or assumptions may result in changes to the current or deferred income tax balances on the consolidated interim balance sheets, a charge or credit to income tax expense included as part of net income (loss) and may result in cash payments or receipts. Judgment includes consideration of the Company’s future cash requirements in its tax jurisdictions. All income, capital and commodity tax filings are subject to audits and reassessments. Changes in interpretations or judgments may result in a change in the Company’s income, capital, or commodity tax provisions in the future. The amount of such a change cannot be reasonably estimated.

●	Incremental borrowing rate for lease

The determination of the Company’s lease obligation and right-of-use asset depends on certain assumptions, which include the selection of the discount rate. The discount rate is set by reference to the Company’s incremental borrowing rate. Significant assumptions are required to be made when determining which borrowing rates to apply in this determination. Changes in the assumptions used may have a significant effect on the Company’s consolidated interim financial statements.)

F-50

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

Earnings (Loss) Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings or loss per share of common stock is computed similarly to basic earnings or loss per share except the weighted average shares outstanding are increased to include additional shares from the assumed exercise of any common stock equivalents, if dilutive. The Company’s warrants, options, convertible promissory notes, convertible preferred stock, shares to be issued and restricted stock awards while outstanding are considered common stock equivalents for this purpose. Diluted earnings are computed utilizing the treasury method for the warrants, stock options, shares to be issued and restricted stock awards. Diluted earnings with respect to the convertible promissory notes and convertible preferred stock utilizing the if-converted method were not applicable during the periods presented as no conditions required for conversion had occurred. No incremental common stock equivalents were included in calculating diluted loss per share because such inclusion would be anti-dilutive given the net loss reported for the periods presented.

Advance from Customers

The Company receives advance payments from customers primarily for the sale of its medical devices. These advances represent consideration received prior to the transfer of control of the goods to the customer and are recorded as Advances from Customers on the balance sheet. These advances are unsecured, non-interest bearing, and have no specific terms or conditions attached.

Cash

Cash includes cash on hand and balances with banks.

As of September 30, 2025 and March 31, 2025, cash balances of $245,148 and $259,478 respectively, were at financial institutions in the United States that were not covered by the United States Deposit Protection Regulation.

Foreign Currency Translation

The functional currency of the Company’s Canadian-based subsidiary is the Canadian dollar, and the US-based parent is the U.S. dollar. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the consolidated interim balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net income (loss) for the year. In translating the financial statements of the Company’s Canadian subsidiaries from their functional currency into the Company’s reporting currency of United States dollars, consolidated interim balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive loss in stockholders’ deficiency. The Company has not, to the date of these condensed consolidated interim financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Accounts Receivable

Accounts receivable consists of amounts due to the Company from medical facilities, which receive reimbursement from institutions and third-party government and commercial payors and their related patients, as a result of the Company’s normal business activities. Accounts receivable is reported on the consolidated interim balance sheets net of an estimated allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts for estimated uncollectible receivables based on historical experience, assessment of specific risk, review of outstanding invoices, and various assumptions and estimates that we believe to be reasonable under the circumstances, and recognizes the provision as a component of selling, general and administrative expenses. Uncollectible accounts are written off against the allowance after appropriate collection efforts have been exhausted and when it is deemed that a balance is uncollectible.

F-51

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

Customer Concentration

During six months ended September 30, 2025, two customers comprised 23% and 20% of the total receivable, there was no such concentration risk during the three and six months ended September 30, 2024.

Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

● Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

● Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

● Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash, accounts receivable, deposits and other receivables, convertible promissory notes and short term loans, federally-guaranteed loans, term loans, accounts payable and accrued liabilities. The Company’s derivative liabilities are carried at fair values and are classified as Level 3 financial instruments. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

The fair value of financial instruments measured on a recurring basis is as follows:

	As of September 30, 2025
Description	Total	Level 1	Level 2	Level 3
Assets:
Total assets at fair value	$—	—	$—	$—

Liabilities:
Derivative liabilities, short-term	$443,583	$—	$—	$443,583
Derivative liabilities, long-term	1,382,103	—	—	1,382,103
Total liabilities at fair value	$1,825,686	$—	$—	$1,825,686

F-52

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

	As of March 31, 2025
Description	Total	Level 1	Level 2	Level 3
Assets:
Total assets at fair value	$—	$—	$—	$—

Liabilities:
Derivative liabilities, short-term	$424,200	$—	$—	$424,200
Derivative liabilities, long-term	1,478,717	—	—	1,478,717
Total liabilities at fair value	$1,902,917	$—	$—	$1,902,917

There were no transfers between fair value hierarchy levels during the six months ended September 30, 2025, and 2024.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follow:

Office equipment	5 years
Leasehold improvement	5 years

Impairment for Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets, including right-of-use assets, used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at September 30, 2025 and March 31, 2025, the Company believes there was no impairment of its long-lived assets.

Leases

The Company is the lessee in a lease contract when the Company obtains the right to use the asset. Operating leases are included in the line items Operating right of use assets, Operating lease obligations, current, and Operating lease obligations, long-term in the consolidated interim balance sheet.

Right-of-use (“ROU”) asset represents the Company’s right to use an underlying asset for the lease term and lease obligations represent the Company’s obligations to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated interim balance sheet and are expensed on a straight-line basis over the lease term in the consolidated interim statement of operations and comprehensive loss. The Company determines the lease term by agreement with lessor. As the Company’s lease does not provide implicit interest rate, the Company uses the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. Refer to Note 10 for further discussion.

F-53

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

Income Taxes

The Company accounts for income taxes in accordance with ASC 740. The Company provides for Federal, State and Provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for consolidated interim financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Research and Development

Research and development costs, which relate primarily to product and software development, are charged to operations as incurred. Under certain research and development arrangements with third parties, the Company may be required to make payments that are contingent on the achievement of specific developmental, regulatory and/or commercial milestones. Before a product receives regulatory approval, milestone payments made to third parties are expensed when the milestone is achieved. Milestone payments made to third parties after regulatory approval is received are capitalized and amortized over the estimated useful life of the approved product.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of personnel-related costs including stock-based compensation for personnel in functions not directly associated with research and development activities. Other significant costs include sales and marketing costs, investor relations and legal costs relating to corporate matters, professional fees for consultants assisting with business development and financial matters, and office and administrative expenses.

Stock Based Compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the consolidated interim statements of operations and comprehensive loss based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the guidelines in ASC 505-50. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

F-54

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

Convertible Notes Payable and Derivative Instruments

The Company has adopted the provisions of ASU 2017-11 to account for the down round features of warrants issued with private placements effective as of April 1, 2017. In doing so, warrants with a down round feature previously treated as derivative liabilities in the consolidated interim balance sheet and measured at fair value are henceforth treated as equity, with no adjustment for changes in fair value at each reporting period. Previously, the Company accounted for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40. The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Series B Convertible Preferred Stock

The Series B convertible preferred stock (“Series B Preferred Stock”) was accounted for as mezzanine equity and the embedded conversion and redemption features was accounted for as derivative liabilities with change in fair value at each reporting period end charged to the consolidated interim statement of operation and comprehensive loss in accordance with ASC 480 and ASC 815.

Preferred Shares Extinguishments

The Company accounted for preferred stock redemptions and conversions in accordance to ASU-260-10-S99. For preferred stock redemptions and conversion, the difference between the fair value of consideration transferred to the holders of the preferred stock and the carrying amount of the preferred stock is accounted as deemed dividend distribution and subtracted from net loss.

Segment Information

Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company has identified its Chief Executive Officer (“CEO”) as the chief operating decision maker (“CODM”). The Company operates in one operating segment. The Company’s CODM allocates resources and assesses performance at the consolidated level. The Company’s property and equipment and operating right of use lease asset are in the United States as of September 30, 2025 and 2024.

The CODM uses net loss for purposes of making operating decisions, allocating resources, and evaluating financial performance. Significant expenses include non-cash stock-based compensation, depreciation and amortization, and write-off of property and equipment, which are reflected in the Consolidated interim Statements of Cash Flows.

The long-lived assets outside of U.S. are not material as of September 30, 2025. The measure of segment assets is reported on the balance sheet as total consolidated assets. Refer to the Consolidated Interim Balance Sheets as of September 30, 2025 and 2024 for total consolidated assets.

F-55

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income (Subtopic 220-40): Expense Disaggregation Disclosures. This update requires public business entities to disclose, in the notes to financial statements, specific information about certain costs and expenses to provide more detailed insights into the nature of expense components. The guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is evaluating the impact of this standard on its financial reporting and disclosures.

On November 26, 2024, the FASB issued ASU 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. This amendment clarifies the accounting for certain settlements of convertible debt instruments that occur at terms different from the original contractual conversion terms, specifically addressing whether such settlements should be accounted for as induced conversions or extinguishments. The standard is effective for all entities for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2024-04 on its financial condition, results of operations, and cash flows. The Company continues to evaluate the impact of the new accounting pronouncement, including enhanced disclosure requirements, on our business processes, controls and systems.

The Company continues to evaluate the impact of the new accounting pronouncement, including enhanced disclosure requirements, on our business processes, controls and systems, however there is no new accounting pronouncement for this quarter.

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	As at September 30, 2025	As at March 31, 2025
	$	$
Trade and other payables	4,736,678	4,602,309
Accrued liabilities	3,137,985	3,034,293
Deferred revenue	33,538	25,322
Total	7,908,201	7,661,924

Trade and other payables and accrued liabilities as at September 30, 2025 and March 31, 2025 included $417,085 and $373,744, respectively, due to a shareholder, who is a director and executive of the Company.

5. CONVERTIBLE PROMISSORY NOTES AND SHORT TERM LOANS

Series A Convertible Promissory Notes:

During the year ended March 31, 2021, the Company issued $11,275,500 (face value) in two series of convertible promissory notes (the “Series A Notes”) sold under subscription agreements to accredited investors. The Series A Notes had a maturity date of one year from the final closing date of the offering and accrue interest at 12% per annum.

F-56

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

For the first series of Series A Notes, commencing six months following the issuance date, and at any time thereafter (provided the holder has not received notice of the Company’s intent to prepay the note), at the sole election of the holder, any amount of the outstanding principal and accrued interest of this note (the “Outstanding Balance”) could be converted into that number of shares of common stock equal to: (i) the Outstanding Balance divided by (ii) a conversion price equal to 75% of the volume weighted average price of the common stock for the 5 trading days prior to the Conversion Date.

For the first series of Series A Notes, the notes would automatically convert into common stock (in each case, subject to the trading volume of the Company’s common stock being a minimum of $500,000 for each trading day in the 20 consecutive trading days immediately preceding the conversion date), upon the earlier to occur of (i) the Company’s common stock being listed on a national securities exchange, in which event the conversion price would be equal to 75% of the volume weighted average price of the common stock for the 20 trading days prior to the conversion date, or (ii) upon the closing of the Company’s next equity round of financing for gross proceeds of greater than $5,000,000, in which event the conversion price would be equal to 75% of the price per share of the common stock (or of the conversion price in the event of the sale of securities convertible into common stock) sold in such financing. The Company could, at its discretion, redeem the notes for 115% of their face value plus accrued interest.

For the second series of Series A Notes, the notes could be converted into shares of common stock, at the option of the holder, commencing six months from issuance, at a conversion price equal to the lower of $24.00 per share or 75% of the volume weighted average price of the common stock for the five trading days prior to the conversion date.

For the second series of Series A Notes, the notes would automatically convert into common stock (in each case, subject to the trading volume of the Company’s common stock being a minimum of $500,000 for each trading day in the 20 consecutive trading days immediately preceding the conversion date), upon the earlier to occur of (i) the Company’s common stock being listed on a national securities exchange, in which event the conversion price would be equal to the lower of $24.00 per share or 75% of the volume weighted average price of the common stock for the 20 trading days prior to the conversion date, or (ii) upon the closing of the Company’s next equity round of financing for gross proceeds of greater than $5,000,000, in which event the conversion price would be equal to the lower of $24.00 per share or 75% of the price per share of the common stock (or of the conversion price in the event of the sale of securities convertible into common stock) sold in such financing. The Company could, at its discretion, redeem the notes for 115% of their face value plus accrued interest.

The Company was obligated to issue warrants that accompany the convertible notes and provide 50% warrant coverage. The warrants have a 3-year term from date of issuance and an exercise price that is 120% of the 20-day volume weighted average price of the Company’s common shares at the time final closing.

The Company was obligated to pay the placement agent of the first series of Series A Notes a 12% cash fee for $8,925,500 (face value) of the notes and 2.5% cash fee and other sundry expenses for the remaining $2,350,000 (face value) of the notes.

The Company was also obligated to issue warrants to the placement agent that have a 10-year term and cover 12% of funds raised for $8,925,550 (face value) of the notes (first series) and 2.5% of funds raised for the remaining $2,350,000 (face value) of notes (second series), with an exercise price that is 120% of the 20-day volume weighted average price of the Company’s common shares at the time final closing. On final closing, which occurred on January 8, 2021, the warrants’ exercise price was $6.36 per share.

Prior to January 8, 2021 (final closing date), the Company determined that the conversion and redemption features contained in those Notes represented a single compound derivative liability that meets the requirements for liability classification under ASC 815. The Company accounted for these obligations by determining the fair value of the related derivative liabilities associated with the embedded conversion and redemption features.

F-57

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

For the Series A Notes, The Company recognized debt issuance costs of $2,301,854 and treated these as a deduction from the convertible note liabilities directly, as a contra-liability, and amortized the debt issuance cost over the term of the Series A Notes. The Company also recognized initial debt discount of $8,088,003 and accreted the interest over the remaining lives of those notes. The debt issuance costs were fully amortized by March 31, 2022.

On December 30, 2022, the Company exchanged $500,000 of Series A Notes along with outstanding interest accrual of $121,500 into a new convertible note with the same note holder. The new convertible note has principal of $621,500, stated interest rate of 12% per annum, as well as option to convert outstanding principal and accrued interest at the conversion price, calculated at 75% multiplied by the average of the three lowest closing prices during the previous ten trading days prior to the receipt of the conversion notice. The new convertible note matured on December 30, 2023.

During the year ended March 31, 2025, all of the Series A notes had been converted into common shares, with the exception of notes held by two investors, with a remaining face value of $821,000.

During the year ended March 31, 2025, the Company recognized discount amortization of $nil (2024: $49,393) as accretion and amortization expense. As of March 31, 2024, the discount on Series A convertible notes was fully amortized.

As of March 31, 2025, and March 31, 2024, the Company recorded $272,342 and $173,762, respectively, of interest accruals for the Series A Notes.

During the years ended March 31, 2025, and March 31, 2024, the Company recognized interest expense of $98,580 and $98,850, respectively.

During the three and six months ended September 30, 2025, and September 30, 2024, the Company recognized discount amortization of $nil and $nil as accretion and amortization expense. As of September 30, 2025, the discount on Series A convertible notes was fully amortized.

As of September 30, 2025, and March 31, 2025, the Company recorded $321,767 and $272,342, respectively, of interest accruals for the Series A Notes.

During the three and six months ended September 30, 2025, the Company recognized interest expense of $24,848 and $49,425, respectively, on Series A convertible notes. During the three and six months ended September 30, 2024, the Company recognized interest expense of $24,848 and $49,425, respectively, on Series A convertible notes.

Series B Convertible Notes

During the year ended March 31, 2021, the Company also issued $1,312,500 (face value) of convertible promissory notes (“Series B Notes”) to various accredited investors.

Commencing six months following the issuance date, and at any time thereafter, subject to the Company’s conversion buyout clause, at the election of the holder, any amount of the outstanding principal and accrued interest of the note (the “outstanding balance”) could be converted into that number of shares of common stock equal to: (i) the outstanding balance divided by (ii) the conversion price equal to seventy-five percent (75%) multiplied by the average of the three (3) lowest closing prices during the previous ten (10) trading days prior to the receipt of the conversion notice.

F-58

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

The Series B Notes would automatically convert into common stock upon a merger, consolidation, exchange of shares, recapitalization, reorganization, as a result of which the Company’s common stock shall be changed into another class or classes of stock of the Company or another entity, or in the case of the sale of all or substantially all of the assets of the Company other than a complete liquidation of the Company. Within the first 180 days after the issuance date, the Company may, at its discretion, redeem the notes for 115% of their face value plus accrued interest. The Company issued warrants that accompanied the convertible notes and provide 50% warrant coverage. The warrants have a 3-year term from date of issuance and an exercise price that is $6.36 per share for 100,000 warrants and $9.00 per share for 35,417 warrants.

Net proceeds to the Company from convertible note issuances to March 31, 2021 amounted to $1,240,000 after the original issuance discount as well as payment of the financing related fees. The Company determined that the conversion and redemption features contained in the Series B Notes represented a single compound derivative liability that meets the requirements for liability classification under ASC 815. The Company accounted for these obligations by determining the fair value of the related derivative liability associated with the embedded conversion and redemption features.

The Company recognized debt issuance costs of $10,000 and treated these as a deduction from the convertible note liabilities directly, as a contra-liability, and amortized the debt issuance cost over the term of the Series B Notes. The Company recognized initial debt discount of $1,312,500 and accreted the interest over the remaining lives of those notes. The debt issuance costs were fully amortized by March 31, 2022.

During the year ended March 31, 2022, $472,500 (face value) of Series B Notes were converted into 34,586 common shares. As at March 31, 2022, $840,000 of Series B Notes remained unconverted and outstanding, which was equal to the face value of the relevant convertible notes.

During the year ended March 31, 2023, $555,600 (face value) of Series B Notes were converted into 126,833 common shares (Note 9 d).

During the year ended March 31, 2023, $126,680 (face value) of Series B Notes were redeemed by cash payment of $145,682. The redemption price was determined in accordance with the Series B note agreement, where the Company has an option to redeem the note at 115% of its principal value instead of converting the note upon receipt of a conversion notice. The difference between the redemption cash payment and the book value of the note redeemed, including the derivative liability associated to the note, was $24,408, and was recognized as a gain upon convertible note repayment.

During the year ended March 31, 2024, the Company redeemed $135,710 of Series B Notes, through a cash payment of $162,851. A gain on redemption $18,540 was recognized as a result of this redemption, representing the difference between the cash payment and the face value of Series B Notes redeemed net of the related derivative liabilities ($45,681 for the year ended March 31, 2024).

During the year ended March 31, 2025, the Company redeemed $22,009 of Series B Notes, through a cash payment of $25,342. A gain on redemption $8,320 was recognized as a result of this redemption, representing the difference between the cash payment and the face value of Series B Notes redeemed net of the related derivative liabilities ($8,320 for the year ended March 31, 2025).

As of September 30, 2025, there were no Series B Notes outstanding

As of September 30, 2025, and March 31, 2025, the Company recorded accrued interest of $88,881 and $88,881, respectively, related to the Series B Notes.

During the three and six months ended September 30, 2025, the Company recognized interest expense of $nil and $nil, respectively. During the three and six months ended September 30, 2024, the Company recognized interest expense of $59 and $279, respectively.

F-59

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

Series C Convertible Notes

The Company has issued Series C Notes in total of $1,812,700 (face value) by March 31, 2024, with net proceeds of $1,100,430 after payment of the relevant financing related fees.

The Series C Notes were sold under subscription agreements to accredited investors. The Series C Notes had a maturity date of one year from the final closing date of the offering and accrue interest at 15% per annum.

Commencing six months following the issuance date of the Series C Notes, at the election of the holder, any amount of the outstanding principal and accrued interest could be converted into that number of shares of common stock equal to: the conversion amount divided by the “Optional Conversion Price”, which is defined as lower of (i) seventy-five percent (75%) of the VWAP for the five (5) trading days prior to the conversion date, or (ii) eighty percent (80%) of the gross sale price per share of common stock (or conversion or exercise price per share of common stock of any common stock equivalents) sold in a Qualified Financing (as defined therein).

Upon a “Mandatory Conversion,” the Series C Notes would convert into common stock at the applicable “Mandatory Conversion Price”, if either (i) on each of any twenty (20) consecutive trading days (the “Measurement Period”) (A) the closing price of the common stock on the applicable trading market is at least $18.00 per share and (B) the dollar value of average daily trades of the common stock on the applicable trading market is at least $400,000 per trading day; or (ii) upon the closing of a Qualified Financing, provided that the dollar value of average daily trades of the common stock on the applicable exchange on each of the ten (10) consecutive trading days following such closing is at least $400,000 per trading day. Mandatory Conversion Price means, in the case of a Mandatory Conversion under situation (i) above, seventy percent (70%) of the VWAP over the Measurement Period, or in the case of a Mandatory Conversion under situation (ii) above, eighty percent (80%) of the gross sale price per share of common stock (or conversion or exercise price per share of common stock of any common stock equivalents) sold in a Qualified Financing.

The Company issued warrants that accompanied the convertible notes and provide 100% warrant coverage. The warrants have a 4-year term from date of issuance and an exercise price that is 200% of the 5-day volume weighted average price of the Company’s common shares at the time of final closing.

The Company paid the placement agent of the first series of Series C Notes a 10% cash fee for the face value of the notes.

The Company issued warrants to the placement agent that have a 10-year term and cover 8% of face value of the notes, with an exercise price that equals to the 5-day volume weighted average price of the Company’s common shares at the time of the final closing.

Prior to the final closing date (October 23, 2023), the Company determined that the conversion features contained in those notes, as well as the obligations to issue investor warrants and placement agent warrants represented a single compound derivative liability that meets the requirements for liability classification under ASC 815. The Company accounted for these obligations by determining the fair value of the related derivative liabilities associated with the embedded conversion features, as well as the obligations related to investor warrant and placement agent warrant issuance. Subsequently, the exercise price of all warrants was determined to be $4.18 and $2.09, respectively, for the note holder and placement agent warrants, as of the final closing date October 23, 2023. Since the exercise price was no longer a variable, the Company concluded that the noteholder and placement agent warrants should no longer be accounted for as a derivative liability in accordance with ASC 815 guidelines related to equity indexation and classification. The derivative liabilities related to those warrants were therefore marked to market as of October 23, 2023 and then transferred to equity (collectively, “End of warrants derivative treatment”) of $1,278,786 (Note 8).

F-60

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

For the Series C Notes, the Company recognized debt issuance costs of $207,361 during the year ended March 31, 2024 and treated these as debt discounts. The Company also recognized additional debt discount of $1,005,829 in connection with the recognition of derivative liabilities for the conversion features, investor warrants and placement agent warrants. The debt discounts are recorded as a contra liability against the convertible note and are amortized and recognized as accretion expenses using the effective interest method over the remaining lives of the notes.

During the three and six months ended September 30, 2025, the Company recognized discount amortization of $nil and $nil, respectively, on Series C Notes as accretion and amortization expense. As of September 30, 2025, and March 31, 2025, the remaining unamortized discount on Series C convertible notes was $nil.

During the three and six months ended September 30, 2025, there were no conversions of convertible notes into common shares or shares to be issued. Accordingly, no debt settlements or related gains/losses upon conversion were recognized during the period.

During the six months ended September 30, 2025, convertible notes with a face value of $25,000 and accrued interest of $6,826, were redeemed for a cash payment of $31,826. The Company recorded a $8,433 gain on redemption related to the conversion, representing the difference between the value of the debt settled and the cash payment value.

As of September 30, 2025, and March 31, 2025, the Company recorded accrued interest of $52,167 and $53,188, respectively, related to the Series C Notes.

During the three and six months ended September 30, 2025, the Company had no interest expense, as prior period accruals were adjusted following the June 2025 debt redemption. During the three and six months ended September 30, 2023, the Company recognized interest expense of $15,004 and $47,747, respectively.

Convertible Preferred Notes

The Company entered into a convertible preferred note financing on September 25, 2023 and issued a convertible note (“Preferred Note”) in the principal amount of $1,000,000. The Preferred Note has a maturity date of the eighteen (18) month anniversary of the issuance date, or if there will be more than one closing pursuant to a qualified offering as defined in the financing agreement, the eighteen (18) month anniversary of the last closing date of the offering. The Preferred Note bears interest at a fixed rate of 12% which is payable in cash monthly.

The Company also issued a Preferred Note on October 25, 2023 in the principal amount of $250,000. The Preferred Note matures on the eighteen month anniversary of the issuance date, or if there will be more than one closing pursuant to a qualified offering as defined in the financing agreement, the eighteen month anniversary of the last closing date of the offering. The Preferred Note bears interest at a fixed rate of 12%, which is payable in cash quarterly.

The Company issued a further Preferred Note in January 2024 in the principal amount of $114,303. The Preferred Note matures on the twenty-four (24) month anniversary of the issuance date, or if there will be more than one closing pursuant to a qualified offering as defined in the financing agreement, the twenty-four month anniversary of the last closing date of the offering. The Preferred Note bears interest at a fixed rate of 8% which is payable in cash quarterly.

The Company also issued a Preferred Note on June 17, 2024, in the principal amount of $300,000. The Preferred Note matures on the eighteen (18) month anniversary of the issuance date, or if there will be more than one closing pursuant to a qualified offering as defined in the financing agreement, the eighteen month anniversary of the last closing date of the offering. The Preferred Note bears no interest.

During the year ended March 31, 2025, the Company issued $1,985,000 in unsecured convertible promissory notes to private investors; $100,000 of the notes mature on their six-month anniversary of issuance and bear interest of 20%; $710,000 of the notes mature on their twenty four-month anniversary of issuance and bear interest of 10%; and $1,175,000 of the notes mature on their eighteen-month anniversary of issuance and bear no interest; all of the notes have conversion features that require the mutual consent of the investor and the Company. Since the conversion is not in control of the holder of the note, the Company did not recognize a derivative liability in connection with the conversion option of the Other Convertible Notes.

F-61

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

During the six months ended September 30, 2025, the Company issued $1,315,000 in unsecured convertible promissory notes to private investors; $65,000 of the notes mature on their nine-month anniversary of issuance and bear interest of 10%; $500,000 of the notes mature on their twenty four-month anniversary of issuance and bear interest of 12%; $650,000 of the notes mature on their twenty four-month anniversary of issuance and bear 10% interest and $100,000 of the notes mature on their twenty four-month anniversary of issuance and bear 10.5% interest. All of the notes have conversion features except for $200,000 notes, that require the mutual consent of the investor and the Company. Since the conversion is not in control of the holder of the note, the Company did not recognize a derivative liability in connection with the conversion option of the Other Convertible Notes. In addition, during the period, the Company repaid in full the $100,000 unsecured convertible promissory note issued in the prior fiscal year that matured on its six-month anniversary, including all accrued interest thereon.

In connection with the issuance of the notes, the Company incurred financing fees of $46,500, which were capitalized as deferred financing costs and are presented as a deduction from the related debt liability in the consolidated balance sheet in accordance with ASC 835-30 and ASC 470-10. These costs are being amortized on a straight-line basis over the term of the notes, approximating the effective-interest method. For the three and six months ended September 30, 2025, amortization totalled $3,639 and is included in accretion expense.

As of September 30, 2025, and March 31, 2025, the Company recorded accrued interest of $42,589 and $36,163, respectively, related to the Preferred Notes.

During the three and six months ended September 30, 2025, the Company recognized interest expense of $57,031 and $109,272, respectively. During the three and six months ended September 30, 2024, the Company recognized interest expense of $38,612 and $77,125, respectively.

Other Convertible Notes

On January 23, 2023, the Company issued $2,000,000 (face value) in a convertible preferred note to an accredited investor. The note matures 18 months from the issuance date. This note bears interest at a fixed charge of 10% of the face amount, in the form of stock with a strike price equal to the closing stock price on the note issuance date. Therefore, the Company issued 45,045 shares of common stock in lieu of interest on this convertible note. These shares were valued at $221,621 and were recognized as a deferred cost on the convertible note, recorded as a contra liability against the convertible note, and were amortized and recognized as accretion expense using the effective interest rate method over the remaining life of the note.

The conversion of the note is automatic upon a Qualified Financing (as defined therein), which is in the control of the Company, or at maturity of the notes, upon mutual agreement by the noteholder and the Company. Since the conversion is not in control of the holder of the note, the Company did not recognize a derivative liability in connection with the conversion option of the Notes.

As of September 30, 2025, and March 31, 2025, respectively, the discount on Other Convertible Notes was fully amortized.

Other Short-term loans and Promissory Notes

In December 2022, the Company entered into a short-term bridge loan agreement with a collateralized merchant finance company that advanced gross proceeds of $400,000, prior to the deduction of issuance costs of $9,999. The issuance costs were recognized as a debt discount and amortized via the effective interest method. The term of the finance agreement is 40 weeks. The Company was required to make weekly payments of $13,995 ($560,000 in the aggregate). As of September 30, 2025, and March 31, 2025, respectively, the principal was fully repaid and discount for this loan was fully amortized.

F-62

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

In December 2022, the Company also entered into a short-term collateralized bridge loan agreement with a finance company that advanced gross proceeds of $800,000, prior to the deduction of issuance costs of $32,000. The issuance costs were recognized as a debt discount and amortized via the effective interest method. The term of this second agreement is 40 weeks. The Company was required to make weekly payments of $29,556 ($13,999 for the first four weeks, and $1,120,000 in the aggregate). As of September 30, 2025, the principal was fully repaid and discount for this loan was fully amortized.

In December 2022, the Company entered into a promissory note agreement with an individual investor that resulted in gross proceeds of $600,000 (the “Principal Amount”). The note has a fixed rate of interest at 25% per annum payable monthly on the first day of every month. This promissory note matured on December 15, 2023, when the Principal Amount became due. The note has various default provisions which would, if triggered, result in the acceleration of the Principal Amount plus any accrued and unpaid interest. The note also has a 3% early payment penalty provision. As of September 30, 2025, and March 31, 2025 the amount of principal outstanding on the note was $600,000, and accrued interest outstanding on the note was $12,928 and $12,723, respectively. The note continues to accrue interest, and no repayment demand notification was received from noteholder. During the three and six months ended September 30, 2025, the Company recorded interest expense of $37,808 and $75,206, respectively, related to the promissory note. During the three and six months ended September 30, 2024, the Company recorded interest expense of $37,808 and $75,206, respectively, related to the promissory note.

On December 30, 2022, the Company extinguished 51,101 warrants that were originally issued to Series A Convertible Noteholders and replaced these warrants with a new promissory note issued to the same warrant holder. The new promissory note has principal balance of $270,000, stated interest of zero, and maturity date of December 31, 2023. The fair value of this new promissory note was $248,479 as of the issuance date, which was calculated using a discount rate that was comparable to other loan issuance at the same time as well as the market bond rates at the time of the promissory note issuance. The difference between the fair value of the new note and its principal balance was $21,521, and was recognized as a discount, and amortized via effective interest rate method. The Company compared the fair value of the extinguished warrants immediately prior to extinguishment against the fair value of the new promissory note issued. During the year ended March 31, 2025, the obligation to repay the principal balance at the original maturity date was waived for a finance charge of $50,000, which the Company recorded as interest expense in the statement of operations. As of September 30, 2025, and March 31, 2025, the amount of principal outstanding on the note was $270,000, and the remaining unamortized discount was $nil. During the three and six months ended September 30, 2025, the Company recognized no amortization of discount on this promissory note. During the three and six months ended September 30, 2024, the Company also recognized no amortization of discount, presented as accretion and amortization expense. As of September 30, 2025, and March 31, 2025, the Company recorded accrued interest of $50,000 related to this promissory note.

On March 29, 2023, the Company entered into an additional collateralized bridge loan agreement with a finance company that advanced gross proceeds of $300,000, prior to the deduction of issuance costs of $12,000. The issuance costs were recognized as a debt discount and would be amortized via the effective interest method. The term of this agreement is 40 weeks. The Company is required to make weekly payments of $5,250 for the first four weeks, and $11,083 for the remaining 36 weeks, which is $420,000 in aggregate. On July 18, 2023, the Company entered into an amendment with the finance company and increased total proceeds to $700,000. The proceeds from the amended loan balance were netted against previously outstanding balance of the loan, along with an issuance cost of $28,000. The term of this new loan agreement is 40 weeks. The Company is required to make weekly payments of $24,500, which is $980,000 in aggregate. The Company accounted for this amendment as a debt extinguishment and recognized a loss on the amendment of $59,161 in other expenses. The issuance costs on the amended loan were recognized as a debt discount and would be amortized via the effective interest method. During the three and six months ended September 30, 2025, there was no activity related to the collateralized bridge loan agreement entered into in the prior fiscal year, as the loan was fully repaid during the year ended March 31, 2025. During the three and six months ended September 30, 2024, the Company recognized amortization of discount of $nil and $2,800, respectively, and accretion expense of $nil and $4,152, respectively, related to the increase in present value of the loan over its term. During the three and six months ended September 30, 2024, net repayments for the loan amounted to $44,500 and $191,500, respectively.

F-63

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

In June 2023, the Company entered into a secured revolving account purchase credit and inventory financing facility (the “Revolving Facility”) with a revolving loan lender, pursuant to which the lender may from time to time purchase certain discrete account receivables from the Company (with full recourse) or may make loans and provide other financial accommodations, the payment of which are guaranteed and secured by certain assets of the Company. In assigning the selling accounts receivables to the revolving loan lender, the Company is receiving 85% of their value as an advance of its regular collection of those receivables, limited to $1.2 million in financing, and expects to receive the remaining balance as part of normal collection activities. The inventory financing provided by this facility was limited to the lower of $0.3 million, or a 40% maximum of inventory balances. The Revolving Facility was accounted for as a secured borrowing. As of September 30, 2025, and March 31, 2025 the Company had drawn $1,708,895 and $1,541,797, respectively, in accounts receivable financing and $138,000 and $158,000, respectively, in inventory financing with aggregate principal outstanding of $1,846,895 and $1,699,797, respectively. During the three and six months ended September 30, 2025, the Company recognized interest expense of $118,075 and $241,994, respectively. During the three and six months ended September 30, 2024, the Company recognized interest expense of $102,485 and $207,718, respectively. As of September 30, 2025, and March 31, 2025 the Company recorded accrued interest of $31,328 and $28,052 related to the Revolving Facility.

On July 13, 2023, the Company entered into another short-term bridge loan agreement with a collateralized merchant finance company that advanced gross proceeds of $400,000, prior to the deduction of issuance costs of $24,000. The issuance costs were recognized as a debt discount and amortized via the effective interest method. The term of the finance agreement is 14 weeks. The Company is required to make weekly payments of $38,705 ($540,000 in the aggregate). As of September 30, 2025, and March 31, 2025, the principal was fully repaid and discount for this loan was fully amortized. No repayments were made during the six months ended September 30, 2025.

On August 11, 2023, the Company issued two short term promissory notes (“August 2023 Notes”), each for a principal amount of $250,000, to one investor for aggregate gross proceeds of $500,000. The August 2023 Notes do not accrue formal interest, but do contain administrative fees in the aggregate of $75,000. One of the notes matured three months from the issuance date upon which the principal amount of $250,000 and an administrative fee of $25,000 was due. The second note matured six months from the issuance date upon which the principal amount of $250,000 and an administrative fee of $50,000 was due. The administrative fees were accrued as interest expenses for the period of the loans outstanding. As of September 30, 2025, no principal or accrued interest was outstanding on the August 2023 Notes, as the notes were fully repaid during the prior fiscal year. No repayments or related expenses were recognized in the six months ended September 30, 2025.

On December 8, 2023, the Company entered into a short-term bridge loan agreement with a collateralized merchant finance company that advanced gross proceeds of $630,000, prior to the deduction of issuance costs of $15,750. The issuance costs were recognized as a debt discount and amortized via the effective interest method. The term of the finance agreement is 44 weeks. The Company was required to make weekly payments of $19,195 ($844,200 in the aggregate). As of September 30, 2025 and March 31, 2025, the amount of principal outstanding under this amended agreement was $nil, and the remaining unamortized issuance cost discount was also $nil.

During February 2024, the Company entered into a promissory note agreement with an individual investor that resulted in gross proceeds of $660,504 (the “Principal Amount”). The note has a fixed rate of interest at 12% per annum on the principal amount, payable monthly. During September 2025, the company raised an additional $291,437 on similar terms as before. In connection with the September 2025 funding, the Company incurred financing fees of $31,080, which were capitalized as deferred financing costs and are presented as a deduction from the related debt liability in the consolidated balance sheet in accordance with ASC 835-30 and ASC 470-10. These costs are being amortized on a straight-line basis over the term of the note, approximating the effective-interest method. For the three and six months ended September 30, 2025, amortization of the deferred financing costs totalled $1,757 and is included in accretion expense.

F-64

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

As of September 30, 2025, and March 31, 2025, the amount of principal outstanding on the note was $952,370 and $660,932. As of September 30, 2025, and March 31, 2025, accrued interest outstanding on the note was $126,220 and $86,455 respectively. The note, including the additional amount raised in September 2025 continues to accrue interest, and no repayment demand notification was received from noteholder. During the three and six months ended September 30, 2025, the Company recognized interest expense of $26,510 and $39,765 related to the promissory note. During the three and six months ended September 30, 2024, the Company recognized interest expense of $19,991 and $39,765, respectively, related to the promissory note.

During the three months ended September 30, 2025, the Company entered into a financing arrangement with an individual investor, under which it received proceeds of $250,000 at annual interest of 15%, payable monthly. The Company incurred financing fees of $25,000 in connection with the arrangement, which were capitalized as deferred financing costs and are presented as a direct deduction from the carrying amount of the related debt liability in the consolidated balance sheet, in accordance with ASC 835-30 and ASC 470-10. The deferred financing costs are being amortized on a straight-line basis over the term of the unsecured bullet loan. For the three and six months ended September 30, 2025, amortization of the deferred financing costs totalled $6,250 and is included in accretion expense. As of September 30, 2025, the principal outstanding was $250,000, and accrued interest totalled $3,125.

6. TERM LOAN AND CREDIT AGREEMENT

Term Loan

On December 21, 2021, the Company entered into a Credit Agreement (“Credit Agreement”) with SWK Funding LLC (“Lender’); as part of this, the Company has borrowed $12.4 million, with a maturity date of December 21, 2026. The principal accrues interest at the LIBOR Rate plus 10.5% per annum (subject to adjustment as set forth in the Credit Agreement). Interest payments are due each February, May, August and November commencing February 15, 2022. Pursuant to the Credit Agreement, the Company is required to make interest only payments for the first 24 months (which may be extended to 36 months under prescribed circumstances), after which payments will include principal amortization that accommodates a 40% balloon principal payment at maturity. The Company and the Lender have negotiated the terms under which the Company will be allowed to extend the interest-only period and delay the start of principal repayment. The negotiated terms indicate principal repayment of $2.4 million ($600,000 per quarter), during the final two years of the term. A current portion of the term loan of $2,400,000 was reported in the Company’s current liabilities as at September 30, 2025. Prepayment of amounts owing under the Credit Agreement is allowed under prescribed circumstances. Pursuant to the Credit Agreement the Company is subject to an Origination Fee of $120,000. Upon Termination of the Credit Agreement, the Company shall pay an Exit Fee, along with other fees that may be assessed during the term of the loan. As part of the loan transaction, the Company paid legal and professional costs of $50,000. Total costs directly in connection to the debt financing of $193,437 (professional fee $48,484; lender’s origination fee, due diligence fee, and other expenses of $144,953) were deducted from the gross proceeds of $12,000,000. The Company also repaid $1,574,068 of existing short-term loan and promissory notes and relevant accrued interests from the proceeds of the loan. Total costs directly in connection to the loan and fair value of warrants were $1,042,149. Such costs were accounted for as debt discount and amortized using the effective interest method. The amortization of such debt discount was included in the accretion and amortization expenses. During November 2022, unpaid interest of $364,000 was added to the outstanding principal balance, since then interest onwards would be calculated on the updated principal balance. In connection with the Credit Agreement, the Company issued 57,536 warrants to the Lender, which were fair-valued at $198,713 at issuance (Note 9). The warrants were accounted as part of the debt discount as well as a credit into additional paid-in capital and amortized using the effective interest method.

F-65

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

The Company and Lender also entered into a Guarantee and Collateral Agreement (“Collateral Agreement”) wherein the Company agreed to secure the Credit Agreement with all of the Company’s assets. The Company and Lender also entered into an Intellectual Property Security Agreement dated December 21, 2021 (the “IP Security Agreement”) wherein the Credit Agreement is also secured by the Company’s right title and interest in the Company’s Intellectual Property.

In November 2024, the Company completed an additional transaction with its term lender to receive an additional $635 thousand in term loan proceeds, and interest relief through the capitalization of approximately $1.5 million in interest amounts due on its existing term loan. As part of this arrangement, the Company issued 600,000, 7-year share warrants to the term lender with an exercise price of $0.50 per share and agreed to increase the term loan exit fee to $1.425 million at the end of its 5-year term. Concurrently, the Company received waiver and forbearance relief on certain term loan covenants and their respective defaults.

The amortization of such debt discount was included in the accretion and amortization expenses. For the three and six months ended September 30, 2025, the amortization of debt discount expense was $190,495 and $344,067 respectively. For the three and six months ended September 30, 2024, the amortization of debt discount expense was $52,627 and $104,458 respectively.

Total interest expense on the term loan for the three and six months ended September 30, 2025, amounted to $570,296 and $1,142,138, respectively. Total interest expense on the term loan for the three and six months ended September 30, 2024, amounted to $495,783 and $987,135, respectively. During November 2024, the unpaid interest of $1.5 million was added to the outstanding principal balance, since then interest onwards would be calculated on the updated principal balance.

The Company had accrued interest payable of $338,058 and $1,107,791, respectively, as of September 30, 2025 and September 30, 2024.

7. FEDERALLY GUARANTEED LOAN

Economic Injury Disaster Loan (“EIDL”)

In April 2020, the Company received $370,900 from the U.S. Small Business Administration (SBA) under the captioned program. The loan has a term of 30 years and an interest rate of 3.75% per annum, without the requirement for payment in the first 12 months. The Company may prepay the loan without penalty at will.

In May 2021, the Company received an additional $499,900 from the SBA under the same terms.

As of September 30, 2025 and March 31, 2025, the Company recorded accrued interest of $nil for the EIDL loan.

Interest expense on the above loan was $8,231 and $17,889 for the three and six months ended September 30, 2025, respectively, and $8,231 and $16,372 for the three and six months ended September 30, 2024, respectively.

F-66

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

8. DERIVATIVE LIABILITIES

The Company analyzed the compound features of variable conversion and redemption embedded in the preferred shares instrument, for potential derivative accounting treatment on the basis of ASC 820 (Fair Value in Financial Instruments), ASC 815 (Accounting for Derivative Instruments and Hedging Activities), Emerging Issues Task Force (“EITF”) Issue No. 00–19 and EITF 07–05, and determined that the embedded derivatives should be bundled and valued as a single, compound embedded derivative, bifurcated from the underlying equity instrument, treated as a derivative liability, and measured at fair value. A roll-forward of activity is presented below for the six months ended September 30, 2025 and 2024:

	Fiscal Year 2026	Fiscal Year 2025
	$	$
Derivative liabilities, beginning of period - March 31	1,478,717	1,435,668
New issuance [Note 9]	-	649,533
Change in fair value of derivatives during period – September 30	6,155	533,126
Reduction due to preferred shares converted [Note 9]	(102,769)	(969,150)
Derivative liabilities, end of period	1,382,103	1,649,177

The lattice methodology was used to value the derivative components of Series A Preferred Stock, using the following assumptions during the six months ended September 30, 2025, and 2024:

	September 30, 2025	September 30, 2024
Dividend yield (%)	12	12
Risk-free rate for term (%)	3.8 – 4.3	4.1 - 5.1
Volatility (%)	143.3 – 194.2	91.2 - 132.5
Remaining terms (Years)	0.25 – 0.46	0.67 - 1.59
Stock price ($ per share)	0.26 – 0.58	0.24 - 1.14

The Monte Carlo simulation methodology was used to value the derivative components of Series B Preferred Stock, using the following assumptions during the six months ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Dividend yield (%)	12	12
Risk-free rate for term (%)	3.7 – 4.4	3.7 - 5.1
Volatility (%)	121.7 – 185.8	126.4 - 182.2
Remaining terms (Years)	0.22 – 1.55	0.97 - 2
Stock price ($ per share)	0.29 – 0.69	0.24 - 1.34

In addition, the Company recorded derivative liabilities related to the conversion and redemption features of the convertible notes, as well as warrants that were issued in connection with the convertible notes (Note 5). Any noteholder and placement agent warrants that were issued after the finalization of exercise price was accounted for as equity. A roll-forward of activity is presented below for the six months ended September 30, 2025 and 2024:

	Fiscal Year 2026	Fiscal Year 2025
	$	$

Balance beginning of period – March 31	424,200	991,866
Conversion to common shares	-	(490,972)
Change in fair value of derivative liabilities	27,816	(32,515)
Convertible note redemption	(8,433)	(8,320)
Balance end of period – September 30	443,583	460,059

F-67

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

The Monte-Carlo methodology was used to value the convertible note and warrant derivative components during the six months ended September 30, 2025 and 2024, using the following assumptions:

	September 30, 2025	September 30, 2024
Risk-free rate for term (%)	0.1 - 4.4	4.1 - 5.2
Volatility (%)	134 - 197.7	91.2 - 352.4
Remaining terms (Years)	0.22 - 1.55	0.25 - 0.5
Stock price ($ per share)	0.29 - 0.69	0.24 -1.45

9. STOCKHOLDERS’ DEFICIENCY

(a) Authorized and Issued Stock

As at September 30, 2025, the Company is authorized to issue 125,000,000 (March 31, 2025 – 125,000,000) shares of common stock ($0.001 and $0.001 par value), and 10,000,000 (March 31, 2025 – 10,000,000) shares of preferred stock ($0.001 and $0.001 par value), 20,000 of which (March 31, 2025 – 20,000) are designated shares of Series A preferred stock ($0.001 and $0.001 par value) and 600 (March 31, 2025 – 600) are designated shares of Series B preferred stock ($0.001 and $0.001 par value).

At September 30, 2025, common shares and shares directly exchangeable into equivalent common shares that were issued and outstanding totaled 26,767,370 (March 31, 2025 – 26,241,967) shares; these were comprised of 26,791,608 (March 31, 2025 – 26,081,295) shares of common stock and 160,672 (March 31, 2025 – 160,672) exchangeable shares. At September 30, 2025, there were 201 shares of Series A Preferred Stock issued and outstanding (March 31, 2025 – 201), and 360 shares of Series B Preferred Stock issued and outstanding (March 31, 2025 – 385). There is also one share of the Special Voting Preferred Stock issued and outstanding held by one holder of record, which is the Trustee in accordance with the terms of the Trust Agreement and outstanding as at September 30, 2025 and March 31, 2025.

(b) Series A Preferred Stock

The number of Series A Preferred Stock issued and outstanding as of September 30, 2025 and 2024 was 201 and 201, respectively.

The Series A Preferred Stock is junior to the Company’s existing undesignated preferred stock, and unless otherwise set forth in the applicable certificate of designations, shall be junior to any future issuance of preferred stock. The purchase price for the Series A Preferred Stock to date has been $100 per share. Except as otherwise expressly required by law, the Series A Preferred Stock does not have voting rights and does not have any liquidation rights.

Preferred Stock Dividends

Dividends shall be paid at the rate of 12% per annum of the amount of the Series A Preferred stockholder’s .purchase price. Dividends shall be paid quarterly unless the holder and the Company mutually agree to accrue and defer any such dividend.

F-68

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

Conversion

The Series A Preferred Stock is convertible into shares of common stock commencing 24 months after the issuance date of the Series A Preferred Stock; on a monthly basis, up to 5% of the aggregate amount of the purchase price can be converted (subject to adjustment for changes in the holder’s ownership of the underlying Series A Preferred Stock) subsequent to that issuance anniversary. The conversion price is equal to the greater of $0.001 or a 15% discount to the volume-weighted average price (“VWAP”) of the Company’s common stock five trading days immediately prior to the conversion date (the “Conversion Rate). Additionally, subject to certain provisions, the holder may exchange its Series A Preferred Stock into any common stock financing being conducted by the Company at a 15% discount to the pricing of that financing.

Other Adjustments and Rights

● The Conversion Rate (and shares issuable upon conversion of the Series A Preferred Stock) will be appropriately adjusted to reflect stock splits, stock dividends business combinations and similar recapitalization.

● The holders shall be entitled to a proportionate share of certain qualifying distributions on the same basis as if they were holders of the Company’s common stock on an as converted basis.

Company Redemption

The Company may redeem all or part of the outstanding Series A Preferred Stock after one year from the date of issuance by paying an amount equal to the aggregate purchase price paid, adjusted for any reduction in Series A Preferred Stock holdings, multiplied by 110% plus accrued dividends.

(c) Series B Preferred Stock and Mezzanine Equity

On September 19, 2023, the Company entered into a securities purchase agreement with an institutional investor for the issuance and sale of 220 shares of the Company’s newly designated Series B Convertible Preferred Stock, at a purchase price of $9,091 per share, and after accounted for other issuance related costs, the net proceeds received was of $1,900,000.

During the three months ended March 31, 2024 a further 110 Series B preferred shares were issued for net proceeds of $925,000. During the year ended March 31, 2025, the Company issued a further 220 Series B preferred shares for net proceeds of $1,732,532.

During the three and six months ended September 30, 2025, no Series B preferred shares were issued and no related proceeds were received. During the three and six months ended September 30, 2024, 55 and 220 Series B preferred shares were issued for net proceeds of $420,000 and $1,732,532, respectively.

Pursuant to the initial purchase agreement, on September 19, 2023, the Company filed a certificate of designations of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”) with the Nevada Secretary of State designating 600 shares of the Company’s shares of Preferred Stock as Series B Convertible Preferred Stock and setting forth the voting and other powers, preferences and relative, participating, optional or other rights of the Series B Preferred Stock. Each share of Series B Preferred Stock has a stated value of $10,000 per share.

The Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the holders of the majority of the outstanding shares of Series B Preferred Stock consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B Preferred Stock.

F-69

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

Holders of Series B Preferred Stock will be entitled to receive cumulative dividends, in shares of common stock or cash on the stated value at an annual rate of 8% (which will increase to 15% if a Triggering Event (as defined in the Certificate of Designations) occurs. Dividends will be payable upon conversion of the Series B Preferred Stock, upon any redemption, or upon any required payment upon any Bankruptcy Triggering Event (as defined in the Series B Certificate of Designations).

Holders of Series B Preferred Stock will be entitled to convert shares of Series B Preferred Stock into a number of shares of common stock determined by dividing the stated value (plus any accrued but unpaid dividends and other amounts due) by the conversion price. The initial conversion price is $3.50, subject to adjustment in the event the Company sells common stock at a price lower than the then-effective conversion price. Holders may not convert the Series B Preferred Stock to common stock to the extent such conversion would cause such holder’s beneficial ownership of common stock to exceed 4.99% of the outstanding common stock. In addition, the Company will not issue shares of common stock upon conversion of the Series B Preferred Stock in an amount exceeding 19.9% of the outstanding common stock as of the initial issuance date unless the Company receives shareholder approval for such issuances.

Holders may elect to convert shares of Series B Preferred Stock to common stock at an alternate conversion price equal to 80% (or 70% if the Company’s common stock is suspended from trading on or delisted from a principal trading market or if the Company has effected a reverse split of the common stock) of the lowest daily volume weighed average price of the common stock during the Alternate Conversion Measuring Period (as defined in the Series B Certificate of Designations). In the event the Company receives a conversion notice that elects an alternate conversion price, the Company may, at its option, elect to satisfy its obligation under such conversion with payment in cash in an amount equal to 110% of the conversion amount.

At any time after the earlier of a holder’s receipt of a Triggering Event notice and such holder becoming aware of a Triggering Event and ending on the 20th trading day after the later of (x) the date such Triggering Event is cured and (y) such holder’s receipt of a Triggering Event notice, such holder may require the Company to redeem such holder’s shares of Series B Preferred Stock.

Upon any Bankruptcy Triggering Event (as defined in the Series B Certificate of Designations), the Company will be required to immediately redeem all of the outstanding shares of Series B Preferred Stock.

The Company will have the right at any time to redeem all or any portion of the Series B Preferred Stock then outstanding at a price equal to 110% of the stated value plus any accrued but unpaid dividends and other amounts due.

Holders of the Series B Preferred Stock will have the right to vote on an as-converted basis with the common stock, subject to the beneficial ownership limitation set forth in the Certificate of Designations.

On April 1, 2024, the Company filed an Amended Series B Certificate of Designations of Series B Convertible Preferred Stock (the “Amended Certificate of Designations”) with the Nevada Secretary of State. The Amended Series B Certificate of Designations removes the provision in the original certificate of designations for the Series B Convertible Preferred Stock filed on September 19, 2023 that provided the holders of the Series B Preferred Stock with the right to vote on an as converted basis with the Company’s common stock, subject to the beneficial ownership limitation set forth in the Certificate of Designations. The Amended Certificate of Designations provides that except as required by law, the Series B Preferred Stock is nonvoting. All other powers, preferences and relative, participating, optional or other rights of the Series B Preferred Stock remain unchanged.

F-70

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

The Series B Preferred Stock was accounted for as Mezzanine Equity in accordance with ASC 480 - Distinguishing Liabilities from Equity and the embedded conversion and redemption features was separated from the host instrument and recognized as derivative liabilities with change in fair value at each reporting period end recognized in the consolidated interim statement of operations and comprehensive loss. (Note 8).

During the three months ended December 31, 2023, 40 Series B preferred shares and dividends accrued thereon were converted into 612,062 common shares. As a result of the conversion, the Company reduced the book value of mezzanine equity by $228,727 and reduced its accrued dividends liability by $16,789. The Company also reduced the fair value of derivative liabilities by $119,359 in relation to related to the shares converted. The Company recognized corresponding credits to common share par value and paid in capital.

During the three months ended March 31, 2024, 25 Series B preferred shares and dividends accrued thereon were converted into 320,321 to be issued common shares. As a result of the conversion, the Company reduced the book value of mezzanine equity by $142,908. The Company also reduced the fair value of derivative liabilities related to the shares converted by $ 75,523. The Company recognized corresponding credits to be issued common share par value and paid in capital.

During the year ended March 31, 2025, 100 Series B preferred shares and dividends accrued thereon were converted into 3,650,361common shares. As a result of the conversion, the Company reduced the book value of mezzanine equity by $571,629. The Company also reduced the fair value of derivative liabilities related to the shares converted by $351,214 related to the shares converted during the year ended March 31, 2025. The Company recognized corresponding credits to be issued common shares.

During the three months ended June 30, 2025, the Company issued 486,474 common shares to complete the settlement of a Series B preferred share conversion that was initiated and recognized during the year ended March 31, 2025. These issuances were made in accordance with the terms of the original conversion and did not result from a new conversion notice. No Series B preferred share conversions occurred during the three months ended June 30, 2025.

During the three months ended September 30, 2025, 25 Series B preferred shares and dividends accrued thereon were converted into 223,839 common shares. As a result of the conversion, the Company reduced the book value of mezzanine equity by $143,351 The Company also reduced the fair value of derivative liabilities related to the shares converted by $102,769 related to the shares converted during the year ended September 30, 2025. The Company recognized corresponding credits to be issued common shares.

A roll-forward of activity is presented below for the six months ended September 30, 2025:

	Fiscal Year 2026	Fiscal Year 2025
	$	$
Balance beginning of period – March 31	2,000,290	1,488,920
Net proceeds received pursuant to the issuance of preferred shares	-	1,732,532
Recognition of derivative liabilities (Note 8)	-	(649,533)
Redemption in cash	(200,000)
Conversion into common shares	(50,000)	(285,814)
Balance end of period – September 30	1,750,290	2,286,105

F-71

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

(d) Share issuances

Share issuances during the six months ended September 30, 2025

During the three months ended September 30, 2025, the Company issued 223,839 common shares to Series B preferred shareholders, as a result of a Series B preferred share conversion that was initiated and recognized during the three months ended September 30, 2025.

During the three months ended June 30, 2025, the Company issued 486,474 common shares to Series B preferred shareholders, in relation to the settlement of a Series B preferred share conversion that was initiated and recognized during the year ended March 31, 2025.

Share issuances during the six months ended September 30, 2024

During the three months ended September 30, 2024, the Company issued 287,802 common shares to Series C Convertible Note holders, in relation to shares to be issued obligation as of June 30, 2024, for Series C Convertible Note conversions.

During the three and six months ended September 30, 2024, the Company issued nil and 320,321 common shares to Series B preferred shareholders, respectively, in relation to shares to be issued obligation as of March 2024 for Series B preferred share conversions. During the three and six months ended September 30, 2024, the Company issued another 1,091,063 and 1,436,267 common shares to Series B preferred shareholders for an additional request to convert 25 and 50 Series B preferred shares, respectively (Note 9(c)).

During the three and six months ended September 30, 2024, convertible notes with a face value of $45,000 and $1,432,700, respectively, were converted into 121,043 and 1,753,554 common shares, respectively. As of September 30, 2024, 121,043 shares are recognized as an obligation for shares to be issued relating to the conversion. The fair value of common shares issued during the three and six months ended September 30, 2024, is $74,618 and $2,283,216, respectively, and is determined based on market price upon conversion. Total value of debt settled is of $68,167 and $2,145,929, respectively, which consisted of the face value of notes converted, accrued interest of $7,810 and $222,257, respectively, and relevant derivative liability of $15,357 and $490,972, respectively. The Company recognized a loss upon conversion of $6,451 and $137,287, respectively, representing the difference between the value of debt settled and fair value of shares issued and to be issued. (Note 5).

During the six months ended September 30, 2024, $6,104,444 of Series A Preferred Stock (face value) and $1,071,542 relevant accrued dividend were converted into 8,952,170 common shares. The conversion was accounted as an extinguishment and the difference between the total carrying value of the preferred shares converted, derivative liabilities derecognized and unpaid dividend at the time of conversion ($7,984,463), and the fair value of the common shares issued ($11,039,142) was $3,054,679 and was recognized as deemed dividend expense.

The Company issued 1,000,413 common shares in settlement of $741,316 in amount due to a shareholder which was part of the accounts payable. The Company recognized a loss upon debt extinguishment of $249,093, which was the difference between the accounts payable settled and the fair value of common shares issued. The loss was included as part of the other income (expense) in the Condensed Consolidated Statement of Operations and Comprehensive Loss.

The Company issued 97,811 common shares for net proceeds of $125,227 pursuant to a registration statement filed on May 15, 2024.

In addition, during the six months ended September 30, 2024, the Company issued 70,000 common shares for services received with a fair value of $53,480 which was recognized as a general and administrative expense with a corresponding credit to additional paid-in capital.

F-72

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

(e) Shares to be issued

Activity during the six months ended September 30, 2025

None.

Activity during the six months ended September 30, 2024

During the three months ended September 30, 2024, the Company issued 287,802 common shares to Series C Convertible Note holders, in relation to shares to be issued obligation as of September 30, 2024, for Series C Convertible Note conversions.

During the six months ended September 30, 2024, the Company issued 320,321 common shares to Series B preferred shareholders in relation to shares to be issued obligation as of March 31, 2024, for Series B preferred share conversions.

During the three and six months ended September 30, 2024, convertible notes with a face value of $45,000 and $1,432,700, respectively, were converted into 121,043 and 1,753,554 common shares, respectively. As of September 30, 2024, 121,043 shares are recognized as an obligation for shares to be issued relating to the conversion.

During the three and six months ended September 30, 2024, the Company recorded the obligation for 40,000 and 50,000 shares to be issued with a fair value of $20,000 and $27,640 which was recognized as general and administrative expenses.

(f) Warrant issuances, exercises and other activity

Warrant exercises and issuances during the six months ended September 30, 2025

None.

Warrant exercises and issuances during the six months ended September 30, 2024

None.

Warrant activity during the six months ended September 30, 2025 is indicated below:

	Broker Warrants	Consultant and Noteholder Warrants	Warrants Issued on Convertible Notes	Total
As at March 31, 2025	808,927	1,438,994	868,098	3,116,019
As at September 30, 2025	808,927	1,438,994	868,098	3,116,019

Exercise Price	$0.5 to $22.5	$0.43 to $14.40	$4.18
Expiration Date	August 2026 to October 2033	March 2029 to Dec 2032	October 2027

(g) Stock-based compensation

2016 Equity Incentive Plan

On February 2, 2016, the Board of Directors of the Company approved the Company’s 2016 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. The Plan seeks to achieve this purpose by providing for awards in the form of options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units and other stock-based awards.

F-73

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

The Plan shall continue in effect until its termination by the board of directors or committee formed by the board; provided, however, that all awards shall be granted, if at all, on or before the day immediately preceding the tenth (10th) anniversary of the effective date. The maximum number of shares of stock that may be issued under the Plan is 1,241,422 shares; provided that the maximum number of shares of stock that may be issued under the Plan will increases on January 1 of each year for not more than 10 years from the effective date, so the number of shares that may be issued is an amount no greater than 20% of the Company’s outstanding shares of stock and shares of stock underlying any outstanding exchangeable shares as of such January 1; provided further that no such increase shall be effective if it would violate any applicable law or stock exchange rule or regulation, or result in adverse tax consequences to the Company or any participant that would not otherwise result but for the increase.

During the three and six months ended September 30, 2025, the Company granted nil stock options and during the three and six months ended September 30, 2024, 250,000 and 291,559 stock options, respectively. The Company recorded stock-based compensation of $6,001 and $11,936, respectively, during the three and six months ended September 30, 2025 and $56,885 and $115,863, respectively, during the three months ended September 30, 2024, under selling, general and administrative expenses with corresponding credit to additional paid in capital.

As of September 30, 2025 Number of Options outstanding were 3,067,830 with the weighted average exercise price of $1.14.

The fair value of each option granted is estimated at the time of grant using multi-nominal lattice model using the following assumptions, for each of the respective six month periods ended September 30:

	September 30, 2025	September 30, 2024
Exercise price ($)	0.43 – 0.43	1.2
Risk free interest rate (%)	4.24 – 4.33	4.13
Expected term (Years)	1.46 – 5.00	5.5-6.5
Expected volatility (%)	113.9% - 142.2%	107.7%-109.8%
Expected dividend yield (%)	0	0
Fair value of option ($)	1.097 – 1.360	0.689-0.733
Expected forfeiture (attrition) rate (%)	0	0

2023 Equity Incentive Plan and the Employee Stock Purchase Plans

On March 31, 2023, the Company adopted the 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan authorizes grants of equity-based and incentive cash awards to eligible participants designated by the 2023 Plan’s administrator. The 2023 Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”). An aggregate of 5,000,000 shares of the Company’s common stock (the “Common Stock”), plus the number of shares available for issuance under the Company’s 2016 Equity Incentive Plan that had not been made subject to outstanding awards, were reserved for issuance under the 2023 Plan. Unless earlier terminated by the Board, the 2023 Plan will remain in effect until all common stock reserved for issuance has been issued, provided, however, that all awards shall be granted, if at all, on or before the day immediately preceding the tenth (10th) anniversary of the effective date of the 2023 Plan.

F-74

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

The Company also adopted the Employee Stock Purchase Plan (the “ESPP”). The ESPP allows eligible employees of the Company and the Company’s designated subsidiaries the ability to purchase shares of the Company’s common stock at a discount, subject to various limitations. Under the ESPP, employees will be granted the right to purchase Common Stock at a discount during a series of successive offerings, the duration and timing of which will be determined by the ESPP administrator (the “Administrator”). In no event can any single offering period be longer than 27 months. The purchase price for each offering will be established by the Administrator. With respect to an offering under Section 423 of the Internal Revenue Code of 1986 (“Section 423 Offering”), in no case may such purchase price be less than the lesser of (i) an amount equal to 85% of the fair market value on the commencement date, or (ii) an amount not less than 85% of the fair market value the on the purchase date. In the event of financial hardship, an employee may withdraw from the ESPP by providing a request at least 20 business days before the end of the offering period. Otherwise, the employee will be deemed to have exercised the purchase right in full as of such exercise date. Upon exercise, the employee will purchase the number of whole shares that the participant’s accumulated payroll deductions will buy at the purchase price. If an employee wants to decrease the rate of contribution, the employee must make a request at least 20 business days before the end of an offering period (or such earlier date as determined by the Administrator). An employee may not transfer any rights under the ESPP other than by will or the laws of descent and distribution. During a participant’s lifetime, purchase rights under the ESPP shall be exercisable only by the participant.

10. OPERATING LEASE RIGHT-OF-USE ASSETS AND LEASE OBLIGATIONS

The Company has one operating lease primarily for office and administration.

During December 2021, the Company entered into a new lease agreement. The Company paid $85,000 deposit that would be returned at the end of the lease. In December 2022, the Company started a new lease with an additional suite in the same premise as the existing lease.

When measuring the lease obligations, the Company discounted lease payments using its incremental borrowing rate. The weighted-average-rate applied is 11.4%.

	Fiscal Year 2026	Fiscal Year 2025
Right of Use Asset	$	$
Beginning balance at March 31	812,053	1,221,593
Amortization	(225,373)	(198,275)
Ending balance at September 30	586,680	1,023,318

	2026	2025
Lease Liability	$	$
Beginning balance at March 31	929,116	1,386,486
Repayment and interest accretion, net	(255,103)	(219,283)
Ending balance at September 30	674,013	1,167,203

	September 30, 2025	March 31, 2025
Lease Liability	$	$
Current portion of operating lease liability	571,706	531,286
Noncurrent portion of operating lease liability	102,307	397,830

F-75

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

The operating lease expense was $310,059 for the six months ended September 30, 2025 (2024: $292,787) and included in the selling, general and administrative expenses. Operating cash flows from operating leases amounted to $299,396 and $218,448 during the six months ended September 30, 2025 and September 30, 2024, respectively.

The following table represents the contractual undiscounted cash flows for lease obligations as at September 30, 2025:

Calendar year	$
2025	600,288
2026	565,359
2027	-
Total undiscounted lease liability	1,165,647
Less imputed interest	491,634
Total	674,013

11. COMMITMENTS AND CONTINGENCIES

There are no claims against the Company that were assessed as significant, which were outstanding as at September 30, 2025 or March 31, 2025 and, consequently, no provision for such has been recognized in the condensed consolidated interim financial statements.

12. PROPERTY AND EQUIPMENT

During the year-ended March 31, 2022, the Company purchased leasehold improvements of $12,928 (useful life: 5 years) as well as furniture & fixtures of $16,839 (useful life: 5 years). There were no purchases of property and equipment during the six months ended September 30, 2025, and September 30, 2024. The Company recognized depreciation expense for these assets of $2,977 and $2,977, respectively, during the six months ended September 30, 2025, and 2024.

Cost	Office equipment	Leasehold improvement	Total
	$	$	$
Balance at March 31, 2025	16,839	12,928	29,767
Balance at September 30, 2025	16,839	12,928	29,767

Accumulated depreciation	Office equipment	Leasehold improvement	Total
	$	$	$
Balance at March 31, 2025	11,409	8,759	20,168
Depreciation for the period	1,684	1,293	2,977
Disposals	-	-	-
Balance at September 30, 2025	13,093	10,052	23,145

Net book value
Balance at March 31, 2025	5,430	4,169	9,599
Balance at September 30, 2025	3,746	2,876	6,622

F-76

BIOTRICITY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSFOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (unaudited) (Expressed in US Dollars)

13. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events during the period from October 1 to November 14, 2025, the date the condensed consolidated interim financial statements were issued, pursuant to the requirements of ASC 855, and has determined the following material subsequent events:

●	Pursuant to notice received by the Company on September 5, 2025 to convert Series B Convertible Preferred Stock with an aggregate stated value of $250,000 together with aggregate accrued dividends of $57,890, and the Company’s election to make a concurrent repayment $200,000 of these amounts in order to reduce the amount to be converted, as well as a concurrent net issuance of 223,839 shares, the Company received an additional notice to issue 86,191 shares at a conversion price of $0.34 per share, which were issued in October 2025.

●	Pursuant to the Conversion Notice received by the Company on November 4, 2025, the holder converted 25 Series B Preferred Shares, representing an aggregate stated value of approximately $250,000, plus approximately $64,055 of accrued and unpaid dividends, into 919,912 shares of the Company’s common stock at a conversion price of $0.428 per share.

F-77

FISCAL YEAR ENDED MARCH 31, 2025

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Results of Operations

Biotricity incurred a net loss attributed to common stockholders of $11,942,000 (loss per share of $0.555) during the year ended March 31, 2025 as compared to $14,928,960 (loss per share of $1.66) during the year ended March 31, 2024. From the Company’s inception in 2009 through March 31, 2025, the Company has generated an accumulated deficit of $139,441,785. We devoted, and expect to continue to devote, significant resources in the areas of sales and marketing and research and development costs. We also expect to incur additional operating losses, as we build the infrastructure required to support higher sales volume.

Comparison of the Fiscal Years and the Three Months Periods Ended March 31, 2025 and 2024

The following table sets forth our results of operations for the fiscal years ended March 31, 2025 and 2024.

	For the years ended March 31,
	2025	2024	Period to Period Change

Revenue	13,790,294	12,063,345	1,726,949
Cost of Revenue	3,225,803	3,707,064	(481,261)
Gross profit	10,564,491	8,356,281	2,208,210
	76.6%	69.3%	7.3%
Operating expenses:
Selling, general and administrative expenses	10,857,797	14,612,724	(3,754,927)
Research and development expenses	2,155,660	2,571,826	(416,166)
Total operating expenses	13,013,457	17,184,550	(4,171,093)
Loss from operations	(2,448,966)	(8,828,269)	6,379,302
Interest expense	(3,262,038)	(3,018,803)	(243,235)
Accretion expense including day one derivative loss	(1,939,816)	(2,172,920)	233,104
Change in fair value of derivative liabilities	(553,856)	9,777	(563,633)
Gain/(Loss) upon convertible promissory note conversion and redemption	(137,934)	18,539	(156,473)
Other (expense) income	(78,569)	(102,607)	24,038
Net loss before income taxes	(8,421,179)	(14,094,283)	5,673,104

Income taxes	—	—	—
Net loss before dividends	(8,421,179)	(14,094,283)	5,673,104

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The following table sets forth our results of operations for the three months ended March 31, 2025 and 2024.

	For the 3 months ended March 31,
	2025	2024	Period to Period Change

Revenue	3,702,597	3,178,311	524,286
Cost of Revenue	724,416	905,998	(181,582)
Gross profit	2,978,181	2,272,313	705,868
	80.4%	71.5%	8.9%
Operating expenses:
Selling, general and administrative expenses	3,261,080	4,608,374	(1,347,294)
Research and development expenses	572,567	708,275	(135,708)
Total operating expenses	3,833,647	5,316,649	(1,483,002)
Loss from operations	(855,466)	(3,044,336)	2,188,870
Interest expense	(891,752)	(814,943)	(76,809)
Accretion expense including day one derivative loss	(164,072)	(596,575)	432,503
Change in fair value of derivative liabilities	(85,576)	253,791	(339,367)
Gain/(Loss) upon convertible promissory note conversion and redemption	11,724	3,259	8,465
Other (expense) income	49,405	16,334	33,071
Net loss before income taxes	(1,935,737)	(4,182,470)	2,246,733

Income taxes	—	—	—
Net loss before dividends	(1,935,737)	(4,182,470)	2,246,733

Revenue and cost of revenue

Through the efforts of our sales force to increase our geographic footprint, we have launched sales in 31 U.S. states by March 31, 2025. The Company earned combined device sales and technology fee income totaling $13.8 million during the year ended March 31, 2025, a 14.3% increase over the $12.1 million earned in the preceding fiscal year. During three months ended March 31, 2025, the Company earned total sales of $3.7 million, a 16.5 % increase over the $3.2 million sales earned in the corresponding quarter in prior year.

Our gross profit percentage was 76.6% during the year ended March 31, 2025 as compared to 69.3% during the comparable prior year period. The increase in average margins was a result of increase of technology sales as a percentage of total sales, since these enjoy a higher margin than device sales. Gross margin on technology sales was 79.8 % for the year ended March 31, 2025, which improved significantly from the prior year technology sales gross margin of 75%, as a result of the Company’s continuous efforts to improve efficiency in delivering those services. We expect the gross margin related to technology fees to continue improving going forward as we achieve greater economy of scale, including the cost of monitoring. Given the improved gross margin on technology fees and an evolving revenue mix where technology fees are expected to comprise an increasing proportion of revenue, we anticipate continued improvement in overall blended gross margin over time.

Gross profit percentage on technology fees was 82.7% during three months ended March 31, 2025 as compared to 77.3% in the corresponding quarter in the prior year. This was mainly a result of increased study revenue from an increased number of studies performed at a lower cost of revenue due to economy of scale and continued efforts to reduce the cost per study.

Operating Expenses

Total operating expenses for the fiscal year ended March 31, 2025 were $13.0 million compared to $17.2 million for the fiscal year ended March 31, 2024. Total operating expenses for the three months ended March 31, 2025 were $3.8 million as compared $5.3 million for the three months ended March 31, 2024. See further explanations below

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Selling, General and administrative expenses

 Our selling, general and administrative expenses for the fiscal year ended March 31, 2025 decreased to $10.8 million, compared to approximately $14.6 million for the fiscal year ended March 31, 2024 and decreased to $3.2 million for the three months ended March 31, 2025 compared to and $4.6 million during the three months ended March 31, 2024. Our total selling, general and administrative expenses decreased by $3.8 million for the fiscal year ended March 31, 2025, which was primarily due increased monitoring of spending efficiency over sales commissions and fixed general and administrative expenses.

Research and development expenses

 During the fiscal year and three months ended March 31, 2025 we recorded research and development expenses of $2.2 million and $ 0.57 million, respectively, compared to $2.6 million and $0.7 million incurred in the fiscal year and three months ended March 31, 2024. The research and development activity related to both existing and new products. The decrease in research and development activity was a result of the timing of activities associated with the development of new technologies for our ecosystem and product enhancements.

Interest Expense

During the fiscal year ended March 31, 2025 and March 31, 2024, we incurred interest expenses of $3.3 million and $3 million, respectively. During three months ended March 31, 2025 and March 31, 2024, we incurred interest expenses of $0.9 million and $0.8 million, respectively. The increase in interest expense corresponded to an increase in borrowings and market increases in interest rates period over period.

Accretion and amortization expenses

During the fiscal year ended March 31, 2025 and March 31, 2024, we incurred accretion expense of $1.9 million and $2.2 million, respectively. The decrease from the prior year period mainly due to fully amortization of Convertible Notes Series C. The amortization during the current year related primarily to the amortization of debt discount related to the Company’s term loan, merchant loans and series C convertible notes. During the three months ended March 31, 2025 and March 31, 2024, we incurred accretion expenses of $0.16 million and 0.6 million. The expense for the quarters decrease due to full amortization of Convertible Notes Series C.

Change in fair value of derivative liabilities

During the year ended March 31, 2025 and March 31, 2024, the Company recognized $(554) thousand and $10 thousand, respectively, related to the change in fair value of derivative liabilities. During the three months ended March 31, 2025 and March 31, 2024, the Company recognized $(127) thousand and $254 thousand, respectively, related to the change in fair value of derivative liabilities.

Loss upon convertible promissory notes conversion

During the year ended March 31, 2025, we recorded a loss of $(138) thousand, compared to a gain of $19 thousand during the year ended March 31, 2024, related to the redemption of our convertible promissory notes. During the three months ended March 31, 2025 and 2024, we recorded a gain of $8 thousand and $3 thousand, respectively, related to the redemption of our convertible promissory notes.

Other (expense) income

During the years ended March 31, 2025, and March 31, 2024 we recognized $79 thousand and $103 in net other expense. The change in net other (expense) income is mainly a result of loss upon debt extinguishments and the financing component of revenue recognized as interest (note 3). During the three months ended March 31, 2025, and March 31, 2024, we recognized $49 thousand and $16 thousand, respectively, in net other income.

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EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization expenses (EBITDA) and Adjusted EBITDA, which are presented below, are non-generally accepted accounting principles (non-GAAP) measures that we believe are useful to management, investors and other users of our financial information in evaluating operating profitability. EBITDA is calculated by adding back interest, taxes, depreciation and amortization expenses to net income.

Adjusted EBITDA is calculated by excluding from EBITDA the effect of the following non-operational items: equity in earnings and losses of unconsolidated businesses and other income and expense, net, as well as the effect of special items that related to one-time, non-recurring expenditures. We believe that this measure is useful to management, investors and other users of our financial information in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Further, the exclusion of non-operational items and special items enables comparability to prior period performance and trend analysis. See notes in the table below for additional information regarding special items. Adjusted EBITDA for the three months ended March 31, 2025 was positive $438,260 compared to negative $2,561,573 in the corresponding period of the prior fiscal year.

It is management’s intent to provide non-GAAP financial information to enhance the understanding of Biotricity’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. We believe that providing these non-GAAP measures in addition to the GAAP measures allows management, investors and other users of our financial information to more fully and accurately assess business performance. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be directly comparable to that of other companies.

EBITDA and Adjusted EBITDA
	Year ended March 31, 2025	Year ended March 31, 2024 (3)	3 months ended March 31, 2025	3 months ended March 31, 2024
	$	$	$	$
Net loss attributable to common stockholders	(11,942,000)	(14,928,960)	(2,022,133)	(4,400,104)
Add:
Provision for income taxes	-	-	-	-
Interest expense	3,262,038	3,018,803	891,752	814,943
Accretion and amortization expenses	1,945,769	2,178,873	165,560	598,063
Preferred stock dividends	3,520,821	834,677	86,396	217,634
EBITDA	(3,213,372)	(8,896,607)	(878,425)	(2,769,464)

Add (Less)
Share based compensation (1)	1,420,121	1,025,930	1,247,319	481,275
Other (income)/loss (2)	78,569	102,607	(49,405)	(16,334)
Gain (loss) upon convertible promissory notes conversion and redemption (2)	141267	(18,539)	(8,391)	(3,259)
Fair value change on derivative liabilities (2)	595,442	(9,777)	127,162	(253,791)
Adjusted EBITDA	(977,973)	(7,796,386)	438,260	(2,561,573)

Weighted average number of common shares outstanding	21,524,884	8,991,766	21,524,884	9,441,667

Adjusted Loss per Share, Basic and Diluted	(0.045)	(0.867)	0.017	(0.271)

(1) Share based compensation is a non-cash item

(2) These items relate to financing transactions and therefore do not reflect the Company’s core operating activities

(3) Certain amounts presented in the prior year period have been reclassified to conform to current period presentation.

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Net Loss

As a result of the foregoing, the net loss attributable to common stockholders for the fiscal year ended March 31, 2025 was $11.2 million compared to a net loss of $14.9 million during the fiscal year ended March 31, 2024.

Translation Adjustment

Translation adjustment for the fiscal year ended March 31, 2025 was a gain of $113 thousand compared to a gain of $185 thousand for the fiscal year ended March 31, 2024. Translation adjustment was a gain of $142 thousand for the three months ended March 31, 2025, compared to a gain of $284 thousand for the three months ended March 31, 2024. This translation adjustment represents gains and losses that result from the translation of currency in the financial statements from our functional currency of Canadian dollars to the reporting currency in U.S. dollars over the course of the reporting period.

Capital Resources and Liquidity

Management has previously noted the existence of substantial doubt about our ability to continue as a going concern. Additionally, our independent registered public accounting firm included an explanatory paragraph in the report on our financial statements as of and for the years ended March 31, 2025 and 2024, respectively, noting the existence of substantial doubt about our ability to continue as a going concern. Our existing cash deposits may not be sufficient to fund our operating expenses through at least twelve months from the date of this filing. To continue to fund operations, we will need to secure additional funding through public or private equity or debt financings, through collaborations or partnerships with other companies or other sources. We may not be able to raise additional capital on terms acceptable to us, or at all. Any failure to raise capital when needed could compromise our ability to execute our business plan. If we are unable to raise additional funds, or if our anticipated operating results are not achieved, we believe planned expenditure may need to be reduced in order to extend the time period that existing resources can fund our operations. If we are unable to obtain the necessary capital, it may have a material adverse effect on our operations and the development of our technology, or we may have to cease operations altogether.

The development and commercialization of our product offerings are subject to numerous uncertainties, and we could use our cash resources sooner than we expect. Additionally, the process of developing our products is costly, and the timing of progress can be subject to uncertainty; our ability to successfully transition to profitability may be dependent upon achieving further regulatory approvals and achieving a level of product sales adequate to support our cost structure. Though we are optimistic with respect to our revenue growth trajectory and our cost control initiatives, we cannot be certain that we will ever be profitable or generate positive cash flow from operating activities.

The Company is in commercialization mode, while continuing to pursue the development of its next generation COM product as well as new products that are being developed.

We generally require cash to:

●	purchase devices that will be placed in the field for pilot projects and to produce revenue,

●	launch sales initiatives,

●	fund our operations and working capital requirements,

●	develop and execute our product development and market introduction plans,

●	fund research and development efforts, and

●	pay any expense obligations as they come due.

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The Company is in the early stages of commercializing its products. It is concurrently in development mode, operating a research and development program in order to develop an ecosystem of medical technologies, and, where required or deemed advisable, obtain regulatory approvals for, and commercialize other proposed products. The Company launched its first commercial sales program as part of a limited market release, during the year ended March 31, 2019, using an experienced professional in-house sales team. A full market release ensued during the year ended March 31, 2020. Management anticipates the Company will continue on its revenue growth trajectory and improve its liquidity through continued business development and after additional equity and debt capitalization of the Company. The Company has incurred recurring losses from operations, and as at March 31, 2025, has an accumulated deficit of $140 million (2024: $128 million), the Company has a working capital deficit of $18 million (2024: $18 million).

On August 30, 2021 the Company completed an underwritten public offering of its common stock that concurrently facilitated its listing on the Nasdaq Capital Market. On August 1, 2024, the Company received a notice from Nasdaq stating that Nasdaq has determined to delist the Company’s shares of common stock on The Nasdaq Capital Market, effective at the open of business on August 5, 2024. Nasdaq reached its decision pursuant to Nasdaq Listing Rule 5550(b)(2) because the Company no longer complied with the minimum $35 million market value of listed securities. Following the suspension of trading on The Nasdaq Capital Market, the Company’s shares of common stock were again listed on the OTCQB under the symbol “BTCY.”

During the fiscal year ended March 31, 2023, the Company raised short-term loans and promissory notes, net of repayments of $1,476,121 from various lenders, and also raised convertible notes, net of redemptions of $2,355,318 from various lenders. During the fiscal year ended March 31, 2024, the Company raised short-term loans and promissory notes, net of repayments of $853,030 and convertible notes, net of redemptions of $2,962,386 from various lenders. The Company sold 36,897 common shares through use of its registration statement, for gross proceeds of $123,347, raising a net amount of $119,285 after paying a 3% placement fee and other issuance expenses. Additionally, on September 19, 2023, the Company entered into a security purchase agreement with an institutional investor for the issuance and sale of 220 shares of the Company’s newly designated Series B Convertible Preferred Stock, at a purchase price of $9,091 per share of Series B Preferred Stock (Note 9), or gross proceeds of $2,000,000. Net proceeds after issuance costs were $1,900,000. During the three months ending March 31, 2024, 110 Series B preferred shares were issued for net proceeds of $925,000.

During the three months and year ended March 31, 2025, convertible notes with a face value of $nil and $1,487,700 and accrued interest of $nil and $237,230, were converted into nil and 2,173,089 common shares, respectively. As of March 31, 2025, 581,599 shares are recognized as an obligation for shares to be issued relating to the conversions. The fair value of common shares issued during the three months and year ended March 31, 2025 is $nil and $2,431,178, respectively, and is determined based on market price upon conversion. Total value of debt settled is in the amount of $nil and $ 2,234,232, respectively, which consisted of the face value of notes converted, accrued interest of $nil and $237,230, respectively, and relevant derivative liability of $nil and $509,303, respectively. The Company recognized a loss upon conversion of $nil and $196,945, respectively, representing the difference between the value of debt settled and fair value of shares issued and to be issued.

During the three months and the year ended March 31, 2025, convertible notes with a face value of $25,000 and $150,000 and accrued interest of $5,021 and $34,864, were redeemed for a cash payment of $30,021 and $184,864. The Company recorded a gain on redemption of $8,391 and $50,692 related to the conversion, representing the difference between the value of the debt settled and the cash payment value.

During the year ended March 31, 2025, the Company issued $1,985,000 in unsecured convertible promissory notes to private investors; $100,000 of the notes mature on their six-month anniversary of issuance and bear interest of 20%; $710,000 of the notes mature on their twenty four-month anniversary of issuance and bear interest of 10%; and $1,175,000 of the notes mature on their eighteen-month anniversary of issuance and bear not interest; all of the notes have conversion features that require the mutual consent of the investor and the Company. Since the conversion is not in control of the holder of the note, the Company did not recognize a derivative liability in connection with the conversion option of the Other Convertible Notes.

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In November 2024, the Company completed an additional transaction with its term lender to receive an additional $635 thousand in term loan proceeds, and interest relief through the capitalization of approximately $1.5 million in interest amounts due on its existing term loan. As part of this arrangement, the Company issued 600,000, 7-year share warrants to the term lender with a strike price of $0.50 per share and agreed to increase the term loan exit fee to $1.425 million at the end of its 5-year term. Concurrently, the Company received waiver and forbearance relief on certain term loan covenants and their respective defaults.

During period subsequent to December 31, 2024, the Company also raised additional funding from private investors in the amount of $337 thousand in the form of promissory notes and convertible promissory notes.

Adjusted EBITDA, which management uses as a measure for tracking free cashflow levels, improved to $443 thousand for the quarter ended March 31, 2025, a reduction of approximately $3 million in negative Adjusted EBITDA from the comparative period of the prior fiscal year, which is a 117% improvement.

On March 31, 2025, we had cash deposits in the aggregate of approximately $0.4 million.

The Company has developed and continues to pursue sources of funding that management believes will be sufficient to support the Company’s operating plan and alleviate any substantial doubt as to its ability to meet its obligations for at least a period of one year from the date of these Condensed Consolidated Financial Statements.

As we proceed with the commercialization of the Biocore and Biocare products and continue their development, we expect to continue to devote significant resources on capital expenditures, as well as research and development costs and operations, marketing and sales expenditures.

Based on the above facts and assumptions, we believe our existing cash, along with anticipated near-term financings, will be sufficient to continue to meet our needs for the next twelve months from the filing date of this report. However, we will need to seek additional debt or equity capital to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, developing or acquiring new lines of business and enhancing our operating infrastructure. The terms of our future financing may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or other third parties. There can be no assurance we will be able to raise this additional capital on acceptable terms, or at all. If we are unable to obtain additional funding on a timely basis, we may be required to modify our operating plan and otherwise curtail or slow the pace of development and commercialization of our proposed product lines.

The following is a summary of cash flows for each of the periods set forth below.

	For the Years Ended
	March 31,
	2025	2024
Net cash used in operating activities	$(2,380,177)	$(6,693,912)
Net cash used in investing activities	—	—
Net cash provided by financing activities	1,929,259	6,741,685
Net (decrease) increase in cash	$(450,918)	$47,773

Net Cash Used in Operating Activities

During the fiscal year ended March 31, 2025, we used cash in operating activities in the amount of $2.4 million compared to $6.7 million for the fiscal year ended March 31, 2024. For each of the fiscal years ended March 31, 2025 and March 31, 2024, the cash in operating activities was primarily due to selling expenses as well as research, product development, business development, marketing and general operations. The decrease in cash used reflects management’s concerted effort to contain costs while increasing revenues, on the path of achieving break-even.

Net Cash Used in Investing Activities

Net cash used in investing activities was Nil in the fiscal years ended March 31, 2025 and March 31, 2024.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $1.9 million for the fiscal year ended March 31, 2025 compared to $6.7 million for the fiscal year ended March 31, 2024.

For the fiscal year ended March 31, 2025, the cash provided by financing activities was primarily from proceeds in the issuance of Series B preferred stock, in the amount of $1.73 million. And Capitalization of interest of term loan of $0.5 million.

For the fiscal year ended March 31, 2024, the cash provided by financing activities was primarily from proceeds in connection with the issuance of convertible notes and loans, net of repayments, in the amount of $3.8 million and the issuance of Series B convertible preferred stock, in the amount of $2.8 million.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

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September 30, 2025

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

 Cautionary Note Regarding Forward-Looking Statements

 Except for historical information contained herein, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Important assumptions and other factors that could cause actual results to differ materially from those in the forward-looking statements, include but are not limited to: (a) any fluctuations in sales and operating results; (b) risks associated with international operations; (c) regulatory, competitive and contractual risks; (d) development risks; (e) the ability to achieve strategic initiatives, including but not limited to the ability to achieve sales growth across the business segments through a combination of enhanced sales force, new products, and customer service; (f) competition in the Company’s existing and potential future product lines of business; (g) the Company’s ability to obtain financing on acceptable terms if and when needed; (h) uncertainty as to the Company’s future profitability; (i) uncertainty as to the future profitability of acquired businesses or product lines; and (j) uncertainty as to any future expansion of the Company. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements and the failure of such assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except as may be required under applicable law. Past results are no guaranty of future performance. Any such forward-looking statements speak only as of the dates they are made. When used in this Report, the words “believes,” “anticipates,” “expects,” “estimates,” “plans,” “intends,” “will” and similar expressions are intended to identify forward-looking statements.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements and footnotes thereto included in this Quarterly Report on Form 10-Q (the “Financial Statements”).

Results of Operations

The following table sets forth our results of operations for the six months ended September 30, 2025, and 2024.

	For the six months ended September 30,
	2025	2024	Period to Period Change
Revenue	$7,759,788	$6,468,589	$1,291,199
Cost of revenue	1,461,490	1,646,247	(184,757)
Gross profit	6,298,298	4,822,342	1,475,956
Gross Margin	81.2%	74.6%	6.6%

Operating expenses:
Selling, general and administrative	4,443,573	5,214,983	(771,410)
Research and development	1,298,961	1,031,877	267,084
Total operating expenses	5,742,534	6,246,860	(504,326)
Profit (Loss) from operations	555,764	(1,424,518)	1,980,282

Interest expense	(1,710,673)	(1,520,748)	(189,925)
Accretion and amortization expenses	(355,713)	(1,484,616)	1,128,903
Change in fair value of derivative liabilities	(33,971)	(500,619)	466,648
Gain (loss) upon convertible promissory note conversion and redemption	8,433	(132,301)	140,734
Other income	173,270	(193,486)	366,756
Net loss before income taxes	(1,362,890)	(5,256,288)	3,893,398
Income taxes	—	—	—
Net loss before dividends	$(1,362,890)	$(5,256,288)	$3,893,398

This is the second consecutive quarter that Company has reported positive profit from operations, before deducting various costs of capital such as interest and dividends.

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Net loss before dividends for the six months ended September 30, 2025, demonstrate year-over-year revenue growth and improvements in key operating metrics. Specifically, our recurring technology fees, device sales, and gross margins all demonstrated positive growth while maintaining cost control through management’s efforts to ensure cost reduction and expense management in order to make progress on its plan to achieve positive cash flow and profitability.

Revenue and cost of revenue

The Company earned combined device sales and technology fee income of $7.8 million during the six months ended September 30, 2025 – 20% growth in revenue over the $6.5 million earned in the prior year comparable quarter.

Technology fee revenue increased to $6.9 million during the six months ended September 30, 2025, which is a 13.2% increase over the corresponding six-month period of the prior year. The majority of this revenue is recurring, and its growth can be attributed to strong customer retention that is supported by the quality of customer and cardiologist-friendly support services that emphasize accuracy of diagnostics and ease-of-use. Device sales comprised 11.3% of our total revenue, or $877 thousand for the six-month period ended September 30, 2025. Gross profit percentage was 81.2% for the six months ended September 30, 2025, compared to 74.6% in the corresponding prior year quarter. This increase in gross margin is a result of improved margins on technology fee revenue as well as significantly improved margin on device sales. Given consistent gross margin on technology fees of approximately 81.8%, and efficiencies gained in using AI in data processing as well as an evolving revenue mix where we expect technology fees to comprise an increasing proportion of revenue, we anticipate continued improvement in overall blended gross margin over time. Technology fees comprised 88.7% of total revenue for the six-month period ended September 30, 2025.

Operating Expenses

Total operating expenses for the six months ended September 30, 2025, were $5.7 million as compared to $6.2 million for the six months ended September 30, 2024. See further explanations below.

Selling, General and administrative expenses

Our selling, general and administrative expenses for the six months ended September 30, 2025 was $4.4 million, compared to approximately $5.2 million during the six months ended September 30, 2024 – a 15% reduction. The reduction was a result of increased monitoring of spending efficiency over our fixed general and administrative expenses in the current period.

Research and development expenses

 For the six months ended September 30, 2025 we recorded research and development expenses of $1.3 million, compared to $1 million for the six months ended September 30, 2024. The research and development activity related to both existing and new products. The increase in research and development activity was a result of the timing of activities associated with the development of new technologies for our ecosystem and product enhancements.

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Interest Expense

For the six months ended September 30, 2025 and 2024, we incurred interest expenses of $1.7 million and $1.5 million, respectively. The increase in interest expense during the current period was the result of an increase in borrowings when compared to the prior year period.

Accretion and amortization expenses

For the six months ended September 30, 2025 and 2024, we incurred accretion expenses of $0.36 million and $1.5 million, respectively. The expense for the quarter decreased due to full amortization of Convertible Notes Series C.

Change in fair value of derivative liabilities

For the six months ended September 30, 2025 and 2024, we recognized a loss of $34 thousand versus a loss of $501 thousand, respectively, related to the change in fair value of derivative liabilities. The fair value changes were largely attributed to the underlying change in our mezzanine equity, convertible notes and equity fair value.

Loss upon convertible promissory notes conversion

During the six months ended September 30, 2025 and 2024, we recorded a gain of $8 thousand versus a loss of $132 thousand, respectively, related to the redemption and conversion of our convertible promissory notes. The change of gain or loss upon conversion upon convertible notes conversion was largely the result of increased volumes of conversions in the current period as compared to comparable period in the prior year.

Other income (expense)

During the six months ended September 30, 2025, we recognized $173 thousand in net other income, which consisted of processing fees and late payment charges. During the six months ended September 30, 2024, we recognized $193 thousand in net other expense attributed to financing component provisions contained in our revenue contracts.

The following table sets forth our results of operations for the three months ended September 30, 2025, and 2024.

	For the three months ended September 30,
	2025	2024	Period to Period Change
Revenue	$3,885,795	$3,266,846	$618,949
Cost of revenue	704,297	807,672	(103,375)
Gross profit	3,181,498	2,459,174	722,324
Gross Margin	81.9%	75.3%	6.6%

Operating expenses:
Selling, general and administrative	2,304,881	2,248,864	56,017
Research and development	602,798	517,982	84,816
Total operating expenses	2,907,679	2,766,846	140,833
Loss from operations	273,819	(307,672)	581,491

Interest expense	(860,419)	(752,075)	(108,344)
Accretion and amortization expenses	(202,141)	(339,888)	137,747
Change in fair value of derivative liabilities	(8,771)	(193,757)	184,986
Gain (loss) upon convertible promissory note conversion and redemption	—	(4,690)	4,690
Other income	106,599	36,314	70,285
Net loss before income taxes	(690,913)	(1,561,768)	870,855
Income taxes	—	—	—
Net loss before dividends	$(690,913)	$(1,561,768)	$870,855

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Net loss before dividends for the three months ended September 30, 2025, demonstrate year-over-year revenue growth and improvements in key operating metrics. Specifically, our recurring technology fees, device sales, and gross margins all demonstrated positive growth while maintaining cost control through management’s efforts to ensure cost reduction and expense management in order to make progress on its plan to achieve positive cash flow and profitability.

Revenue and cost of revenue

The Company earned combined device sales and technology fee income of $3.9 million during the three months ended September 30, 2025 – 19% growth in revenue over the $3.3 million earned in the prior year comparable quarter.

Technology fee revenue increased to $3.5 million during the three months ended September 30, 2025, which is a 14.6% increase over the corresponding three-month period of the prior year. The majority of this revenue is recurring, and its growth can be attributed to strong customer retention that is supported by the quality of customer and cardiologist-friendly support services that emphasize accuracy of diagnostics and ease-of-use. Device sales comprised 9.6% of our total revenue, or $877 thousand for the three-month period ended September 30, 2025. Gross profit percentage was 81.9% for the three months ended September 30, 2025, compared to 75.3% in the corresponding prior year quarter. This increase in gross margin is a result of improved margins on technology fee revenue as well as significantly improved margin on device sales. Given strong gross margin on technology fees of approximately 82.3%, and efficiencies gained in using AI in data processing as well as an evolving revenue mix where we expect technology fees to comprise an increasing proportion of revenue, we anticipate continued improvement in overall blended gross margin over time. Technology fees comprised 90.4% of total revenue for the three-month period ended September 30, 2025.

 Operating Expenses

Total operating expenses for the three months ended September 30, 2025, were $2.9 million compared to $2.8 million for the three months ended September 30, 2024. See further explanations below.

Selling, General and administrative expenses

Our selling, general and administrative expenses for the three months ended September 30, 2025, was $2.3 million, compared to approximately $2.2 million during the three months ended September 30, 2024 – a 2.5% increment. The increase was mainly driven by the increase in sales commissions due to higher revenue.

Research and development expenses

For the three months ended September 30, 2025, we recorded research and development expenses of $0.6 million, compared to $0.5 million for the three months ended September 30, 2024. The research and development activity related to both existing and new products. The increase in research and development activity was a result of the timing of activities associated with the development of new technologies for our ecosystem and product enhancements.

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Interest Expense

For the three months ended September 30, 2025, and 2024, we incurred interest expenses of $0.86 and $0.8 million, respectively. The increase in interest expense during the current period was the result of an increase in borrowings compared to the prior year period.

Accretion and amortization expenses

For the three months ended September 30, 2025, and 2024, we incurred accretion expenses of $0.2 million and $0.3 million, respectively. The decrease in the current quarter is due to a comparatively lower number of convertible notes outstanding.

Change in fair value of derivative liabilities

For the three months ended September 30, 2025, and 2024, we recognized a loss of $9 thousand versus a loss of $194 thousand, respectively, related to the change in fair value of derivative liabilities. The fair value changes were largely attributed to the underlying change in our mezzanine equity, convertible notes and equity fair value.

Loss upon convertible promissory notes conversion

During the three months ended September 30, 2025, and 2024, we recorded a gain of $Nil versus a loss of $5 thousand, respectively, related to the redemption and conversion of our convertible promissory notes.

Other income (expense)

During the three months ended September 30, 2025, we recognized $107 thousand in net other income/expense, which consisted of loss on debt extinguishment, income from late payment charges, as well as income attributed to the financing component provisions contained in our revenue contracts. During the three months ended September 30, 2024, we recognized $36 thousand in net other expense attributed to non-operating costs from note modifications, transaction expense on the Series B preferred share issuance, and the financing component provisions contained in our revenue contracts.

EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization expenses (EBITDA) and Adjusted EBITDA, which are presented below, are non-generally accepted accounting principles (non-GAAP) measures that we believe are useful to management, investors and other users of our financial information in evaluating operating profitability. EBITDA is calculated by adding back interest, taxes, depreciation and amortization expenses to net income.

The Company has reported positive EBITDA for the second consecutive quarter. The Company reported EBITDA of $0.7 million for the six months ended September 30, 2025, compared to negative $2.3 million in the corresponding period of the prior year.

Adjusted EBITDA is calculated by excluding from EBITDA the effect of the following non-operational items: equity in earnings and losses of unconsolidated businesses and other income and expense, net, as well as the effect of special items that related to one-time, non-recurring expenditures. We believe that this measure is useful to management, investors and other users of our financial information in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Further, the exclusion of non-operational items and special items enables comparability to prior period performance and trend analysis. See notes in the table below for additional information regarding special items.

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We provide non-GAAP financial information to enhance the understanding of Biotricity’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. We believe that providing these non-GAAP measures in addition to the GAAP measures allows management, investors and other users of our financial information to more fully and accurately assess business performance. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be directly comparable to that of other companies.

Management considers the EBITDA and adjusted EBITDA measures for the six month period ended September 30, 2025, which improved by 131.4% and 144%, respectively, when compared to the corresponding prior year period, to be indicators of the Company’s progress towards breakeven profitability as well as improvement towards operating cash-flow break-even.

EBITDA and Adjusted EBITDA

	Three months ended September 30, 2025	Three months ended September 30, 2024	Six months ended September 30, 2025	Six months ended September 30, 2024
	$	$	$	$
Net loss attributable to common stockholders	(772,323)	(1,653,029)	(1,526,616)	(8,601,321)
Add:
Provision for income taxes	—	—	—	—
Interest expense	860,419	752,075	1,710,673	1,520,748
Accretion and amortization expenses	202,141	339,888	355,713	1,484,616
Depreciation	1,488	1,488	2,977	2,977
Preferred stock dividends (2)	81,410	91,261	163,726	3,345,033
EBITDA	373,135	(468,317)	706,473	(2,247,947)

Add (Less)
Share based compensation (1)	11,936	56,885	11,936	115,863
Other (income)/loss (3)	(106,599)	(36,314)	(173,270)	193,486
(Gain) loss upon convertible promissory notes conversion and redemption (3)	-	4,690	(8,433)	132,301
Fair value change on derivative liabilities (3)	8,771	193,757	33,971	500,619
Adjusted EBITDA	287,243	(249,299)	570,677	(1,305,678)

Weighted average number of common shares outstanding	26,767,370	22,493,626	26,767,370	18,354,277

Adjusted Loss per Share, Basic and Diluted	0.014	(0.011)	0.021	(0.071)

(1) Share based compensation is a non-cash item therefore is removed from our adjusted EBITDA analysis

(2) Preferred stock dividend payment is at Company’s discretion and therefore is removed from our EBITDA analysis

(3) These items relate to financing transactions and therefore do not reflect the Company’s core operating activities

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Translation Adjustment

Translation adjustment was a gain of $9 thousand versus a loss of $129 thousand for the three months ended September 30, 2025 and 2024, respectively. This translation adjustment represents gains and losses that result from the translation of currency in the financial statements from our functional currency of Canadian dollars to the reporting currency in U.S. dollars over the course of the reporting period.

Liquidity and Capital Resources

Management has noted the existence of substantial doubt about our ability to continue as a going concern. Additionally, our independent registered public accounting firm included an explanatory paragraph in the report on our financial statements as of and for the years ended March 31, 2025 and 2024, noting the existence of substantial doubt about our ability to continue as a going concern. Our existing cash deposits may not be sufficient to fund our operating expenses through at least twelve months from the date of this filing. To continue to fund operations, we will need to secure additional funding through public or private equity or debt financings, through collaborations or partnerships with other companies or other sources. We may not be able to raise additional capital on terms acceptable to us, or at all. Any failure to raise capital when needed could compromise our ability to execute our business plan. If we are unable to raise additional funds, or if our anticipated operating results are not achieved, we may need to reduce expenditures to extend the time period that existing resources can fund our operations. If we are unable to obtain the necessary capital, it may have a material adverse effect on our operations and the development of our technology, or we may have to cease operations altogether.

The development and commercialization of our product offerings are subject to numerous uncertainties, and we could use our cash resources sooner than we expect. Additionally, the process of developing our products is costly, and the timing of progress can be subject to uncertainty; our ability to successfully transition to profitability may be dependent upon achieving further regulatory approvals and achieving a level of product sales adequate to support our cost structure. Though we are optimistic with respect to our revenue growth trajectory and our cost control initiatives, we cannot be certain that we will ever be profitable or generate positive cash flow from operating activities.

The Company is in commercialization mode, while continuing to pursue the development of its next generation COM product as well as new products.

We generally require cash to:

●	purchase devices that will be placed in the field for pilot projects and to produce revenue,

●	launch sales initiatives,

●	fund our operations and working capital requirements,

●	develop and execute our product development and market introduction plans,

●	fund research and development efforts, and

●	pay any expense obligations as they come due.

The Company is in the early stages of commercializing its products. It is concurrently in development mode, operating a research and development program in order to develop an ecosystem of medical technologies, and, where required or deemed advisable, obtain regulatory approvals for, and commercialize other proposed products. The Company launched its first commercial sales program as part of a limited market release, during the year ended March 31, 2019, using an experienced professional in-house sales team. A full market release ensued during the year ended March 31, 2020. Management anticipates the Company will continue on its revenue growth trajectory and improve its liquidity through continued business development and after additional equity and debt capitalization of the Company. The Company has incurred recurring losses from operations, and as at March 31, 2025, has an accumulated deficit of $139 million (2024: $128 million), the Company has a working capital deficit of $16 million (2024: $18 million).

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On August 30, 2021 the Company completed an underwritten public offering of its common stock that concurrently facilitated its listing on the Nasdaq Capital Market. On August 1, 2024, the Company received a notice from Nasdaq stating that Nasdaq has determined to delist the Company’s shares of common stock on The Nasdaq Capital Market, effective at the open of business on August 5, 2024. Nasdaq reached its decision pursuant to Nasdaq Listing Rule 5550(b)(2) because the Company no longer complied with the minimum $35 million market value of listed securities. Following the suspension of trading on The Nasdaq Capital Market, the Company’s shares of common stock were again listed on the OTCQB under the symbol “BTCY.”

During the fiscal year ended March 31, 2023, the Company raised short-term loans and promissory notes, net of repayments of $1,476,121 from various lenders, and also raised convertible notes, net of redemptions of $2,355,318 from various lenders. During the fiscal year ended March 31, 2024, the Company raised short-term loans and promissory notes, net of repayments of $853,030 and convertible notes, net of redemptions of $2,962,386 from various lenders. The Company sold 36,897 common shares through use of its registration statement, for gross proceeds of $123,347, raising a net amount of $119,285 after paying a 3% placement fee and other issuance expenses. Additionally, on September 19, 2023, the Company entered into a securities purchase agreement with an institutional investor for the issuance and sale of 220 shares of the Company’s newly designated Series B Convertible Preferred Stock, at a purchase price of $9,091 per share (Note 9), or gross proceeds of $2,000,000. Net proceeds after issuance costs were $1,900,000. During the three months ending March 31, 2024, 110 Series B preferred shares were issued for net proceeds of $925,000.

During the three months and year ended March 31, 2025, convertible notes with a face value of $nil and $1,487,700 and accrued interest of $nil and $237,230, were converted into nil and 2,173,089 common shares, respectively. As of March 31, 2025, 581,599 shares are recognized as an obligation for shares to be issued relating to the conversions. The fair value of common shares issued during the three months and year ended March 31, 2025 is $nil and $2,431,178, respectively, and is determined based on market price upon conversion. Total value of debt settled is $nil and $ 2,234,232, respectively, which consisted of the face value of notes converted, accrued interest of $nil and $237,230, respectively, and relevant derivative liability of $nil and $509,303, respectively. The Company recognized a loss upon conversion of $nil and $196,945, respectively, representing the difference between the value of debt settled and fair value of shares issued and to be issued.

During the three months and the year ended March 31, 2025, convertible notes with a face value of $25,000 and $150,000 and accrued interest of $5,021 and $34,864, were redeemed for a cash payment of $30,021 and $184,864. The Company recorded a gain on redemption of $8,391 and $50,692 related to the conversion, representing the difference between the value of the debt settled and the cash payment value.

During the year ended March 31, 2025, the Company issued $1,985,000 in unsecured convertible promissory notes to private investors; $100,000 of the notes mature on their six-month anniversary of issuance and bear interest of 20%; $710,000 of the notes mature on their twenty four-month anniversary of issuance and bear interest of 10%; and $1,175,000 of the notes mature on their eighteen-month anniversary of issuance and bear not interest; all of the notes have conversion features that require the mutual consent of the investor and the Company. Since the conversion is not in control of the holder of the note, the Company did not recognize a derivative liability in connection with the conversion option of the Other Convertible Notes.

In November 2024, the Company completed an additional transaction with its term lender to receive an additional $635 thousand in term loan proceeds, and interest relief through the capitalization of approximately $1.5 million in interest amounts due on its existing term loan. As part of this arrangement, the Company issued 600,000, 7-year share warrants to the term lender with an exercise price of $0.50 per share and agreed to increase the term loan exit fee to $1.425 million at the end of its 5-year term. Concurrently, the Company received waiver and forbearance relief on certain term loan covenants and their respective defaults.

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During period three months ended March 31, 2025, the Company also raised additional funding from private investors of $337 thousand in the form of promissory notes and convertible promissory notes.

On September 30, 2025, we had cash deposits in the aggregate of approximately $0.3 million.

This is the fifth consecutive three-month period in which the Company has reported positive Free Cash Flow, which is defined as the operating cash flow generated by the Company that is available to pay for dividend and interest obligations. Free Cash Flow is a non-generally accepted accounting principle (“non-GAAP”) measure that represents the cash that the Company generates from its operations after deducting cash used on operating expenses and any capital asset spending. Unlike other accounting measures such as earnings or net income, this measure of profitability excludes non-cash expenses, but includes spending on capital assets and changes in working capital on the Company’s Balance Sheet. This is a key measure that management and investors use to evaluate progress towards Company profitability.

	6 months ended September 30, 2025	6 months ended September 30, 2024
	$	$
Net cash used in operating activities	42,241	(1,891,299)
Add:
Interest expense	1,710,673	1,520,748
Less:
Investment in capital assets	—	—
Free Cash Flows	1,752,914	(370,551)

Weighted average number of common shares outstanding	26,767,370	18,354,277

Free Cash Flow per Share, Basic and Diluted	0.065	(0.020)

The Company has developed and continues to pursue sources of funding that management believes will be sufficient to support the Company’s operating plan and alleviate any substantial doubt as to its ability to meet its obligations at least for a period of one year from the date of these consolidated interim financial statements.

As we proceed with the commercialization of the Biocore and Biocare products and continue their development, we expect to continue to devote significant resources on capital expenditures, as well as research and development costs and operations, marketing and sales expenditures.

Based on the above facts and assumptions, we believe our existing cash, along with anticipated near-term financings, will be sufficient to continue to meet our needs for the next twelve months from the filing date of this report. However, we will need to seek additional debt or equity capital to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, developing or acquiring new lines of business and enhancing our operating infrastructure. The terms of our future financing may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or other third parties. There can be no assurance we will be able to raise this additional capital on acceptable terms, or at all. If we are unable to obtain additional funding on a timely basis, we may be required to modify our operating plan and otherwise curtail or slow the pace of development and commercialization of our proposed product lines.

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The following is a summary of cash flows for each of the periods set forth below.

	For the Six Months Ended
	September 30,
	2025	2024
Net cash generated (used) in operating activities	$42,241	$(1,891,299)
Net cash used in investing activities	—	—
Net cash provided by (used in) financing activities	(72,043)	1,339,279
Net Increase (decrease) in cash	$(29,802)	$(552,020)

Net Cash Generated (Used) in Operating Activities

During the six months ended September 30, 2025, we generated cash in operating activities of $42 thousand. compared to $1.9 million cash used for the corresponding prior year period. The cash in operating activities was primarily due to selling expenses as well as research, product development, business development, marketing and general operations. The decrease in cash used reflects management’s concerted effort to contain costs while increasing revenues.

Net Cash Used in Investing Activities

Net cash used in investing activities was Nil and Nil during the six months ended September 30, 2025 and 2024.

Net Cash Provided by (Used in) Financing Activities

Net cash used in financing activities was $72 thousand compared to net cash provided of $1.3 million during the six months ended September 30, 2025 and 2024, respectively.

For the six months ended September 30, 2025, the net cash used by financing activities was primarily due to the proceeds from convertible promissory notes and short-term loan of $0.7 million, which is offset off by the payment of $0.6 million of term loan and redemption of preferred shares of $0.2 million.

For the six months ended September 30, 2024, the net cash provided by financing activities was primarily due to the issuance of Series B preferred stock of $1.7 million.

Critical Accounting Estimates

Our consolidated interim financial statements are prepared in accordance with GAAP. These accounting principles require us to make estimates and judgments that can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenue and expense during the periods presented. We believe that the estimates and judgments upon which we rely are reasonably based upon information available to us at the time that we make these estimates and judgments. To the extent that there are material differences between these estimates and actual results, our financial results will be affected. The accounting policies that reflect our more significant estimates and judgments and which we believe are the most critical to aid in fully understanding and evaluating our reported financial results are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included in our 2025 Form 10-K/A filed on July 18, 2025.

During the six months ended September 30, 2025, there were no material changes to our critical accounting estimates disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2025 Form 10-K/A filed on July 18, 2025.

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Recent Accounting Pronouncements

Refer to Note 3— Summary of Significant Accounting Policies to our condensed consolidated interim financial statements included elsewhere in this report for a discussion of recently issued accounting pronouncements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

 Our executive officers and directors are as follows:

Name	Age	Position
Waqaas Al-Siddiq	40	President, Chief Executive Officer and Chairman of the Board of Directors
David A. Rosa	60	Director (Independent)
Ron McClurg	67	Director (Independent)
Jainal Bhuiyan*	42	Director (Independent)
John Ayanoglou	59	Chief Financial Officer

*Appointed as a director as of August 15, 2024

Waqaas Al-Siddiq: President, Chief Executive Officer and Chairman of the Board of Directors. Waqaas Al-Siddiq is the founder of iMedical and has been its Chairman and Chief Executive Officer since inception in July 2014. Prior to that, from July 2010 through July 2014, he was the Chief Technology Officer of Sensor Mobility Inc., a Canadian private company engaged in research and development activities within the remote monitoring segment of preventative care and that was acquired by iMedical in August 2014. Mr. Al-Siddiq also provided consulting services with respect to technology strategy during this time. Mr. Al-Siddiq serves as a member of the Board of Directors as he is the founder of iMedical and his current executive position with the Company. We also believe that Mr. Al-Siddiq is qualified due to his experience as an entrepreneur and raising capital.

David Rosa: Director. Mr. Rosa has been a director of the Company since May 3, 2016. In addition, he is a director and Chairman of the board for Neuro Event Labs, a privately held company based in Finland that is developing a diagnostic epilepsy video technology. He currently also serves as the CEO and President of NeuroOne, a medical technology company, having served in various capacities since October 2016. He was the CEO and President of Sunshine Heart, a publicly-held early-stage medical device company, from October 2009 through November 2015. From 2008 to November 2009, Mr. Rosa served as CEO of Milksmart, a company that specializes in medical devices for animals. From 2004 to 2008, Mr. Rosa served as the Vice President of Global Marketing for Cardiac Surgery and Cardiology at St. Jude Medical. He is a member of the Board of Directors of QXMedical, a Montreal-based medical device company, and other privately-held companies. We believe Mr. Rosa is qualified to serve as a director due to his senior leadership experience in the medical device industry, and his expertise in market development, clinical affairs, commercialization and public and private financing. as well as his strong technical, strategic and global operating experience.

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Ronald McClurg: Director. Mr. McClurg is a senior financial executive with over 30 years of experience leading the finance, administrative and IT functions in private and public companies. He has served as Chief Financial Officer of NeuroOne Medical Technologies Corp. (Nasdaq:NMTC) since 2021. . From 2003 to 2019, Mr. McClurg was the Vice President, Finance & Administration and Chief Financial Officer for Incisive Surgical, Inc. Prior to 2002, Mr. McClurg served as Chief Financial Officer of several other publicly-held companies. He serves on the Board of Governors and as Audit Committee Chair of Biomagnetic Sciences, LLC and as Audit Chair of Healthcare Triangle, Inc. (Nasdaq: HTCI). We believe that Mr. McClurg is qualified to serve as a director due to his extensive background in corporate finance.

Jainal Bhuiyan: Director. Mr. Bhuiyan has 18 years healthcare investment banking and capital markets and financial advisory experience. He is currently a Senior Managing Director in investment banking at Paulson Investment Company. Prior to Paulson he was a partner at HRA Capital, a boutique investment bank he co-founded in 2012. He has advised private and public healthcare companies from start-ups to commercially mature enterprises, totaling more than $3B in transactions. He holds FINRA Series 7, Series 63 and Series 79 licenses. We believe that Mr. Bhuiyan is qualified to serve as a director based on his outstanding and unique experience in investment banking in the healthcare sector. Prior to Provident he worked as a Management Analyst with BearingPoint, consulting to the Department of Defense. Mr. Bhuiyan has a Bachelor of Science degree from Cornell University’s Charles H. Dyson School of Applied Economics and Management.

John Ayanoglou: Chief Financial Officer. Mr. Ayanoglou has served as our Chief Financial Officer since 2017 and has served as Chief Financial Officer of four other companies during his career, three of which were publicly-listed. Mr. Ayanoglou currently serves as a director of DX Mortgage Investment Corporation (2019), Green Sky Labs (2020) and Omega Wealthguard (2020). From 2011 to 2017, Mr. Ayanoglou served as Executive Vice President of Build Capital. Prior to this, he served as Chief Financial Officer and Senior Vice President of Equitable Group Inc. (TSX: ETC) and its wholly owned subsidiary, Equitable Bank, Canada’s 9th largest bank during the global banking crisis, from 2008 through 2011. Mr. Ayanoglou also served as CFO, Vice President and Corporate Secretary of Xceed Mortgage Corporation (TSX: XMC), from 2004 to 2008. He launched his career in financial services while providing advisory services to clients at PricewaterhousCoopers LLP and working for Scotiabank and TD Bank. He is a chartered accountant and a member of CPA Canada. He received his ICD.D designation from the Institute of Corporate Directors at the Rotman School of Business.

There are no family relationships among any of our current officers and directors.

Director Independence

Our board of directors is currently composed of three independent directors, Mr. Rosa, Mr. McClurg and Mr. Bhuiyan. There are no relationships that exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between the independent directors’ other business interests and their involvement in BIOTRICITY INC.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The following table set forth certain information as to the compensation paid to the executive officers of the Company and iMedical, its predecessor, for the fiscal years ended March 31, 2025 and March 31, 2024.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option/Warrant Awards(1)		Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Waqaas Al-Siddiq	2025	$480,000	$240,000			$275,596		$12,000	$1,007,596
Chief Executive Officer	2024	$480,000	$240,000			$522,153		$12,000	$1,254,153

John Ayanoglou	2025	$300,000	$250,000			176,023		$12,000	$738,023
Chief Financial Officer	2024	$300,000	$250,000		$			$12,000	$562,000

(1)	For further disclosure, as well as assumptions made in such valuation, see Note 9 to our audited financial statements included in this Annual report on Form 10-K, commencing on page F-1. Amounts shown as Option awards for Waqaas al Siddiq are due to cancellation and reissuance of options. Amounts shown as option awards for Mr. Ayanoglou were granted as warrants, while he was not a member of the Company’s options plans.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the number of outstanding equity awards held by our named executive officers at March 31, 2025:

					Option Awards(1)
Name	Award Type	Grant Date	Number of securities underlying unexercised options or warrants exercisable		Number of securities underlying unexercised options or warrants exercisable	Option or Warrant exercise price ($)	Option or Warrant expiration date
Waqaas Al-Siddiq	Option	7-25-24	250,000	(1)		$1.20	7-25-34
Waqaas Al-Siddiq	Option	2-14-25	900,000	(1,2)		$0.43	2-14-35
John Ayanoglou	Warrant	10-26-17	8,333	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	3-31-18	8,333	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	6-30-18	8,333	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	9-30-18	8,333	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	12-31-18	8,333	(2,3)		$0.43	12-30-28
John Ayanoglou	Warrant	3-31-19	8,333	(2,3)		$0.43	3-30-29
John Ayanoglou	Warrant	6-30-19	8,333	(2,3)		$0.43	6-29-29
John Ayanoglou	Warrant	9-30-19	8,333	(2,3)		$0.43	9-29-29
John Ayanoglou	Warrant	12-31-19	8,333	(2,3)		$0.43	12-30-29
John Ayanoglou	Warrant	3-31-20	8,333	(2,3)		$0.43	3-31-30
John Ayanoglou	Warrant	6-30-20	8,333	(2,3)		$0.43	6-30-30
John Ayanoglou	Warrant	9-30-20	8,333	(2,3)		$0.43	9-30-30
John Ayanoglou	Warrant	1-24-20	8,333	(2,3)		$0.43	1-23-30
John Ayanoglou	Warrant	12-31-20	8,333	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	3-31-21	8,333	(2,3)		$0.43	3-31-31
John Ayanoglou	Warrant	4-30-17	1,250	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	5-31-17	1,250	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	6-30-17	1,250	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	7-31-17	1,250	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	8-31-17	1,250	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	9-30-17	2,917	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	9-30-17	3,333	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	12-5-17	2,301	(2,3)		$0.43	12-31-30
John Ayanoglou	Warrant	6-30-21	8,333	(2,3)		$0.43	6-30-31
John Ayanoglou	Warrant	9-30-21	8,333	(2,3)		$0.43	9-30-31
John Ayanoglou	Warrant	12-31-21	8,333	(2,3)		$0.43	12-31-31
John Ayanoglou	Warrant	3-31-22	6,266	(2,3)		$0.43	3-31-32
John Ayanoglou	Warrant	6-30-22	8,971	(2,3)		$0.43	6-30-32
John Ayanoglou	Warrant	9-30-22	19,714	(2,3)		$0.43	9-30-32
John Ayanoglou	Warrant	12-31-22	36,464	(2,3)		$0.43	12-30-32
John Ayanoglou	Warrant	02-14-25	500,000	(2)		$0.43	02-14-35

(1)	Unless otherwise indicated, vesting of all options is subject to continued service on the applicable vesting date.
(2)	The respective options and warrants, as applicable, vested in full upon the date of grant.
(3)	The shares were repriced from original issuance date price to $0.43 on February 14, 2025.

79

Employment Agreements

Waqaas Al-Siddiq

We entered into an employment agreement with Mr. Al-Siddiq dated as of April 10, 2020. Pursuant to the Employment Agreement, Mr. Al-Siddiq (“Executive”) will continue to serve as the Corporation’s Chief Executive Officer. The term of the Employment Agreement is for 12 months unless it is earlier terminated pursuant to its terms and it shall be automatically renewed for successive one year periods until the Executive or the Company delivers to the other party a written notice of their intent not to renew the employment term at least 30 days prior to the expiration of the then effective employment term. During the term of the Employment Agreement, Executive salary was initially $390,000, subject to any increase approved by the Company’s board. For the years ended March 31, 2024 and 2025, Mr. Al-Sidddiq’s salary was $480,000 and $480,000 per annum. Under the Employment Agreement, the Executive is eligible to earn a cash and/or equity bonus of up to 50% of his then annual salary. In the event that the Executive is terminated without just cause or terminates for good reason (as these terms are defined in the Employment Agreement), the Executive will be entitled to a severance payment equal to 12 months of salary paid on a monthly basis and accrued but unused vacation. Mr. Al-Siddiq is also compensated through each respective period, through the issuance of approved option grants, with details disclosed in Note 9 to our audited financial statements included in this Annual report on Form 10-K, commencing on page F-1.

This summary is qualified in all respects by the actual terms of the employment agreement, which was filed as Exhibit 10.1 to our current report on Form 8-K on April 13, 2020.

John Ayanoglou

In connection with Mr. Ayanoglou’s official appointment as Chief Financial Officer effective as of October 27, 2017, the Company agreed to pay Mr. Ayanoglou an initial base salary of $200,000, subject to approved increases and an approved cash or equity bonus. Mr. Ayanoglou’s base salary for calendar year 2022, 2023, 2024 and 2025 was set at $300,000 and $300,000. In addition, the Company agreed to grant Mr. Ayanoglou warrants to purchase shares of the Company’s common stock, during each year of his tenure, granted in equal quarterly installments starting with the first fiscal quarter of employment. The warrants vest monthly on a pro-rata basis over a period of 12 months, with the same 10-year term and the same employee protections as executive options awarded under the Company’s 2016 and 2023 Equity Incentive Plans. Details disclosed in Note 9 to our audited financial statements included in this Annual report on Form 10-K, commencing on page F-1.

Director Compensation

The following table sets forth a summary of the compensation for our non-employee directors during the fiscal years ended March 31, 2025 and March 31, 2024.

Name	Year	Fees Earned or Paid in Cash		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Ronald McClurg (1)	2025		$16,000		8,801				$24,801
	2024		$16,000	-	16,617	-	-	-	$32,617

David A. Rosa (2)	2025		$60,000		44,006				$104,006
	2024		$60,000		-				$60,000

Jainal Bhuiyan (3)	2025	$			44,006				44,006
	2024	$			-

(1)	Mr. McClurg was appointed to the board on May 2, 2022. In addition to previous grants, on February 14, 2025, Mr. McClurg was awarded a grant of 25,000 options, that vested on grant, and have a 10-year term, and an exercise price of $0.43.

(2)	On February 14, 2025, in addition to previous grants, Mr. Rosa was awarded a grant of 125,000 options, that vested on grant, and have a 10-year term, and an exercise price of $0.43.

(3)	Mr. Bhuiyan was appointed to the board on August 15, 2024. On February 14, 2025, Mr. Bhuiyan was awarded a grant of 125,000 options, that vested on grant, and have a 10-year term, and an exercise price of $0.43.

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BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of July 15, 2025 held by (i) each affiliated person known to us to be the beneficial owner of more than five percent of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of July 15, 2025 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The following table assumes 26,728,441 shares are outstanding as of July 15, 2025, consisting of 26,567,769 shares of common stock and 160,672 Exchangeable Share common stock equivalents. The percentages below assume the exchange by all of the holders of Exchangeable Shares of iMedical for an equal number of shares of our common stock in accordance with the terms of the Exchangeable Shares. Unless otherwise indicated, the address of each beneficial holder of our common stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
Waqaas Al-Siddiq (1)	2,332,056	8.32%
John Ayanoglou (2)	743,161	2.65%
Dave Rosa (2)	234,689	*
Jainal Bhuiyan (2)	150,000	*
Ron McClurg (2)	32,210	*
Sohaira Siddiqui	1,916,910	6.84%
Mohammad Siddiqui	1,898,159	6.77%
Rizwana Siddiqui	1,790,434	6.39%
Rizwan Rahman	1,790,434	6.39%
Mohamed Abdi	1,790,434	6.39%

All directors and executive officers as a group (5 person)	3,492,116	12.46%

* Less than 1%

(1) Includes an option to purchase an aggregate of 1,066,666 of the Company’s shares.

(2) Includes options and warrants that were granted during 2017 to 2025, that are exercisable within 60 days of July 15, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

81

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

BIOTRICITY INC.

Up to 44,117,647 Shares of Common Stock

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$15,000
SEC Filing Fee	$531.36
Printing	$250
Transfer Agent	$2,500
TOTAL	$28,281.36

Item 14. Indemnification of Directors and Officers.

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act. The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

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Item 15. Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to the persons described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering and Rule 506(c) of Regulation D. The recipients both had access, through their relationship with us, to information about us.

On October 31, 2023, the Company issued an unsecured convertible preferred note in the principal amount of $1,000,000 to an investor, which bears interest at a rate of 12% per annum, paid in cash monthly, and matures on the earlier of 18 months or the 18 month anniversary of the last closing date of the offering.

 Beginning March 1, 2023 through May 12, 2023, the Company issued convertible promissory notes, which bear interest at the rate of 15% per year and which mature one year from the final closing of the offering, in the aggregate principal amount of $1,387,700 and accompanying warrants to purchase shares of Common Stock, such number of shares of Common Stock equal to the subscription amount divided by the 5-trading day VWAP (the “Warrant VWAP”) immediately preceding the date of the final closing, which warrants are exercisable after 6 months from the issue date until 4 years from the issue date for cash at a fixed price per share equal to 200% of the Warrant VWAP.

During the year ended March 31, 2023, the Company issued: 761,038 shares of Common Stock for conversion of convertible notes with a fair value of $843,922; 132,202 shares of Common Stock for services provided; 2,240 shares of Common Stock in connection with the exercise of options; 71,792 shares of Common Stock in connection with the exercise of warrants, out of to-be-issued shares from prior year commitment; and 270,270 shares of Common Stock in lieu of convertible note interest.

During the year ended March 31, 2023, 896 shares of Series A Preferred Stock were repurchased by the Company for cash in the amount of $895,556.

During the period from October 1, 2022 to November 15, 2022, the Company issued 238,846 shares of Common Stock in connection with the conversion of convertible notes in the total amount of $207,002.

During the period from October 1, 2022 to November 15, 2022, the Company issued 105,263 shares of Common Stock for services rendered.

During the period from July 1, 2022 to August 12, 2022, the Company received conversion notices to convert $100,000 in convertibles notes into shares of Common Stock. Pursuant to receipt of these conversion notices, the Company issued of 117,647 shares of Common Stock.

During the period from July 1, 2022 to August 12, 2022, the Company issued 71,792 shares of Common Stock to convertible note investors who exercised warrants issued in prior periods.

During the period from July 1, 2022 to August 12, 2022, the Company issued 22,772 shares of Common Stock to consultants for services as compensation for services rendered.

During the year ended March 31, 2022, the Company issued: 4,696,083 shares of Common Stock (net of 19,263 that were part of to be issued shares from prior year commitment), for conversion of convertible notes, with a fair value of $15,678,454; 1,104,725 shares of Common Stock in connection with warrant exercises; 451,688 shares of Common Stock for services provided (net of 250,000 that were part of to be issued shares from prior year commitment); 69,252 shares of Common Stock for cash proceeds of $250,000, which were initially received as a promissory note; and 5,382,331 shares of Common Stock in connection with the equity financing that was concurrent with its listing on the Nasdaq Capital Market, for total net cash proceeds of $14,545,805.

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During the year ended March 31, 2022, the Company also issued an aggregate of 1,423,260 shares of Common Stock to investors as part of the one-for-one exchange of previously issued exchangeable shares into the Company’s Common Stock, which is a non-cash transaction.

During the year ended March 31, 2022, the Company issued an additional 100 shares of Series A Preferred Stock for cash proceeds of $100,000 and 288,756 shares of Common Stock as a result of preferred share conversions.

During the period from July 1, 2021 to August 16, 2021, the Company issued 36,060 shares of Common Stock to brokers who exercised placement agent warrants received as compensation.

Between January 1, 2021 and February 15, 2021, the Company issued 339,500 shares of Common Stock, valued in the aggregate amount of $250,715, as compensation for consultants and advisors in exchange for the provision of marketing and other general and administrative services.

Between January 1, 2021 and February 15, 2021, the Company issued convertible promissory notes in the aggregate principal amount of $4,885,000, which accrue interest at 12% per annum and mature one year from the final closing of the offering.

Item 16. Exhibits

Exhibit No.	Docu
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re: legality
10.4	Subscription Agreement
23.1	Consent of Certified Public Accountants
23.2	Consent of Counsel
107	Filing Fee Table

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of BIOTRICITY INC. as previously file with the SEC June 7, 2024

Exhibit 3(ii)

Bylaws of BIOTRITY INC. as previously file with the SEC ________

Exhibit 5

Opinion of Frank J. Hariton dated ________ regarding the legality of the securities being registered.

Exhibit 10.4

Subscription Agreement ____________

Exhibit 23(i)

Consent of SRCO Professional Corporation, dated July 17, 2025, regarding the use in this Registration Statement of their report of the auditors and financial statements of BIOTRITY INC. for the year ended March 31, 2025.

Exhibit 23(ii)

Consent of counsel, Frank J. Hariton (counsel’s consent is located in the legal opinion filed as Exhibit 5 to this registration statement)

Exhibit 107

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)	reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(c)	include any additional or changed material information on the plan of distribution.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
4.	That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
(a)	(ii) any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
(b)	(iii) the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
(c)	(iv) any other communication that is an offer in the offering made by us to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, December 19, 2025.

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Waqaas Al-Siddiq, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Waqaas Al-Siddiq	Chairman, President and Chief Executive Officer (principal executive officer)	December 19, 2025
Waqaas Al-Siddiq

/s/ John Ayanoglou	Chief Financial Officer (principal financial and accounting officer)	December 19, 2025
John Ayanoglou

/s/ David A. Rosa	Director	December 19, 2025
David A. Rosa

/s/ Chester White	Director	December 19, 2025
Chester White

/s/ Ronald McClurg	Director	December 19, 2025
Ronald McClurg

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